Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of April 10, 2023 (this “Amendment”), to the Credit Agreement, dated as of June 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among KOPPERS HOLDINGS INC., a Pennsylvania corporation (“Holdings”), KOPPERS INC., a Pennsylvania corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), each L/C Issuer from time to time party thereto, PNC BANK, NATIONAL ASSOCIATION, as Revolving Administrative Agent (in such capacity, the “Revolving Administrative Agent”), as Collateral Agent (in such capacity, the “Collateral Agent”) and as Swingline Loan Lender, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Administrative Agent (in such capacity, the “Term Administrative Agent” and, together with the Revolving Administrative Agent and the Collateral Agent, the “Agents”).

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower may establish Incremental Term Commitments by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Incremental Term Lender agreeing to provide such Incremental Term Commitments (each such Incremental Term Lender agreeing to provide Initial Term Loans (as defined below) and any assignees thereof are referred to herein as an “Initial Term Lender”);

WHEREAS, the Borrower has requested a borrowing of Incremental Term Loans in an aggregate principal amount of $400,000,000 (the “Initial Term Loans” and the commitments of the Initial Term Lenders in respect thereof, the “Initial Term Commitments”) which will be a new Class of term loans under the Credit Agreement on the Amendment No. 1 Effective Date (as defined below) and the proceeds of which will be used, together with cash on the Borrower’s balance sheet and proceeds from borrowings under the Revolving Facility, (i) to redeem all of the Borrower’s outstanding Existing Notes (the “Refinancing”) and (ii) to pay any fees and expenses incurred in connection with this Amendment and the Refinancing (the “Amendment No. 1 Transactions”);

WHEREAS, Wells Fargo Securities, LLC, PNC Capital Markets LLC, BofA Securities, Inc., Fifth Third Bank, National Association, Citizens Bank, N.A. and Truist Securities, Inc. will act as joint lead arrangers and bookrunners (collectively, the “Amendment No. 1 Lead Arrangers”), in each case, for this Amendment;

WHEREAS, the Revolving Lenders party hereto have agreed to certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Initial Term Lenders party hereto have agreed to make the Initial Term Loans on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement (as defined below).

Section 2. Amendments. Effective as of the Amendment No. 1 Effective Date, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”) and (ii) the schedules to the Credit Agreement are hereby amended by adding Schedule 2.01(a) attached as Annex A hereto (for the avoidance of doubt, all other schedules to the Credit Agreement will remain in full force and effect in the form attached to the Credit Agreement on the Closing Date). The Revolving Lenders party hereto consent to (i) the changes to the definition of “Required Lenders” set forth in the Amended Credit Agreement, (ii) the addition of the terms “Eligibility Date,” “Eligible Contract Participant,” “Non-Qualifying Party,” “Qualified ECP Loan Party,” “Required Revolving Lenders” and “Required Term Lenders” to the Amended Credit Agreement, (iii) the changes set forth in clauses (iv) and (vii) of Section 9.02(b) of the Amended Credit Agreement, and (iv) the addition of Section 5.21 of the Amended Credit Agreement.

Section 3. Initial Term Commitments.

(a) On the Amendment No. 1 Effective Date, each of the Initial Term Lenders will make Initial Term Loans to the Borrower pursuant to Section 2.01(a) of the Amended Credit Agreement. The Initial Term Loans will constitute a new Class of Term Loans for all purposes under the Amended Credit Agreement.

(b) Each Initial Term Lender (i) confirms that it has received a copy of the Amended Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agents, the Amendment No. 1 Lead Arrangers, any other Initial Term Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Agents to take actions as agents on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(c) Upon (i) the execution of a counterpart of this Amendment by each Initial Term Lender, each Agent, Holdings, the Borrower and the other Guarantors party hereto and (ii) the delivery to the Administrative Agents of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the Initial Term Lenders party to this Amendment shall become a Lender under the Amended Credit Agreement and shall have the respective Initial Term Commitment set forth on Annex A hereto, effective as of the Amendment No. 1 Effective Date.

(d) This Amendment shall constitute (i) an Incremental Facility Amendment and (ii) a notice to the Administrative Agents as required pursuant to Section 2.20 of the Amended Credit Agreement, in each case, with respect to the Initial Term Loans for all purposes under the Amended Credit Agreement.

(e) Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Amendment No. 1 Effective Date, for all purposes of the Loan Documents, (i) the Initial Term Commitments shall constitute “Term Commitments,” (ii) the Initial Term Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Initial Term Lender shall constitute an “Incremental Term Lender,” a “Term Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of an Initial Term Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis.

Section 4. Representations and Warranties.

(a) To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, including the Initial Term Lenders, and the Administrative Agents that, as of the Amendment No. 1 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 1 Effective Date, this Amendment has been duly authorized, executed and delivered by each of the Loan Parties and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to (i) Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on the Amendment No. 1 Effective Date, true and correct in all material respects on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 1 Effective Date or on such earlier date, as the case may be.

(c) At the time of and immediately after giving effect to this Amendment and the Amendment No. 1 Transactions on the Amendment No. 1 Effective Date, no Default or Event of Default has occurred and is continuing or would result therefrom.

(d) On the Amendment No. 1 Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the Amendment No. 1 Transactions, Solvent.

Section 5. Conditions to Effectiveness of Amendment No. 1.

This Amendment and the Initial Term Commitments, including the obligations of the Initial Term Lenders to make Initial Term Loans thereunder on the Amendment No. 1 Effective Date, shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 1 Effective Date”):

(a) The Administrative Agents and the Amendment No. 1 Lead Arrangers (or their counsel) shall have received from (i) the Borrower, (ii) Holdings, (iii) each Guarantor (other than Holdings), (iv) each Initial Term Lender, (v) each Revolving Lender, (vi) the Revolving Administrative Agent, (vii) the Term Administrative Agent and (viii) the Collateral Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agents (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) Immediately before and after giving effect to the Initial Term Commitments and the incurrence by the Borrower of the Initial Term Loans, the representations and warranties set forth in Section 4 shall be true and correct on and as of the Amendment No. 1 Effective Date.

(c) The Administrative Agents and the Lenders party hereto shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date, certifying compliance with clause (b) above.

(d) The Administrative Agents and the Amendment No. 1 Lead Arrangers shall have received written opinions (addressed to the Administrative Agents and the Lenders party hereto) of (i) Winston & Strawn LLP, as special counsel for the Loan Parties, (ii) Gordon Rees Scully Mansukhani, LLP, as Alabama, Kansas and Nevada counsel for the Loan Parties and (iii) K&L Gates LLP, as North Carolina, Pennsylvania and South Carolina counsel for the Loan Parties, in each case, dated as of the Amendment No. 1 Effective Date, in form and substance reasonably satisfactory to the Administrative Agents (and each Loan Party hereby instructs such counsel to deliver such opinions to the Administrative Agents and Lenders party hereto).

(e) The Administrative Agents and the Amendment No. 1 Lead Arrangers shall have received a certificate of each Loan Party, dated as of the Amendment No. 1 Effective Date, including or attaching a copy of (i) each Organizational Document of each Loan Party, as of a recent date by the applicable Governmental Authority (or, in lieu of a copy of any such Organizational Document, a representation that such Organizational Document has not been amended since the Closing Date or, if later, since the date on which such Loan Party became a Loan Party or otherwise most recently delivered its Organizational Documents to the Administrative Agents), (ii) signature and incumbency certificates (if applicable) of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or, in lieu of a copy of any such signature and incumbency certificate, a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agents on the Closing Date or, if later, on the date on which such Loan Party became a Loan Party), (iii) the relevant corporate resolutions (including the resolutions of the Board of Directors) of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 1 Effective Date by a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(f) The Agents and the Amendment No. 1 Lead Arrangers shall have received all fees and other amounts previously agreed in writing by the Amendment No. 1 Lead Arrangers and the Borrower to be due and payable on or prior to the Amendment No. 1 Effective Date, including, to the extent invoiced at least two Business Days prior to the Amendment No. 1 Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel for the Agents) required to be reimbursed or paid by any Loan Party under any Loan Document.

(g) The Administrative Agents and the Amendment No. 1 Lead Arrangers shall have received at least two (2) Business Days prior to the Amendment No. 1 Effective Date an executed Certificate of Beneficial Ownership and all documentation and other information about the Loan Parties that the Administrative Agents and the Amendment No. 1 Lead Arrangers reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and the Beneficial Ownership Regulation, that shall have been reasonably requested by a Lender in writing at least five (5) Business Days prior to the Amendment No. 1 Effective Date.

(h) The Administrative Agents shall have received a certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated by this Amendment are Solvent.

(i) The Term Administrative Agent shall have received a Borrowing Request requesting that the Initial Term Lenders make the Initial Term Loans to the Borrower on the Amendment No. 1 Effective Date.

The Term Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

Section 6. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation Assignment and Assumptions, Borrowing Requests, amendments, modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agents, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agents are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Administrative Agent pursuant to procedures approved by it.

Section 8. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Amended Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 9. Reaffirmation. Holdings, the Borrower and each other Guarantor party hereto (each, a “Reaffirming Party” and collectively, the “Reaffirming Parties”) hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions thereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including the extension of credit to the Borrower in the form of Initial Term Commitments. Each Reaffirming Party hereby (a) affirms and confirms the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (b) affirms and confirms its guarantee of the Secured Obligations pursuant to the Guarantee Agreement, (c) affirms and confirms its prior pledges and grants of Liens on the Collateral to secure the Secured Obligations and other commitments under the Security Documents to which it is a party and (d) agrees that (i) the Guarantee Agreement and each Security Document to which it is a party shall continue to be in full force and effect, after giving effect to this Amendment and (ii) all guarantees, Liens, pledges, grants and other commitments thereunder shall continue to be in full force and effect and shall secure the Secured Obligations (after giving effect to this Amendment including, without limitation, the extension of credit to the Borrower in the form of Initial Term Commitments) and shall accrue to the benefit of the Collateral Agent and the other Secured Parties, including without limitation, the Initial Term Lenders.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KOPPERS HOLDINGS INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: General Counsel and Secretary

KOPPERS INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: General Counsel and Secretary

KOPPERS DELAWARE, INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS VENTURES INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS WORLD-WIDE VENTURES CORPORATION

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

[Signature Page to Amendment No. 1]

KOPPERS PERFORMANCE CHEMICALS INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS RAILROAD STRUCTURES INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS RECOVERY RESOURCES LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS UTILITY SERVICES LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

[Signature Page to Amendment No. 1]

KOPPERS UTILITY AND INDUSTRIAL PRODUCTS INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

COX WOOD PRESERVING COMPANY

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

SUSTAINABLE MANAGEMENT SYSTEMS LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

ATLANTIC POLE - GEORGIA, LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

ATLANTIC POLE - VIRGINIA, LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

[Signature Page to Amendment No. 1]

KOPPERS RECOVERY RESOURCES LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

RUBY’S CORNER, LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

CAROLINA POLE, INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

NORTH - SOUTH WOOD PRESERVING COMPANY, INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

STRUCTURAL WOODS PRESERVING CO.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

COVE CITY WOOD PRESERVING, INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

[Signature Page to Amendment No. 1]

CAROLINA POLE LELAND, INC.

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

LELAND LAND LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

COX WOOD OF ALABAMA, LLC

By:	/s/ Stephanie L. Apostolou
Name: Stephanie L. Apostolou
Title: Secretary

[Signature Page to Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Administrative Agent, a Revolving Lender and an Initial Term Lender

By:	/s/ Kevin Valenta
Name: Kevin Valenta
Title: Director

[Signature Page to Amendment No. 1]

PNC BANK, NATIONAL ASSOCIATION, as Revolving Administrative Agent, Collateral Agent and a Revolving Lender

By:	/s/ Scott Colcombe
Name: Scott Colcombe
Title: SVP

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Brandon Bouchard
Name: Brandon Bouchard
Title: Vice President

[Signature Page to Amendment No. 1]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Tony Pisciotta
Name: Tony Pisciotta
Title: Assistant Vice President

[Signature Page to Amendment No. 1]

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Carl S. Tabacjar, Jr.
Name: Carl S. Tabacjar, Jr.
Title: Senior Vice President

[Signature Page to Amendment No. 1]

TRUIST BANK, as a Revolving Lender

By:	/s/ Alexander Harrison
Name: Alexander Harrison
Title: Vice President

[Signature Page to Amendment No. 1]

NORTHWEST BANK, as a Revolving Lender

By:	C. Forrest Tefft
Name: C. Forrest Tefft
Title: Senior Vice President

[Signature Page to Amendment No. 1]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Revolving Lender

By:	/s/ Brad Johnston
Name: Brad Johnston
Title: Senior Vice President

[Signature Page to Amendment No. 1]

KEYBANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Timothy J. Glass
Name: Timothy J. Glass
Title: Senior Vice President

[Signature Page to Amendment No. 1]

THE HUNTINGTON NATIONAL BANK, as a Revolving Lender

By:	/s/ Greg Ryan
Name: Greg Ryan
Title: Managing Director

[Signature Page to Amendment No. 1]

TRISTATE CAPITAL BANK, as a Revolving Lender

By:	/s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

[Signature Page to Amendment No. 1]

WASHINGTON FINANCIAL BANK, as a Revolving Lender

By:	/s/ Anthony M. Cardone
Name: Anthony M. Cardone
Title: Vice President

[Signature Page to Amendment No. 1]

Annex A

Schedule 2.01(a)

Initial Term Commitments

Initial Term Lenders	Initial Term Commitments
Wells Fargo Bank, National Association	$400,000,000

Total:	$400,000,000

EXHIBIT A

Amended Credit Agreement

[See attached.]

~~EXECUTION VERSION~~EXHIBIT A

Deal CUSIP: 50060QAA2

Revolver CUSIP: 50060QAB0

Term Loan CUSIP: 50060JAE0

CREDIT AGREEMENT

dated as of

June 17, 2022,

as amended by Amendment No. 1, dated as of April 10, 2023

among

KOPPERS HOLDINGS INC.,

as Holdings,

KOPPERS INC.,

as the Borrower,

THE LENDERS AND L/C ISSUERS FROM TIME TO TIME PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Revolving Administrative Agent, Collateral Agent and Swingline Loan Lender

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Term Administrative Agent

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

CITIZENS BANK, N.A.

and

TRUIST SECURITIES, INC.,

as Lead Arrangers and Joint Bookrunners,

NORTHWEST BANK

and

FIRST NATIONAL BANK OF PENNSYLVANIA,

as Co-Documentation Agents

and

PNC CAPITAL MARKETS LLC

and

BOFA SECURITIES, INC.,

as Co-Sustainability Agents

TABLE OF CONTENTS

Article I

DEFINITIONS

Page
SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	~~66~~68
SECTION 1.03	Terms Generally	~~66~~68
SECTION 1.04	Accounting Terms; GAAP	~~67~~69
SECTION 1.05	Currency Translation; Rates	~~67~~69
SECTION 1.06	Timing of Payment of Performance	~~68~~70
SECTION 1.07	Cashless Rollovers	~~68~~70
SECTION 1.08	Certain Calculations and Tests	~~68~~70
SECTION 1.09	Rounding	~~69~~71
SECTION 1.10	Baskets	~~69~~71
SECTION 1.11	Benchmark Replacement Notification	~~70~~72
SECTION 1.12	Exchange Rates; Currency Equivalents	~~70~~72
SECTION 1.13	Letter of Credit Amounts	~~70~~72
SECTION 1.14	Pro Forma Calculations	~~70~~72
SECTION 1.15	Conforming Changes Relating to Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, or Daily Simple RFR	~~72~~74
SECTION 1.16	Additional Alternative Currencies for Loans	~~72~~74
SECTION 1.17	Divisions	~~73~~75
SECTION 1.18	Certifications	~~73~~75

Article II

THE CREDITS

SECTION 2.01	Commitments	~~73~~75
SECTION 2.02	Loans and Borrowings	~~74~~76
SECTION 2.03	Requests for Borrowings	~~74~~76
SECTION 2.04	Letters of Credit	~~75~~77
SECTION 2.05	[Reserved]	~~82~~85
SECTION 2.06	Funding of Borrowings	~~83~~85
SECTION 2.07	Selection of Interest Rate Options	~~84~~87
SECTION 2.08	Termination and Reduction of Commitments	~~85~~87
SECTION 2.09	Repayment of Loans; Evidence of Debt	~~86~~88
SECTION 2.10	Repayment of Loans	~~86~~88
SECTION 2.11	Prepayment of Loans	~~86~~89
SECTION 2.12	Fees	~~91~~93
SECTION 2.13	Interest	~~91~~94
SECTION 2.14	Benchmark Replacement Setting	~~96~~99
SECTION 2.15	Increased Costs	~~97~~100
SECTION 2.16	Break Funding Payments	~~98~~101
SECTION 2.17	Taxes	~~99~~102
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~101~~105
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~103~~106
SECTION 2.20	Incremental Loans and Commitments	~~104~~107
SECTION 2.21	Refinancing Amendments	~~108~~112
SECTION 2.22	Defaulting Lenders	~~109~~112
SECTION 2.23	[Reserved]	~~110~~114
SECTION 2.24	Loan Modification Offers	~~110~~114
SECTION 2.25	ESG Amendment	~~111~~115

-i-

Page

Article III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~112~~116
SECTION 3.02	Authorization; Enforceability	~~112~~116
SECTION 3.03	Governmental Approvals; No Conflicts	~~112~~116
SECTION 3.04	Financial Condition; No Material Adverse Effect	~~113~~116
SECTION 3.05	Properties	~~113~~117
SECTION 3.06	Litigation and Environmental Matters	~~113~~117
SECTION 3.07	Compliance with Laws	~~113~~117
SECTION 3.08	Investment Company Status	~~113~~117
SECTION 3.09	Taxes	~~113~~117
SECTION 3.10	ERISA; Foreign Pension Plans	~~114~~117
SECTION 3.11	Disclosure	~~114~~118
SECTION 3.12	Subsidiaries	~~114~~118
SECTION 3.13	Intellectual Property; Licenses, Etc.	~~114~~118
SECTION 3.14	Solvency	~~114~~118
SECTION 3.15	Federal Reserve Regulations	~~114~~118
SECTION 3.16	Security Interest in Collateral	~~115~~118
SECTION 3.17	PATRIOT Act, Sanctions and Anti-Corruption	~~115~~119
SECTION 3.18	Affected Financial Institution	~~115~~119
SECTION 3.19	Insurance	~~115~~119
SECTION 3.20	Senior Indebtedness Status	~~115~~119
SECTION 3.21	Use of Proceeds	~~116~~119

Article IV

CONDITIONS

SECTION 4.01	Closing Date	~~116~~120
SECTION 4.02	Each Credit Event	~~118~~122

Article V

AFFIRMATIVE COVENANTS

SECTION 5.01	Financial Statements and Other Information	~~118~~122
SECTION 5.02	Notices of Material Events	~~120~~124
SECTION 5.03	Information Regarding Collateral	~~121~~125
SECTION 5.04	Existence; Conduct of Business	~~121~~125
SECTION 5.05	Payment of Taxes, Etc.	~~121~~125
SECTION 5.06	Other Information	~~121~~125
SECTION 5.07	Certificate of Beneficial Ownership and Other Additional Information	~~121~~125
SECTION 5.08	Maintenance of Properties	~~121~~125
SECTION 5.09	Insurance	~~122~~126
SECTION 5.10	Books and Records; Inspection and Audit Rights	~~122~~126
SECTION 5.11	Compliance with Laws	~~123~~126
SECTION 5.12	Use of Proceeds	~~123~~127
SECTION 5.13	Additional Subsidiaries	~~123~~127
SECTION 5.14	Further Assurances	~~123~~127
SECTION 5.15	Ratings	~~124~~128
SECTION 5.16	Lenders Meetings	~~124~~128

-ii-

Page
SECTION 5.17	Certain Post-Closing Obligations	~~124~~128
SECTION 5.18	Designation of Subsidiaries	~~124~~128
SECTION 5.19	Change in Nature of Business	~~124~~128
SECTION 5.20	Accounting Changes	~~124~~128
SECTION 5.21	Keepwell	129

Article VI

NEGATIVE COVENANTS

SECTION 6.01	Indebtedness; Disqualified Equity Interests	~~125~~129
SECTION 6.02	Liens	~~130~~135
SECTION 6.03	Fundamental Changes	~~132~~137
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~134~~139
SECTION 6.05	Asset Sales	~~137~~142
SECTION 6.06	[Reserved]	~~139~~144
SECTION 6.07	Negative Pledge	~~139~~144
SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness	~~140~~145
SECTION 6.09	Transactions with Affiliates	~~143~~148
SECTION 6.10	Restrictions on Subsidiary Distributions	~~145~~150
SECTION 6.11	Sale Leasebacks	~~145~~150
SECTION 6.12	Financial Covenants	~~145~~151

Article VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~146~~151
SECTION 7.02	Application of Proceeds	~~148~~153
SECTION 7.03	Right to Cure	~~149~~154

Article VIII

THE ADMINISTRATIVE AGENTS

SECTION 8.01	General Provisions	~~150~~155
SECTION 8.02	Erroneous Payments	~~155~~160

Article IX

MISCELLANEOUS

SECTION 9.01	Notices	~~157~~162
SECTION 9.02	Waivers; Amendments	~~158~~163
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~163~~168
SECTION 9.04	Successors and Assigns	~~164~~170
SECTION 9.05	Survival	~~170~~175
SECTION 9.06	Counterparts; Integration; Effectiveness	~~171~~176
SECTION 9.07	Severability	~~171~~176
SECTION 9.08	Right of Setoff	~~171~~176
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~171~~176
SECTION 9.10	Waiver of Jury Trial	~~172~~177
SECTION 9.11	Headings	~~172~~177
SECTION 9.12	Confidentiality	~~172~~177

-iii-

Page
SECTION 9.13	USA Patriot Act	~~173~~178
SECTION 9.14	Judgment Currency	~~173~~178
SECTION 9.15	Release of Liens and Guarantees	~~173~~179
SECTION 9.16	No Fiduciary Relationship	~~174~~179
SECTION 9.17	Permitted Intercreditor Agreements	~~174~~179
SECTION 9.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~175~~180
SECTION 9.19	Electronic Execution of Assignments and Certain Other Documents; Platform	~~175~~181
SECTION 9.20	Other Agents and Arrangers	~~176~~181
SECTION 9.21	Acknowledgement Regarding Any Supported QFCs	~~176~~181
SECTION 9.22	Certain ERISA Matters	~~177~~182

-iv-

SCHEDULES:

Schedule 1.01(a)	–	Existing Letters of Credit
Schedule 1.01(b)	–	L/C Issuers
Schedule 2.01(a)	–	Initial Term Commitments
Schedule 2.01(b)	–	Initial Revolving Commitments
Schedule 2.11	–	Dutch Auction Procedures
Schedule 3.06	–	Litigation and Environmental Matters
Schedule 3.12	–	Subsidiaries
Schedule 3.21	–	Insurance
Schedule 5.17	–	Certain Post-Closing Obligations
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04(g)	–	Existing Investments
Schedule 6.07	–	Existing Restrictions
Schedule 6.09	–	Existing Affiliate Transactions
Schedule 6.10	–	Subsidiary Distributions Restrictions

EXHIBITS:

Exhibit A-1	–	Form of Guarantee Agreement
Exhibit A-2	–	Form of Guarantor Joinder
Exhibit B	–	Form of Assignment and Assumption
Exhibit C	–	Form of Borrowing Request
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Notice of Prepayment
Exhibit F	–	Form of Closing Certificate
Exhibit G	–	Form of Affiliated Lender Assignment and Assumption
Exhibit H-1	–	Form of Term Note
Exhibit H-2	–	Form of Revolving Note
Exhibit H-3	–	Form of Swingline Loan Note
Exhibit I	–	Form of Swingline Loan Request
Exhibit J-1	–	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit J-2	–	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit J-3	–	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit J-4	–	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit K	–	Form of Global Intercompany Note

-v-

CREDIT AGREEMENT dated as of June 17, 2022 (this “Agreement”), among KOPPERS HOLDINGS INC., a Pennsylvania corporation (“Holdings”), KOPPERS INC., a Pennsylvania corporation (the “Borrower”), the LENDERS from time to time party hereto, the L/C ISSUERS from time to time party hereto, PNC BANK, NATIONAL ASSOCIATION, as Revolving Administrative Agent, as Collateral Agent and as Swingline Loan Lender and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Administrative Agent.

RECITALS

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, the Loan Parties are party to that certain Credit Agreement, dated as of February 17, 2017 (as amended, supplemented or restated through the date hereof, the “Existing Credit Agreement”), by and among Holdings, the Borrower, the guarantors party thereto, the lenders party thereto from time to time and PNC Bank, as administrative agent;

WHEREAS, the Loan Parties desire to repay in full all indebtedness outstanding under the Existing Credit Agreement, upon which all commitments thereunder will be terminated and the guarantees and security interests with respect thereto will be released (collectively, the “Closing Date Refinancing”); and

WHEREAS, to effectuate the Closing Date Refinancing, the Lenders have agreed, in accordance with and pursuant to this Agreement, to extend certain credit facilities to the Borrower, consisting of Initial Revolving Commitments, which on the Closing Date shall be in an aggregate principal amount of $800,000,000 (the “Initial Revolving Facility”).

NOW THEREFORE, the parties hereto agree as follows:

Article I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accepting Lenders” has the meaning assigned to such term in Section 2.24(a).

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to Holdings, the Borrower and the other Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Pro Forma Entity and its Subsidiaries that will become Restricted Subsidiaries upon the acquisition of such Pro Forma Entity), all as determined on a consolidated basis in accordance with GAAP for such Pro Forma Entity.

“Acquired Entity or Business” as defined in clause (II) of the definition of “Consolidated EBITDA.”

“Acquisition Transaction” means the purchase or other acquisition, by merger, consolidation or otherwise, by Holdings or any Restricted Subsidiary of all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person or of a majority of the outstanding Equity Interests of any Person (and, in any event, including any Investment which serves to increase Holdings’ or any Restricted Subsidiary’s respective equity ownership in any joint venture or Subsidiary).

“Additional Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Incremental Facility pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Lender shall be subject to the approval of (i) each Administrative Agent, (ii) each L/C Issuer, (iii) the Swingline Loan Lender and (iv) the Borrower, in each of the foregoing clauses (i) through (iv), to the extent such approval would be required pursuant to Section 9.04 if an assignment of the applicable Loans or Commitments were being made to such Additional Lender.

“Administrative Agents” means, collectively, the Revolving Administrative Agent and the Term Administrative Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Applicable Administrative Agent.

“Affected Class” has the meaning assigned to such term in Section 2.24(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of Holdings (other than (i) Holdings, (ii) the Borrower, (iii) any Subsidiary or (iv) any Competitor Debt Fund Affiliate).

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 9.04(g)(5).

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(g)(4).

“Agents” means, collectively, each Administrative Agent and the Collateral Agent.

“Agent Parties” means, collectively, each Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and each Co-Documentation Agent.

“Aggregate Alternative Currency Sublimit” means as is specified in Section 2.11(d)(ii).

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) the Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, that (i) in the case of the Initial Revolving Facility, if the Alternate Base Rate as determined above would be less than 1.00%, then such rate shall be deemed to be 1.00%, and (ii) in the case of the Initial Term Facility, if the Alternate Base Rate as determined above would be less than 1.50%, then such rate shall be deemed to be 1.50%. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 2.13(d)(i) or Section 2.13(d)(ii), to the extent any such determination affects the calculation of Alternate Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

“Alternative Currency” means (i) with respect to the Revolving Commitments, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars and other currencies requested by the Borrower and consented to by the Revolving Administrative Agent and each Revolving Lender in accordance with Section 1.16 and (ii) with respect to Letters of Credit, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars, Chinese Renminbi, Danish Krone, Brazilian Real and other currencies requested by the Borrower and consented to by each L/C Issuer in accordance with Section 1.16, in each case, as long as there is a published RFR or Eurocurrency Rate, as applicable, or a Benchmark Replacement effected pursuant to Section 2.14 with respect thereto.

“Alternative Currency Sublimit” means an amount in Dollars equal to the lesser of (a) $100,000,000 and (b) the total amount of the Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Initial Revolving Facility.

“Amendment No. 1” means Amendment No. 1, dated as of April 10, 2023, among Holdings, the Borrower, the other Guarantors party thereto, the Lenders party thereto and the Agents.

“Amendment No. 1 Effective Date” means April 10, 2023, the date on which all conditions precedent set forth in Section 5 of Amendment No. 1 are satisfied.

“Amendment No. 1 Lead Arrangers” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 1 Transactions” has the meaning assigned to such term in Amendment No. 1.

“Anti-Corruption Laws” means laws, regulations, or orders relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended; the UK Bribery Act 2010; and applicable laws, regulations, or orders enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions and the UN Convention against Corruption.

“Applicable Account” means, with respect to any payment to be made to the Applicable Administrative Agent hereunder, the account specified by the Applicable Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Administrative Agent” means, (i) with respect to the Revolving Facility, the Revolving Administrative Agent, and (ii) with respect to any Term Facility, the Term Administrative Agent.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitments at such time, subject to adjustment as provided in Section 2.22. If the commitment of each Revolving Lender to make Revolving Loans, the obligation of the L/C Issuers to make L/C Credit Extensions and the obligation of the Revolving Lenders to participate in Swingline Loans have been terminated pursuant to Section 7.01, or if the Revolving Commitments have otherwise expired in full, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments.

“Applicable Rate” means, for any day a rate equal to~~,~~ :

(a) with respect to the Initial Term Loans, (i) 3.00% per annum for Base Rate Loans, (ii) 4.00% per annum for Term Rate Loans and (iii) 4.00% per annum for Daily Rate Loans; and

(b) with respect to the Initial Revolving Facility and Letter of Credit Fees for standby Letters of Credit, (i) until delivery of a Compliance Certificate with respect to the first full fiscal quarter ending after the Closing Date, a percentage, per annum, determined by reference to the following table as if the Total Net Leverage Ratio then in effect were at Category 3 as set forth therein; and (ii) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as of the most recently ended Test Period:

Category	Total Net Leverage Ratio	Initial Revolving Loan Base Rate Spread	Initial Revolving Loan Term Rate Spread, Daily Rate Spread, Eurocurrency Spread and Letter of Credit Fees	Commitment Fee Rate
1	Greater than 3.75x	1.25%	2.25%	0.250%
2	Less than or equal to 3.75x and	1.00%	2.00%	0.225%
	greater than 3.25x
3	Less than or equal to 3.25x and	0.75%	1.75%	0.200%
	greater than 2.75x
4	Less than or equal to 2.75x and	0.50%	1.50%	0.175%
	greater than 2.25x
5	Less than or equal to 2.25x	0.25%	1.25%	0.150%

For purposes of the foregoing, each change in the Applicable Rate shall be effective on the first Business Day following the delivery of the applicable consolidated financial statements pursuant to Section 5.01(a) or Section 5.01(b) (and a related Compliance Certificate calculating the Total Net Leverage Ratio) to the Administrative Agents and end on the date immediately preceding the effective date of the next such change.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined before the date on which all Loans have been repaid and all Commitments have been terminated that the Total Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agents is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Total Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Rate for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Total Net Leverage Ratio shall be deemed to be (and shall be) due and payable, at the time the interest or fees for such period were required to be paid; provided that, notwithstanding the foregoing, so long as no Specified Event of Default has occurred or is continuing, such shortfall shall be due and payable within five Business Days following the written demand therefor by the Revolving Administrative Agent and no Default or Event of Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period and no amounts shall be payable at the rate specified in Section 2.13(c) in respect of any such interest or fee. In addition, and notwithstanding the foregoing, the Applicable Rate shall be based on the rates per annum set forth in Category 1 for Initial Revolving Loans if Holdings fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

Notwithstanding the foregoing, with respect to any Loan (other than Initial Term Loans and Initial Revolving Loans) the “Applicable Rate” shall mean the applicable rate per annum set forth in the Incremental Facility Amendment or other amendment hereto establishing such Class of Loans.

“Applicable Time” means, with respect to any Loans and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Revolving Administrative Agent or the L/C Issuers, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Bank” has the meaning assigned to such term in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit B or any other form reasonably approved by the Applicable Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of Holdings and its consolidated subsidiaries for the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019, and the related consolidated statements of income and cash flows of Holdings and its consolidated subsidiaries, including the notes thereto.

“Australian Dollars” means the lawful currency of Australia.

“Australian Rate Lookback Day” has the meaning assigned to such term in clause (b) of the definition of “Eurocurrency Rate.”

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.04(b)(iii).

“Auto-Reinstatement Letter of Credit” has the meaning assigned to such term in Section 2.04(b)(iv).

“Available Amount” means, at any date of determination, a cumulative amount equal to (without duplication):

(a) $50,000,000, plus

(b) 50.0% of Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 2022 to the end of the most recently ended fiscal quarter for which internal financial statements of Holdings are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) (this paragraph (b), the “Growth Amount”); provided that the Growth Amount shall not be less than $0, plus

(c) 100% of the aggregate net cash proceeds and the Fair Market Value of property (other than cash) received by Holdings since the Closing Date from:

(i) a contribution to its common equity capital (including any contribution to its common equity from any direct or indirect Parent Entity with the proceeds of any issue or sale by such Parent Entity of its Equity Interests); or

(ii) from the issuance of the Equity Interests of Holdings;

provided that this clause (c) will not include (i) net cash proceeds to the extent such net cash proceeds have been used to incur Contribution Indebtedness and (ii) proceeds from (w) Disqualified Equity Interests, (x) Equity Interests sold to a Restricted Subsidiary of Holdings, (y) Equity Interests sold pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or a Restricted Subsidiary to the extent such net cash proceeds are applied to any other basket or exception under this Agreement or (z) any amount designated as a Cure Amount; plus

(d) 100% of the aggregate principal amount or liquidation preference, as applicable, of Indebtedness or Disqualified Equity Interests of Holdings or any Restricted Subsidiary (other than Disqualified Equity Interests or debt securities issued or sold to a Restricted Subsidiary of Holdings), in each case, that have been converted into or exchanged for Qualified Equity Interests of Holdings or any direct or indirect Parent Entity, together with the Fair Market Value of any assets in each case received by Holdings, the Borrower or any other Restricted Subsidiary upon such conversion or exchange; plus

(e) 100% of the aggregate amount of cash proceeds and the Fair Market Value of property (other than cash) received by Holdings or a Restricted Subsidiary from:

(i) the sale or disposition (other than to Holdings or a Restricted Subsidiary) of Investments made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or a Restricted Subsidiary), in an amount not to exceed the initial amount of the Investment made using the Available Amount;

(ii) a return, profit, distribution, repayment, return of capital or similar payment from an Investment made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount (to the extent that such amounts were not otherwise included in Consolidated Net Income for such period and not otherwise used to increase amounts that otherwise would be permitted to be invested hereunder);

(iii) the sale (other than to Holdings or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a joint venture, in an amount not to exceed the amount invested in such Unrestricted Subsidiary or a joint venture using the Available Amount;

(iv) a distribution, dividend or other return on capital from an Unrestricted Subsidiary or a joint venture in an amount not to exceed the amount invested in such Unrestricted Subsidiary or such joint venture using the Available Amount to the extent that such amounts were not otherwise included in Consolidated Net Income for such period;

(v) any Investment in an Unrestricted Subsidiary that subsequently becomes a Restricted Subsidiary or that has been merged, amalgamated or consolidated with, or is liquidated, wound up or dissolved into, Holdings or any Restricted Subsidiary, in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount; and

(vi) the Fair Market Value of the assets of an Unrestricted Subsidiary that have been distributed or transferred to Holdings or any Restricted Subsidiary, in an amount not to exceed the amount invested in such Unrestricted Subsidiary using the Available Amount, plus

(f) the aggregate amount as of such date of any Retained Declined Proceeds since the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if the then-current Benchmark for such Currency is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for such Currency, as applicable, pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the Daily Simple SOFR and Daily Simple RFR is one month.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Base Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in either Section 2.13(a)(i)(B)(2) or Section 2.13(a)(iii)(B)(2), as applicable.

“Benchmark” means, initially, with respect to any Loan Document Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to (a) Dollars, Term SOFR Rate or Daily Simple SOFR, (b) Euros or Sterling, the Daily Simple RFR applicable for such Currency, or (c) Canadian Dollars, Australian Dollars or New Zealand Dollars, the Eurocurrency Rate applicable for such Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, or upon the occurrence of a Term RFR Transition Event, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Applicable Administrative Agent for the applicable Benchmark Replacement Date:

(1) [reserved]; and

(2) [reserved]; and

(3) the sum of (A) the alternate benchmark rate that has been selected by the Applicable Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Date” means a date and time determined by the Applicable Administrative Agent, which date shall be at the end of an Interest Period, if applicable, and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Applicable Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (1) and (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events, with respect to any then-current Benchmark for any Currency:

(1) a public statement or publication of information is provided to Applicable Administrative Agent by or on behalf of the administrator of such Benchmark for such Currency (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark for such Currency (or such component thereof), permanently or indefinitely; provided that, at the time of any such statement, publication, or notice, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Currency (or such component thereof); or

(2) a public statement or publication of information is provided to Applicable Administrative Agent by a Governmental Authority having jurisdiction over the Applicable Administrative Agent or the administrator of such Benchmark for such Currency, the regulatory supervisor for the administrator of such Benchmark for such Currency (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark for such Currency (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark for such Currency (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark for such Currency (or such component), which states that the administrator of such Benchmark for such Currency (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark for such Currency (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Currency (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Applicable Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Owner” shall mean, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” has the meaning assigned to such term in Section 9.21(b).

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have information regarding Holdings, the Borrower and any Subsidiary of the Borrower, their ability to perform the Secured Obligations or any other material information that has not previously been disclosed to the Applicable Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant to Section 9.04(g) or Section 9.04(l) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Applicable Administrative Agent, such assignee, Holdings, the Borrower and the Subsidiaries of the Borrower with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Applicable Administrative Agent and assigning Lender.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date in the same currency and in the case of Term Rate Loans, as to which a single Interest Period is in effect. For the avoidance of doubt, Daily Rate Loans of the same Type and Currency shall be considered one Borrowing.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit C or such other form as may be approved by the Applicable Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Applicable Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Brazilian Real” means the lawful currency of Brazil.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania or New York City (or, if otherwise, the Lending Office of the Applicable Administrative Agent); provided that for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any (i) Term SOFR Rate Loan or Daily Simple SOFR Loan, the term “Business Day” means any such day that is also a day on which SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, or any successor website thereto; (ii) Eurocurrency Rate Loan, the term “Business Day” means any such day that is also a Eurocurrency Banking Day; and (iii) RFR Loan, the term “Business Day” means any such day that is also an RFR Business Day.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP (subject to the proviso set forth in the definition of “Capitalized Lease”).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases provided, any lease that would have been considered an operating lease under GAAP as in effect as of December 15, 2018 shall be treated as an operating lease for all purposes under this Agreement and the other Loan Documents, and obligations in respect thereof shall be excluded from the definition of “Indebtedness.”

“Cash Collateralized” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to the Revolving Administrative Agent (including that the Revolving Administrative Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.04 of this Agreement (including any fronting fees payable pursuant to Section 2.04(j)) will continue to accrue while the Letters of Credit are outstanding) to be held by the Revolving Administrative Agent for the benefit of the Lenders in an amount equal the sum of (i) 103% of the then existing L/C Exposure denominated in Dollars, and (ii) 105% of the then existing L/C Exposure denominated in any other currency, (b) delivering to the Revolving Administrative Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to the Revolving Administrative Agent and the applicable L/C Issuer, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing the Revolving Administrative Agent with a standby letter of credit, in form and substance reasonably satisfactory to the Revolving Administrative Agent, from a nationally recognized commercial bank in an amount equal to sum of (i) 103% of the then existing L/C Exposure denominated in dollars, and (ii) 105% of the then existing L/C Exposure denominated in any other currency (it being understood that the Letter of Credit Fee set forth in this Agreement and all fronting fees payable pursuant to Section 2.04(j) will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means any of the following, to the extent owned by Holdings or any Restricted Subsidiary:

(a) Dollars, Euros, Sterling, Australian Dollars, and such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 36 months from the date of acquisition thereof (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by Holdings); provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 36 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 36 months from the date of acquisition thereof;

(e) repurchase agreements for underlying securities of the types described in clauses (b), (c) and (d) above and (f) and (g) below entered into with any Approved Bank;

(f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) securities with average maturities of 36 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euros, Sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k) demand deposit accounts holding cash;

(l) other short-term investments of a type analogous to the foregoing utilized by Foreign Subsidiaries;

(m) interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G8 government or other G8 governmental agency or a G8 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof; and

(n) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above.

“Cash Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Holdings and the Restricted Subsidiaries for such Test Period to (b) Consolidated Cash Interest Charges for such Test Period.

“Cash Management Agreements” has the meaning assigned to such term in Section 2.06(f).

“Cash Management Obligations” means all obligations in respect of any Cash Management Services.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations.”

“CDOR Lookback Day” has the meaning assigned to such term in clause (a) of the definition of “Eurocurrency Rate.”

“CDOR Rate” has the meaning assigned to such term in clause (a) of the definition of “Eurocurrency Rate.”

“Certificate of Beneficial Ownership” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means:

(1) at any time after the date hereof, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall have acquired beneficial ownership or control of more than 35% on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings; and (ii) Holdings shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Equity Interests of the Borrower (other than directors’ qualifying shares and other de minimis Equity Interests required by law); or

(2) 30 days shall have passed since the occurrence of a “change in control” (or corresponding definition) under any agreement with respect to Material Indebtedness of Holdings or any other Loan Party.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, and (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent the relevant increased costs or loss of yield would have been included if they had been imposed under applicable increased cost provisions, including, without limitation, for purposes of Section 2.15.

“Chinese Renminbi” means the lawful currency of the People’s Republic of China.

“Class” when used in reference to: (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Initial Revolving Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Other Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Commitment, Initial Revolving Commitment, Incremental Revolving Commitment, Incremental Term Commitment, Other Revolving Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Revolving Commitments, Other Term Loans, Other Revolving Loans, Incremental Term Loans and Incremental Revolving Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means June 17, 2022, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Closing Date Refinancing” has the meaning assigned to such term in the recitals hereto.

“Code” means the U.S. Internal Revenue Code of 1986 as amended from time to time (except as specifically provided otherwise).

“Co-Documentation Agents” means Northwest Bank and First National Bank of Pennsylvania.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means PNC Bank, in its capacity as collateral agent for the Secured Parties under the Loan Documents, and its successors and assigns in such capacity.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) each Administrative Agent shall have received from (i) Holdings and each Restricted Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Restricted Subsidiary that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a Guarantor Joinder, duly executed and delivered on behalf of such Restricted Subsidiary (the Persons in the preceding clauses (x) and (y) collectively, the “Guarantors”) and (ii) Holdings and each Restricted Subsidiary (other than an Excluded Subsidiary), the Security Documents described in Section 4.01(b), duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Closing Date (including in the case of any Restricted Subsidiary that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary)), documents and, to the extent reasonably requested by the Administrative Agents, opinions of the type referred to in Section 4.01;

(b) (i) all outstanding Equity Interests of the Borrower and the Subsidiaries (other than any Equity Interests constituting Excluded Assets) that are directly owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Documents and (except in the case of Equity Interests of Immaterial Subsidiaries and Unrestricted Subsidiaries), the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case, to the extent possession or control of certificates or other instruments is necessary or beneficial to the perfection or priority of the

Collateral Agent’s security interest in such Equity Interests and (ii) (x) a counterpart of the Global Intercompany Note duly executed and delivered on behalf of the Borrower and each of its Subsidiaries (other than the Specified Subsidiaries) or (y) in the case of any Subsidiary that is formed or acquired after the Closing Date, a supplement to the Global Intercompany Note, in the form specified therein, duly executed and delivered on behalf of such Subsidiary;

(c) other than to the extent constituting an Excluded Asset, if any Indebtedness for borrowed money of Holdings, the Borrower or any other Subsidiary in a principal amount of $12,500,000 or more (other than intercompany current liabilities incurred in the ordinary course of business or in connection with the cash management operations of Holdings and its subsidiaries or to the extent such pledgor would violate applicable law), is owing by such obligor to any Loan Party and if such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Security Documents and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and

(d) in respect of each Security Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and intellectual property security agreements, required by the Security Documents, Requirements of Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and this Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Documents shall have been filed, registered or recorded or delivered to the Collateral Agent in proper form for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition or any provision in this Agreement or any other Loan Document shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary (i) if such assets constitute Excluded Assets or such Subsidiary constitutes an Excluded Subsidiary, (ii) if the grant or perfection of a security interest in such asset would (A) be prohibited by enforceable anti-assignment provisions of any applicable law (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (B) violate the terms of any contract (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition) (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or (C) trigger termination of any contract pursuant to any “change of control” or similar provision (to the extent binding on such property at the time of the acquisition thereof and not incurred in contemplation of such acquisition); it being understood that the Collateral shall include any proceeds and/or receivables (other than to the extent constituting Excluded Assets) arising out of any contract described in this clause (ii) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable law notwithstanding the relevant prohibition, violation or termination right and/or (iii) if the Collateral Agent and the Borrower reasonably agree that the cost, burden, difficulty or consequences of obtaining such title insurance, legal opinions or other deliverables in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the terms of this Agreement shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Closing Date, (c) [reserved], (d) the Collateral Agent shall not be authorized to take any perfection actions with respect to assets of Loan Parties consisting of (A) commercial tort claims with an individual value less than $12,500,000, (B) Vehicles and other assets subject to certificates of title, (C) letter-of-credit rights that cannot be perfected by filing a financing statement under the UCC, (D) promissory notes evidencing debt for borrowed money in a principal amount individually or in an aggregate of less than $12,500,000 and (E) (i) the Equity Interests of any Immaterial Subsidiary and/or (ii) the Equity Interests of a Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, (e) no Loan Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (f) no Loan Party shall be required to enter into any control agreement with respect to any deposit account, securities account or commodities account, (g) [reserved], (h) there shall be no Guarantees or Security Documents (including security agreements and pledge agreements) governed under the laws of any non-U.S. jurisdiction; (i) [reserved], (j) there shall be no perfection actions or filings required to be taken under the laws of any non-U.S. jurisdiction and (k) in respect of any Subsidiary which is formed or acquired after the Closing Date, the provisions of this definition shall only apply on the date set forth in Section 5.13.

The Collateral Agent (in its reasonable discretion) may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Closing Date, the timelines set forth in Schedule 5.17 or in the Security Documents or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means, with respect to any Lender, its Initial Revolving Commitment, Incremental Revolving Commitment, Other Revolving Commitment of any Class, Initial Term Commitment, Incremental Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires) and, in the case of PNC Bank (in its capacity as the Swingline Loan Lender), its Swingline Loan Commitment (but not the aggregate of its Revolving Commitment and its Swingline Loan Commitment).

“Commitment Fee” has the meaning assigned to such term in Section 2.12(b).

“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate.”

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any competitor of Holdings and/or any of its subsidiaries determined by Holdings in good faith.

“Company Materials” has the meaning assigned to such term in Section 5.01.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) except in its capacity as a Lender or potential lender, has access to any information (other than information that is publicly available) relating to Holdings, the Borrower and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or otherwise in form and substance reasonably satisfactory to the Administrative Agents.

“Conforming Changes” means, with respect to the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Applicable Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR or Eurocurrency Rate or such Benchmark Replacement and to permit the administration thereof by the Applicable Administrative Agent in a manner substantially consistent with market practice (or, if the Applicable Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Administrative Agent determines that no market practice for the administration of the Term SOFR Rate, Daily Simple SOFR, Daily Simple RFR, Eurocurrency Rate or the Benchmark Replacement exists, in such other manner of administration as the Applicable Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Cash Interest Charges” means, for any period, the total interest expense of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis net of any interest income, which shall be determined on a cash basis only and solely in respect of Indebtedness of the type described in the definition of “Consolidated Total Debt” and excluding, for the avoidance of doubt, (i) any non-cash interest expense and any capitalized interest, whether paid or accrued, (ii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (iii) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (vii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (viii) any one-time cash costs associated with breakage in respect of Swap Agreements for interest rates, (ix) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (x) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (xi) any amounts payable under Section 2.12(a) payable on or before the Closing Date, including any underwriting fees or original issue discount paid in connection with the Transactions and any agency fees payable to the Administrative Agents in connection with the Loan Documents, and (xii) any bridge, arrangement, structuring, commitment or other financing fees or expenses (but for the avoidance of doubt, not including any interest expenses), including in connection with the Transactions, any Permitted Acquisition or any other Investments or in connection with any amendment or waiver with respect to any outstanding Indebtedness or any expenses incurred in connection with any Indebtedness the proceeds of which are applied to fund any Permitted Acquisition or other Investment.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and (other than clause (xii)) to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed);

(ii) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including (A) in respect of repatriated funds, (B) as the result of any tax distributions permitted hereunder and (C) penalties and interest related to such taxes or any such taxes arising from any tax examinations);

(iii) depreciation, depletion and amortization (including amortization of deferred financing fees or costs (including original issue discount));

(iv) other non-cash charges, expenses or impairments (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Holdings may determine not to add back such non-cash charge in the current period or (B) to the extent Holdings decides to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), including, without limitation, stock-based compensation, non-cash retirement plan expenses and LIFO reserves and excluding amortization of a prepaid cash item that was paid in a prior period;

(v) any payments in the nature of compensation or expense reimbursement made to independent board members;

(vi) [reserved];

(vii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (c) below for any previous period and not added back;

(viii) (A) any costs or expenses incurred or paid by Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or long term incentive plan or agreement, any severance agreement or any stock subscription or shareholder agreement, and (B) any charge in connection with the rollover, acceleration or payout of equity interests held by management and members of the board of Holdings (or any direct or indirect parent thereof), in each case under this clause (B), to the extent any such cash charge is funded with net cash proceeds contributed to Holdings as a capital contribution or as a result of Net Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests, any “specified equity contribution” or any “excluded contribution” (other than any such excluded contribution designated for such purpose)) of Holdings;

(ix) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(x) charges, expenses or losses attributable to, and payments of, legal settlements, fines, judgments or orders;

(xi) expenses related to (i) earn-out obligations or (ii) any other contingent payment obligations, in each case, incurred in connection with any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which is paid or accrued during the applicable period;

(xii) to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as Holdings in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent such proceeds are not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters));

(xiii) the amount of any charge or deduction associated with any Restricted Subsidiary that is attributable to any non-controlling interest or minority interest of any third party;

(xiv) (i) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and any Tax Restructurings), in each case, whether or not consummated, that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Closing Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new contracts or new markets (including unused warehouse space costs) and new product introductions (including labor costs and scrap costs), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlement thereof; provided that no restructuring charges, accruals, reserves (and adjustments to existing reserves) or expenses, integration costs, inventory optimization programs or other business optimization expenses or costs shall be added pursuant to this clause (a)(xiv) to the extent duplicative of cost savings, operating expense reductions or synergies that are included in clause (b) below or are excluded from Consolidated Net Income pursuant to clause (a) of the definition thereof; and

(xv) adjustments calculated in accordance with Regulation S-X; plus

(b) without duplication, (i) the amount of “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target’s public company costs), operating expense reductions, other operating improvements (including the entry into material contracts or arrangements) and synergies, from, or related to, business optimization actions, mergers and other business combinations, acquisitions, investments, divestitures, dispositions, discontinuance of activities or operations and other specified transactions, restructuring activities, cost savings initiatives, new contracts, operational changes and other initiatives (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date) that are projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated on or prior to the date that is eighteen (18) months after the end of the relevant Test Period or, in the case of the Transactions, the Closing Date (including restructuring and integration charges) (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit during the eighteen (18) month period referred to above that is associated with the relevant action); provided that (A) such cost savings are factually supportable and reasonably identifiable (in the good faith determination of the Borrower), (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above or are excluded from Consolidated Net Income pursuant to clause (a) of the definition thereof and (C) in no event shall the aggregate amount added to Consolidated EBITDA pursuant to this clause (b)(i) exceed 30% of Consolidated EBITDA in any Test Period (calculated after to giving effect to this clause (b)(i)) and (ii) adjustments reflected in any quality of earnings report prepared by a nationally or regionally recognized accounting firm and furnished to the Administrative Agents in connection with any Permitted Acquisition or other permitted Investment consummated after the Closing Date during such period; less

(c) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period), and

(ii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Restricted Subsidiary that is not a wholly-owned subsidiary added to and not deducted in such period from Consolidated Net Income; in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP and on a Pro Forma Basis; provided that:

(I)

to the extent not otherwise included in Consolidated Net Income, Consolidated EBITDA shall be increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Agreements (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;

(II)

there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, the Borrower or any other Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently Disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(III)

there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) Disposed of, closed or classified as discontinued operations by Holdings, the Borrower or any other Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually Disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis.

“Consolidated Net Income” means, for any period, the net income (loss) of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a) any net after-tax effect of extraordinary, non-recurring, unusual or exceptional gains, losses, charges and expenses during such period, including those related to claims or litigation (including those related to one-time settlements of pension obligations), for such period;

(b) any net income or loss of any Person in which any other Person (other than Holdings or any of its Restricted Subsidiaries) has a joint interest for such period, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to any Restricted Subsidiary as a dividend or other distribution;

(c) any net income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into, or consolidated with, Holdings or any of its Restricted Subsidiaries or the Person’s assets are acquired by Holdings or any of its Restricted Subsidiaries (except to the extent inclusion of such net income (or loss) of such Person is required for any calculation of Consolidated EBITDA on a Pro Forma Basis);

(d) the net income of any Restricted Subsidiary that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;

(e) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;

(f) any net after-tax income or loss, charges and expenses for such period attributable to (i) asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or the sale of equity interests, or (ii) disposed, closed or discontinued operations (but if such operations are classified as disposed, closed or discontinued due to the fact that they are subject to an agreement to dispose, close or discontinue such operations, only when and to the extent such operations are actually disposed of, closed or discontinued);

(g) any non-cash gain or loss attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period;

(h) any non-cash gain or loss related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances or any other currency-related risk), unrealized or realized net foreign currency translation or transaction gains or losses impacting net income;

(i) any net after-tax income or loss, charges and expenses for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments;

(j) all Non-Cash Compensation Expenses;

(k) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities;

(l) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to the Transactions or any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes;

(m) any non-cash losses, charges, expenses from earn-out obligations;

(n) the net income or loss for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions or other similar payments that are actually paid in cash (or to the extent converted into cash) by such Person to Holdings or any Restricted Subsidiary during such period; and

(o) any charges, expenses, premiums and fees incurred during such period, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any or other filing fees and expenses in connection with issuance of equity or debt (including the Transactions, the Loan Documents and any amendments, modifications or refinancing thereto) and any Permitted Acquisitions, investments or asset dispositions (including those undertaken but not completed).

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or, so long as Holdings has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), due from reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Secured Debt” means Consolidated Total Net Debt that is secured by a Lien on any assets or property of Holdings and the Restricted Subsidiaries.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under standby letters of credit to the extent not reimbursed within three (3) Business Days following the drawing thereof, Capital Lease Obligations and third party Indebtedness obligations evidenced by bonds, debentures, notes or similar instruments, in each case of Holdings and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (but without giving effect to any election to value any such Indebtedness at “fair value,” as described in clause (a) of the definition of “GAAP,” or any other accounting principle that results in any such Indebtedness (other than zero coupon Indebtedness) being reflected as an amount below the stated principal amount thereof and excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with any Permitted Acquisition or other Investment); provided that Swap Obligations shall not constitute Indebtedness of the type included in the definition of “Consolidated Total Debt.”

“Consolidated Total Net Debt” means, as of any date of determination, (a) Consolidated Total Debt as of such date, minus (b) the aggregate amount of unrestricted cash and Cash Equivalents owned by Holdings and the Restricted Subsidiaries, as reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP but without giving Pro Forma Effect to the receipt of the proceeds of any Indebtedness that is incurred on such date; provided that, after consummation of the Closing Date Refinancing, the amount subtracted pursuant to this clause (b) shall not exceed $125,000,000.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes minus (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by Holdings and the Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in clause (b)(vii) of the definition of “Excess Cash Flow.”

“Contribution Indebtedness” means Indebtedness of Holdings, any Borrower or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to Holdings (other than (x) any Cure Amount or (y) the proceeds from the issuance of Disqualified Equity Interests or contributions by the Borrower or any Restricted Subsidiary) whether through the issuance or sale of capital stock or otherwise, except to the extent utilized in connection with any other transaction permitted by Section 6.04 and Section 6.08, and except to the extent such amount increases the Available Amount.

“Converted Restricted Subsidiary” has the meaning assigned to such term in clause (II) of the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in clause (III) of the definition of “Consolidated EBITDA.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Sustainability Agents” shall mean, PNC Capital Markets LLC (or any of its designated Affiliates) and BofA Securities, Inc. (or any of its designated Affiliates).

“Covered Entity” has the meaning assigned to such term in Section 9.21(b).

“Covered Party” has the meaning assigned to such term in Section 9.21(a).

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans (or, if applicable, unused Commitments) or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Credit Agreement Debt”); provided, further, that such exchanging, extending, renewing, replacing or refinancing Indebtedness:

(a) other than Credit Agreement Refinancing Indebtedness in an amount not to exceed the Maturity Limitation Excluded Amount, (x) does not have a Weighted Average Life to Maturity shorter than the Refinanced Credit Agreement Debt (if the Credit Agreement Refinancing Indebtedness consists of term facilities) and (y) does not mature prior to the earlier of (A) the maturity date of the Refinanced Credit Agreement Debt and (B) either (x) the Term Maturity Date for Initial Term Loans in the case of Credit Agreement Refinancing Indebtedness in the form of term facilities and (y) the Revolving Maturity Date for the Initial Revolving Facility in the case of Credit Agreement Refinancing Indebtedness in the form of revolving loans (excluding, in each case, customary bridge facilities, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (a)),

(b) any mandatory prepayments of (I) any Permitted Second Priority Refinancing Debt or Permitted Unsecured Refinancing Debt may not be made except to the extent that prepayments are not prohibited hereunder and to the extent required hereunder or pursuant to the terms of any Permitted First Priority Refinancing Debt, first made or offered to the holders of the Term Loans constituting First Lien Obligations and any such Permitted First Priority Refinancing Debt, and (II) any Permitted First Priority Refinancing Debt in respect of events described in Section 2.11(b) and (c), may be made on a pro rata basis, or less than a pro rata basis but not greater than a pro rata basis with each Class of Term Loans constituting First Lien Obligations,

(c) with respect to Refinanced Credit Agreement Debt consisting of Revolving Commitments or Incremental Revolving Commitments, will not require scheduled amortization or mandatory commitment reductions prior to the maturity date of such Refinanced Credit Agreement Debt,

(d) except as otherwise provided herein or such amount is otherwise permitted under one or more other baskets under Section 6.01(a), is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Credit Agreement Debt (including any unutilized commitments being refinanced) (plus premium, penalty and/or fees payable by the terms thereof, accrued but unpaid interest and fees and expenses and upfront fees or original issue discount incurred in connection with such exchange, extension, renewal, replacement or refinancing and assuming full par value for any Refinanced Credit Agreement Debt which was issued at a discount),

(e) is not issued, borrowed or guaranteed by any entity that is not a Loan Party (unless also provided for the benefit of the Lenders),

(f) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations (unless also provided for the benefit of the Lenders) and (ii) is secured on an equal priority basis with or on a junior basis to the Liens securing the Secured Obligations and is subject to the relevant Intercreditor Agreement(s), and

(g) the terms and conditions (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and, subject to clauses (a) and (b) above, prepayment or redemption provisions) shall either, at the option of the Borrower:

(i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith), or

(ii) be substantially identical to or not materially more favorable (when taken as a whole), as reasonably determined by the Borrower, to the lenders or investors providing such Credit Agreement Refinancing Indebtedness than the Refinanced Credit Agreement Debt, except, in each case under this clause (ii), with respect to (1) covenants and other terms only applicable to periods after the earlier of (A) the maturity date of the Refinanced Credit Agreement Debt and (B)  either (x) the Term Maturity Date for Initial Term Loans in the case of Credit Agreement Refinancing Indebtedness in the form of term facilities and (y) the Revolving Maturity Date for the Initial Revolving Facility in the case of Credit Agreement Refinancing Indebtedness in the form of revolving loans or (2) covenants and other terms reasonably satisfactory to each Administrative Agent; provided that to the extent any covenant or term is (I) added for the benefit of the lenders of any such Indebtedness that consists of term facilities, such covenant or term will be deemed satisfactory to the Term Administrative Agent to the extent that such term or covenant is also added, or the features of such term or provision are provided, for the benefit of each Term Lender or (II) added for the benefit of the lenders of any such Indebtedness that consists of revolving credit facilities, such covenant or term will be deemed satisfactory to the Revolving Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Lenders of each Revolving Lender.

“Credit Extension” means, as to any Lender, the making of a Loan, and with respect to an L/C Issuer, an L/C Credit Extension.

“Credit Facilities” means the Term Facility, Revolving Facility and the other credit facilities established under this Agreement.

“Cure Amount” has the meaning assigned to such term in Section 7.03(a).

“Cure Expiration Date” has the meaning assigned to such term in Section 7.03(a)(i).

“Currency” means Dollars or any Alternative Currency and “Currencies” shall mean, collectively, Dollars and each Alternative Currency.

“Daily Rate Loan” means a Loan that bears interest at a rate based on (i) the Alternate Base Rate, (ii) Daily Simple RFR or (iii) Daily Simple SOFR.

“Daily Rate Loan Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(B) or Section 2.13(a)(iii)(B), as applicable.

“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Revolving Administrative Agent, for any Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage:

(a) Sterling, SONIA for the day (such day, adjusted as applicable as set forth herein, the “SONIA Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; and

(b) Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website;

provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Daily Simple RFR rate for each outstanding Daily Simple RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Revolving Administrative Agent shall give prompt notice to the Borrower of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple RFR Lookback Days” means, collectively, SONIA Lookback Day and €STR Lookback Day, and each individually is a Daily Simple RFR Lookback Day.

“Daily Simple RFR Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(B)(3).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Applicable Administrative Agent by dividing (the resulting quotient rounded upwards, at the Applicable Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is two (2) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If Daily Simple SOFR as determined above would be less than the Floor, then Daily Simple SOFR shall be deemed to be the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Daily Simple SOFR Loan” means a Loan that bears interest based on Daily Simple SOFR.

“Daily Simple SOFR Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(B)(1), Section 2.13(a)(ii)(1) or Section 2.13(a)(iii)(B)(1), as applicable.

“Danish Krone” means the lawful currency of Denmark.

“Debtor Relief Laws” means the bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Applicable Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Applicable Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Applicable Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Applicable Administrative Agent or the Borrower, to confirm in writing to the Applicable Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Applicable Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Applicable Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) as of the date established therefor by the Applicable Administrative Agent in a written notice of such determination, which shall be delivered by the Applicable Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Default Right” has the meaning assigned to such term in Section 9.21(b).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or any Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash following the consummation of the applicable Disposition).

“Disposal Threshold” has the meaning assigned to such term in clause (a) of the definition of “Prepayment Event.”

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to Holdings, the Borrower and the other Restricted Subsidiaries in the definition of “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary).

“Disposition” has the meaning assigned to such term in Section 6.05. “Dispose” shall have a meaning correlative to the foregoing.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person or in Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the earlier of the Latest Maturity Date and the date the Loans are no longer outstanding and the Commitments have been terminated (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the date hereof, the date hereof); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale,” a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination of the Commitments, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants, of Holdings (or any direct or indirect parent thereof), the Borrower or any other Subsidiary or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof), the Borrower or any other Subsidiary in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective affiliates or immediate family members) of the Borrower (or any direct or indirect parent thereof or any subsidiary) shall be considered a Disqualified Equity Interest solely because such stock is redeemable or subject to repurchase pursuant to any customary stock option, employee stock award or similar agreement that may be in effect from time to time.

“Disqualified Lenders” means:

(a) those Persons identified in writing by Holdings, the Borrower or their respective designees to the Joint Bookrunners in writing on or prior to April 19, 2022;

(b) any Company Competitor that is identified in writing by Holdings, the Borrower or their respective designees to the Joint Bookrunners on or prior to the Closing Date (which list of Company Competitors may be supplemented by Holdings after the Closing Date by means of a written notice to the Administrative Agents, but which supplementation shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or have entered into a trade therefor); and

(c) any Affiliate of any Person described in clauses (a) and (b) above (other than any Competitor Debt Fund Affiliate) that is either (x) identified in writing to the Administrative Agents or (y) clearly identifiable solely on the basis of such Affiliate’s name; it being understood and agreed that the identification of any Person as a Disqualified Lender after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in the Loans or has entered into a trade therefor.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Revolving Administrative Agent or the L/C Issuers, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Revolving Administrative Agent or the L/C Issuers, as applicable, from time to time) on the date that is the applicable Eurocurrency Rate Lookback Day (for amounts relating to Eurocurrency Rate Loans and Letters of Credit denominated in an Alternative Currency to which the Eurocurrency Rate would apply), the applicable Daily Simple RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Alternative Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Revolving Administrative Agent or the L/C Issuers, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Revolving Administrative Agent or the L/C Issuers, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Revolving Administrative Agent or the L/C Issuers pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.

“Dollars,” “U.S. Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Dutch Auction Procedures” means the procedures set forth on Schedule 2.11.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(c) with respect to any fiscal year of Holdings, if the Total Net Leverage Ratio as of the end of such fiscal year is (a) greater than ~~2.75:1.00~~2.25:1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than ~~2.25:1.00~~1.75:1.00 but less than or equal to ~~2.75:1.00~~2.25:1.00, 25% of Excess Cash Flow for such fiscal year and (c) equal to or less than ~~2.25:1.00~~1.75:1.00 , 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, the Floor or Alternate Base Rate floor (with such increased amount being determined in the manner described in the final proviso of this definition), or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a 4 year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “Effective Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) and any other fees not generally paid ratably to all lenders of such Indebtedness; provided, further, that, with respect to any Loans of an applicable Class that includes a Floor or Alternate Base Rate floor, (1) to the extent that the Benchmark on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the Effective Yield and (2) to the extent that the Benchmark on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including, in the case of Term Loans and subject to the requirements of Sections 9.04(g) and (l), as applicable, Holdings, the Borrower or any of their Affiliates); provided that in no event shall any natural person (or any holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person), any Defaulting Lender or any Disqualified Lender be an Eligible Assignee.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

“Environmental Laws” means applicable common law and applicable Requirements of Law, and all applicable injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the generation, use, handling, transportation, storage, treatment or disposal (including any Release or threatened Release) of any Hazardous Material, or, to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, loss, claim or order, contingent or otherwise, (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) of Holdings or any other Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of or noncompliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract, consent order or settlement agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in, or interests in a Person, but excluding any debt security that is convertible into, or exchangeable for, capital stock of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or Section 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by a Loan Party or any ERISA Affiliate to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA) applicable to any Plan, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (e) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA), or the receipt by a Loan Party or any ERISA Affiliate of any notice concerning a complete or partial withdrawal (within the meanings of Section 4203 and Section 4205 of ERISA, respectively) from a Multiemployer Plan; (g) the occurrence of a Foreign Pension Plan Event or (h) a determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent,” within the meaning of Section 4245 of ERISA or in “endangered or critical status,” within the meaning of Section 305 of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 8.02(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.02(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.02(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.02(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.02(d).

“ESG” shall have the meaning set forth in Section 2.25(a).

“ESG Amendment” shall have the meaning set forth in Section 2.25(a).

“ESG Certificate” shall have the meaning set forth in Section 2.25(a).

“ESG Pricing Provisions” shall have the meaning set forth in Section 2.25(a).

“ESG Ratings” has the meaning specified in Section 2.25(a).

“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

“€STR Lookback Day” has the meaning assigned to such term in clause (b) of the definition of “Daily Simple RFR.”

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the lawful single currency of the Participating Member States.

“Eurocurrency Banking Day” means any day which is, as applicable, for Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Canadian Dollars, any day on which banks are open for business in Canada; (ii) Australian Dollars, any day on which banks are open for business in Australia; and (iii) New Zealand Dollars, any day on which banks are open for business in New Zealand.

“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Borrowing for any Interest Period, an interest rate per annum determined by Revolving Administrative Agent by dividing (the resulting quotient rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1%)(a) the applicable Eurocurrency Rate below for such Interest Period by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage:

(a) denominated in Canadian Dollars, the rate per annum (the “CDOR Rate”) as determined by the Revolving Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1% per annum, at approximately 11:00 a.m. New York City time, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period; provided that if by such time such rate does not appear on the Bloomberg page BTMM CA, the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Revolving Administrative Agent, as of 11:00 a.m. New York City time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day; provided, further, that any CDOR Rate so determined based on the immediately preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (collectively, the “CDOR Lookback Day”);

(b) denominated in Australian Dollars, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Revolving Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Revolving Administrative Agent from time to time) for the applicable Interest Period, rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Sydney, Australia time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period; provided that if by such time the Australian Bank Bill Swap Bid Rate in respect of such day has not been so published, or such day is not a Business Day, then the Australian Bank Bill Swap Bid Rate for such day will be the Australian Bank Bill Swap Bid Rate as published in respect of the first preceding Business Day for which such Australian Bank Bill Swap Bid Rate was published thereon; provided, further, that any Australian Bank Bill Swap Bid Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “Australian Rate Lookback Day”); or

(c) denominated in New Zealand Dollars, the rate per annum equal to the NZFMA Bank Bill Reference Rate or the successor thereto as approved by the Revolving Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Revolving Administrative Agent from time to time), rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100th of 1% per annum at approximately 10:00 a.m. (Auckland, New Zealand time), two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period, as the rate for deposits in New Zealand Dollars with a maturity comparable to such Interest Period; provided that if by such time the NZFMA Bank Bill Reference Rate in respect of such day has not been so published, or such day is not a Business Day, then the NZFMA Bank Bill Reference Rate for such day will be the NZFMA Bank Bill Reference Rate as published in respect of the first preceding Business Day for which such NZFMA Bank Bill Reference Rate was published thereon; provided, further, that any NZFMA Bank Bill Reference Rate so determined based on the first preceding Business Day shall be utilized for purposes of calculation of the Eurocurrency Rate for no more than three (3) consecutive Business Days (any such day, collectively, the “New Zealand Rate Lookback Day”);

provided that if the adjusted Eurocurrency Rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The Eurocurrency Rate for any Loans shall be based upon the Eurocurrency Rate for the Currency in which such Loans are requested. The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage. The Revolving Administrative Agent shall give prompt notice to the Borrower of the Eurocurrency Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurocurrency Rate Borrowing” means, as to any Borrowing, a Eurocurrency Rate Loan comprising such Borrowing.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Eurocurrency Rate Lookback Days” means, collectively, the CDOR Lookback Day, Australian Rate Lookback Day and New Zealand Rate Lookback Day and each such day is a “Eurocurrency Rate Lookback Day.”

“Eurocurrency Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(A)(2).

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount (if positive) equal to the excess of:

(a) the sum (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii) decreases in Consolidated Working Capital, and without duplication, decreases in long-term accounts receivables and long-term prepaid assets and increases in long-term deferred revenue, in each case, for such period (other than any such decreases or increases, as applicable, arising from acquisitions or asset sales outside the ordinary course of assets by the Borrower or any Restricted Subsidiary during such period or the application of recapitalization or purchase accounting),

(iv) extraordinary cash gains during such period; less:

(b) the sum (in each case, for Holdings and the Restricted Subsidiaries on a consolidated basis), without duplication (including in any subsequent fiscal years), of:

(i) an amount equal to the amount of all (a) non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and (b) cash charges excluded by the virtue of the definition of “Consolidated Net Income,” except to the extent such cash charges were financed with Indebtedness (other than revolving Indebtedness),

(ii) (x) the aggregate amount of all principal payments of Indebtedness (including (a) the principal payments of Term Loans under this Agreement made pursuant to Section 2.10(a), (b) the principal component of payments in respect of Capitalized Leases and (~~b~~c) the amount of any voluntary prepayments, redemptions, debt buybacks, repurchases, scheduled amortization payments or mandatory prepayments or repayments of Indebtedness outstanding pursuant to Section 6.01(a), in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness), but excluding (1) all prepayments of revolving loans (including the Revolving Loans) made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder) and (2) all principal prepayments of Indebtedness (other than the Loans) to the extent such prepayments reduce the required prepayment of Term Loans in respect of such period pursuant to of Section 2.11(c)), and (y) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness referred to in clause (x), to the extent not financed with long-term Indebtedness (other than revolving Indebtedness),

(iii) increases in Consolidated Working Capital, and, without duplication, increases in long-term receivables and long-term prepaid assets and decreases in long-term deferred revenue, in each case, for such period (other than any such increases or decreases, as applicable, arising from acquisitions or asset sales outside the ordinary course by the Borrower or any Restricted Subsidiary during such period or the application of recapitalization or purchase accounting),

(iv) cash payments by Holdings and the Restricted Subsidiaries during such period in respect of non-current liabilities of the Holdings and the Restricted Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and were not financed with long-term Indebtedness (other than revolving Indebtedness),

(v) without duplication of amounts deducted pursuant to clauses (vi) and (vii) below in prior fiscal years, the amount of Investments (other than Investments in Cash Equivalents and Investments made pursuant to Sections 6.04(b), (d) and (u)) and acquisitions not prohibited by this Agreement made in cash during such period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such period, to the extent that such Investments or acquisitions were not financed with long-term Indebtedness (other than revolving Indebtedness) (it being understood that the reference to Section 6.04(d) in this clause (v) shall be without prejudice to the ability to utilize any other provision of this clause (b) to the extent applicable),

(vi) the amount of Restricted Payments (other than pursuant to Sections 6.08(a)(i) and (viii)) paid in cash during such period or, at the option of the Borrower, made prior to the date Holdings is required to make a payment of Excess Cash Flow in respect of such period, and not prohibited by this Agreement (for the avoidance of doubt, solely to the extent that such Restricted Payments made during such period are not deducted (and not added back) in calculating Consolidated Net Income), to the extent such Restricted Payments were not financed with long term Indebtedness (other than revolving Indebtedness),

(vii) without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by Holdings or any Restricted Subsidiary pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such period and (2) the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Holdings or any Restricted Subsidiary (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Permitted Acquisitions, other Investments (other than Investments in Cash Equivalents and Investments made pursuant to Sections 6.04(b) and (d)), Restricted Payments, any scheduled payment, repurchase or redemption of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid, repurchased or redeemed, or Capital Expenditures (including other purchases of intellectual property) to be consummated or made during the immediately succeeding fiscal year; provided that to the extent the aggregate amount (excluding in each case any amount financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)) actually utilized to finance such Permitted Acquisitions, Investments, Restricted Payments, repayments of Indebtedness or Capital Expenditures during such subsequent period is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period,

(viii) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside (with respect to taxes payable in the immediately succeeding tax year), payable, or reasonably estimated to be payable (without duplication) in such period,

(ix) to the extent not deducted in arriving at Consolidated Net Income in such period, the amount of cash payments made in respect of pensions and other postemployment benefits,

(x) to the extent not deducted in arriving at Consolidated Net Income in such period, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions or any Permitted Acquisition, permitted Investment, equity issuance or issuance of Indebtedness (in each case, whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by Holdings,

(xi) (x) cash expenditures in respect of Swap Agreements, or other hedging or derivative arrangements permitted hereunder during such period to the extent not deducted in calculating Consolidated Net Income and (y) to the extent included in calculating Consolidated Net Income, the aggregate amount of income for any such period attributable to the early extinguishment of Indebtedness, Swap Agreements or other hedging or derivative instruments,

(xii) without duplication of amounts deducted pursuant to clause (vii) above in prior periods, the amount of capital expenditures made in cash during such period, but only to the extent that such capital expenditures were financed with internally generated cash flow of Holdings or its Restricted Subsidiaries, and

(xiii) to the extent not deducted in arriving at Consolidated Net Income, the amount of cash received from reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

Notwithstanding anything else provided in this Agreement, (x) the amounts deducted under clause (b) above shall in no event be duplicative of amounts deducted under clauses (i) through (v) of Section 2.11(c) and (y) to the extent an amount is eligible to be deducted under either clause (b) above or clauses (i) through (v) of Section 2.11(c), such amounts shall be deemed to have been deducted under clauses (i) through (v) of Section 2.11(c) (and not, for the avoidance of doubt, clause (b) above).

“Excess Cash Flow Period” has the meaning assigned to such term in Section 2.11(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Revolving Administrative Agent and the Borrower or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the Exchange Rates of exchange of the Revolving Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Revolving Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such Exchange Rate is being quoted, the Revolving Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means,

(a) (x) any fee owned real property and (y) all leasehold interests in real property,

(b) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction),

(c) any asset to the extent a pledge thereof or grant of security interest therein is prohibited by any Requirement of Law (including any legally effective requirement to obtain the consent of any governmental authority, except to the extent such consent has been obtained, other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law, including the Uniform Commercial Code of any applicable jurisdiction),

(d) margin stock and, to the extent (i) prohibited by the terms of, creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) or requiring the consent of one or more third parties under and/or (ii) any pledge could give rise to a “right of first refusal,” a “right of first offer” or a similar right that may be exercised by any third party pursuant to, any applicable Organizational Documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Restricted Subsidiaries that are wholly-owned subsidiaries,

(e) assets to the extent a grant or perfection of a security interest in such assets would result in material adverse regulatory consequences to Holdings, the Borrower or any of its Restricted Subsidiaries as reasonably agreed to by the Borrower and the Collateral Agent,

(f) in respect of United States Federal trademark applications, any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; provided that, upon the filing of a “Statement of Use” or “Amendment to Allege Use,” such trademark application will cease to be an Excluded Asset,

(g) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement permitted hereunder to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement, capital lease or similar arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition,

(h) the Equity Interests of any (i) Immaterial Subsidiary (but only to the extent that a security interest in any such asset cannot be perfected by filing a financing statement under the UCC), (ii) Unrestricted Subsidiary, (iii) not-for-profit subsidiary and/or any captive insurance company, and (iv) Person other than the Borrower or any wholly-owned Restricted Subsidiary if the organizational documents, joint venture agreement or shareholder agreement governing such Person does not permit the pledge of such Equity Interests,

(i) Vehicles and other assets subject to certificates of title or ownership (but only to the extent that a security interest in any such asset cannot be perfected by filing a financing statement under the UCC),

(j) voting Equity Interests in excess of 65% of the voting Equity Interests of (1) any first-tier Foreign Subsidiary that is a CFC or (2) any FSHCO,

(k) any accounts used solely as payroll accounts, any accounts used solely for withholding tax or as fiduciary accounts and any escrow account holding funds for the benefit of third parties (other than the Loan Parties and any Affiliate of any Loan Party),

(l) commercial tort claims with an individual value less than $12,500,000, and/or

(m) letter-of-credit rights with an individual value less than $5,000,000 (but only to the extent that a security interest in any such asset cannot be perfected by filing a financing statement under the UCC).

Other assets shall be deemed to be “Excluded Assets” if the Collateral Agent and the Borrower reasonably agree that the cost, burden, difficulty or consequences (including any adverse tax consequences to Holdings or any of its Subsidiaries or any Parent Entity) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Information” has the meaning assigned to such term in the definition of “Big Boy Letter.”

“Excluded Subsidiary” means any of the following:

(a) any Subsidiary that is not a wholly-owned subsidiary of Holdings, subject to the proviso in Section 9.15,

(b) any Foreign Subsidiary,

(c) any FSHCO,

(d) any Subsidiary of any Subsidiary of Holdings that is a CFC,

(e) any Unrestricted Subsidiary,

(f) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date any such subsidiary is acquired (so long as, in respect of any such contractual prohibition, such prohibition is not incurred in contemplation of such acquisition and only for so long as such prohibition exists), from guaranteeing the payment of the Secured Obligations or which would require consent, approval, license or authorization from any Governmental Authority to provide a guarantee, unless such consent, approval, license or authorization has been obtained,

(g) any Subsidiary where the Borrower and the Collateral Agent reasonably agree that the cost, burden, difficulty or consequences (including any adverse tax consequences to Holdings or any of its Subsidiaries or any Parent Entity) of providing the Guarantee will outweigh the practical benefits to be obtained by the Lenders therefrom,

(h) any Immaterial Subsidiary,

(i) any captive insurance company or any non-for-profit Subsidiary, and

(j) any other Subsidiaries as mutually agreed between the Borrower and the Administrative Agents;

provided that the Borrower and Holdings shall not constitute Excluded Subsidiaries.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), branch profits Taxes and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned an interest in, engaged in any other transaction pursuant to, or enforced, any Loan, Loan Document or Letter of Credit), (b) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(f), (c) any withholding Tax imposed pursuant to FATCA and (d) in the case of a Lender (other than an assignee pursuant to Section 2.19), any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to Requirement of Law in effect on the date on which (i) the applicable recipient acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, the date on which such Lender acquires the applicable interest in such Loan or (ii) such recipient changes its Lending Office, except, in each case, to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” means each letter of credit identified on Schedule 1.01(a).

“Existing Notes” means the Borrower’s 6.00% Senior Unsecured Notes due 2025.

“Facility” means any Incremental Facility, the Revolving Facility and/or the Term Facility, as the context may require.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, or convention among Governmental Authorities (and any related Requirements of Law) implementing the foregoing.

“Financial Covenant Increase Period” has the meaning assigned to such term in Section 6.12(a).

“Financial Covenants” means the financial covenants specified in Sections 6.12(a) and 6.12(b).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Borrower.

“First Lien Obligations” means the Secured Obligations, Incremental Equivalent Debt and the Credit Agreement Refinancing Indebtedness, in each case, that are, or purported to be, secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Initial Term Loans and Initial Revolving Loans. For the avoidance of doubt, “First Lien Obligations” shall include the Initial Term Loans.

“Fixed Amounts” has the meaning assigned to such term in Section 1.08(b).

“Floor” means~~,~~ (i) with respect to the Initial Term Facility, a rate of interest per annum equal to 50 basis points (0.50%), and (ii) with respect to the Initial Revolving Facility, a rate of interest per annum equal to 0 basis points (0.00%).

“Foreign Pension Plan” means any defined benefit plan sponsored, maintained or contributed to by any Loan Party or any Foreign Subsidiary (other than any plans that are maintained exclusively by a Governmental Authority).

“Foreign Pension Plan Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from any applicable Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate, or appoint a trustee or similar official to administer, any such Foreign Pension Plan, or the incurrence of any liability by any Loan Party or any Foreign Subsidiary of any Loan Party on account of the complete or partial termination of, or withdrawal from, such Foreign Pension Plan or (d) the imposition on any Loan Party or any Foreign Subsidiary of any Loan Party of any fine, excise tax or penalty resulting from any transaction that is prohibited under any applicable law or any noncompliance with any applicable law.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(h).

“Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof), and (b) with respect to any Swingline Loan Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Loan Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Borrower) that has no material assets other than Equity Interests in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Funded Debt” means all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that (i) matures more than one year from the date of its creation or (ii) matures within one year from the date of its creation but is renewable or extendable, at the option of Holdings or any such Restricted Subsidiary, to a date more than one year from the date of its creation or (iii) arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America (and with respect to Loan Parties organized under the laws of the Netherlands, accounting principles generally applied in the Netherlands), as in effect from time to time; provided, however, that if Holdings notifies the Administrative Agents that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agents notify the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose) that, in each case, would effect the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by Holdings or the Required Lenders, then the Borrower and the Administrative Agents shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Holdings or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with Section 1.04.

“Global Intercompany Note” means Global Intercompany Note, among Holdings, the Borrower and the other Subsidiaries, substantially in the form of Exhibit K.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(f).

“Growth Amount” has the meaning assigned to such term in clause (b) of the definition of “Available Amount.”

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into after the Closing Date in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement, among Holdings, the Borrower, the other Loan Parties and the Administrative Agents, substantially in the form of Exhibit A-1.

“guarantor” has the meaning assigned to such term in the definition of “Guarantee.”

“Guarantor Joinder” means a joinder by a Person as a Guarantor under the Loan Documents, in the form of Exhibit A-2.

“Guarantors” has the meaning assigned to such term in clause (a) of the definition of “Collateral and Guarantee Requirement.”

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated as hazardous or toxic (or any other term of similar meaning and regulatory import) pursuant to any Environmental Law.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Honor Date” has the meaning assigned to such term in Section 2.04(d)(i).

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Cap” shall have the meaning given to such term in Section 2.20(d)(iii).

“Incremental Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Equivalent Debt” has the definition assigned to such term in Section 6.01(a)(xxiii).

“Incremental Facility” shall mean the facility in respect of any Incremental Loan.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Facility Closing Date” has the meaning assigned to such term in Section 2.20(d).

“Incremental Lenders” has the meaning assigned to such term in Section 2.20(c).

“Incremental Loans” has the meaning assigned to such term in Section 2.20(b).

“Incremental Ratio Basket” has the meaning assigned to such term in Section 2.20(d)(iii)(D).

“Incremental Request” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Credit Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.20(b).

“Incremental Term Commitments” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term Lender” has the meaning assigned to such term in Section 2.20(c).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20(b).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.08(b).

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP,

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within sixty (60) days after being due and payable and (iii) liabilities associated with customer prepayments and deposits),

(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(f) to the extent not otherwise included, all Guarantees by such Person of Indebtedness of others,

(g) all Capital Lease Obligations of such Person,

(h) all reimbursement obligations, contingent or otherwise, of such Person as an account party in respect of trade letters of credit and letters of guaranty; provided that unreimbursed amounts under letters of credit will be counted as Indebtedness three (3) Business Days after such amount is drawn, and

(i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances (other than bankers’ acceptances issued in respect of trade payables);

provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business, (iv) Indebtedness of any Parent Entity (for which none of Holdings or any Restricted Subsidiary is liable) appearing on the balance sheet of such Parent Entity solely by reason of push down accounting under GAAP, (v) obligations in respect of operating leases, (vi) [reserved] and (vii) current intercompany liabilities.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner), to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Person” has the meaning assigned to such term in Section 9.03(b).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Initial Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent amount set forth opposite such Revolving Lender’s name on Schedule 2.01(b) under the caption “Initial Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Initial Revolving Commitment of all Revolving Lenders shall be $800,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Initial Revolving Facility” has the meaning assigned to such term in the recitals hereto.

“Initial Revolving Loan” means a Loan under the Initial Revolving Facility made by a Revolving Lender to the Borrower in respect of its Initial Revolving Commitment pursuant to Sections 2.01(b).

“Initial Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make an Initial Term Loan hereunder on the Amendment No. 1 Effective Date. The amount of each Initial Term Lender’s Initial Term Commitment is set forth on Schedule 2.01(a) under the caption “Initial Term Commitment.” As of the Amendment No. 1 Effective Date, the aggregate Initial Term Commitment of all Term Lenders is $400,000,000.

“Initial Term Facility” means the term loan facility provided pursuant to Section 2.01(a).

“Initial Term Loans” has the meaning assigned to such term in Section 2.01(a).

“Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property Security Agreements” has the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreements” means any Market Intercreditor Agreement or any other intercreditor agreement that the Administrative Agents and/or Collateral Agent may enter into pursuant to Section 9.17, as the context may require.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Loans or Term Loans bear interest under a Term Rate Loan Option. Subject to the last sentence of this definition and subject to availability for the interest rate applicable to the relevant Currency, such period shall be one-month, three-months, or six-months. Such Interest Period shall commence on the effective date of such Term Rate Loan Option, which shall be (i) the date of the proposed Borrowing if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to a Term Rate Loan Option if the Borrower is renewing or converting to a Term Rate Loan Option applicable to outstanding

Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Revolving Commitment Termination Date.

“Interest Rate Option” means any Term Rate Loan Option or Daily Rate Loan Option.

“Investment” means, as to any Person, (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (other than, as between Holdings and its Subsidiaries, any cost plus or transfer pricing arrangements and intercompany loans, advances or Indebtedness having a term not exceeding 364 days, in each case, in the ordinary course of business or consistent with past practices) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person, other than purchases or other acquisitions of inventory, goods, materials, supplies and/or equipment in the ordinary course of business.

The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the funded principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount), but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of “Guarantee,” (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (A) the cost of all additions thereto and minus (B) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received to and received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (B) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IOSCO Principles” means the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.

“IRS” means the United States Internal Revenue Service.

“ISDA CDS Definitions” has the meaning assigned to such term in Section 9.02(h).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit request, and any other document, agreement and instrument entered into by any L/C Issuer and the Borrower (or any subsidiary of the Borrower) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Bookrunners” means PNC Capital Markets LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Bank, National Association, Citizens Bank, N.A. and Truist Securities, Inc.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Debt” means any Indebtedness of any Loan Party that by its terms is contractually subordinated in right of payment to the Secured Obligations.

“KPIs” shall have the meaning set forth in Section 2.25(a).

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date required under Section 2.04(d)(i) or refinanced as a Revolving Loan.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Exposure” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate principal amount of all L/C Advances that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time means its Applicable Percentage of the aggregate L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, or by the reason of Article 36 of UCP 600 being excluded as a governance, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Issuer” means, with respect to Letters of Credit the Persons listed on Schedule 1.01(b), together with their respective Affiliates, successors and permitted assigns in such capacity and any Revolving Lender (including any Person who is a Revolving Lender as of the date such Person becomes an L/C Issuer but subsequently, after agreeing to become an L/C Issuer, ceases to be a Revolving Lender and is subject to Section 2.04(m)) which, at the request of the Borrower, and with the consent of the Revolving Administrative Agent, agrees in such Revolving Lender’s sole discretion to become an L/C Issuer for the purposes of issuing such Letter of Credit, together with its Affiliates, permitted successors and assigns in such capacity.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Overnight Rate” means for any day, the greater of (i) the Overnight Bank Funding Rate and (ii) an overnight rate determined by the applicable L/C Issuer in accordance with banking industry rules on interbank compensation.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Facility, any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LCA Test Date” has the meaning assigned to such term in Section 1.08(a).

“Lead Arrangers” means PNC Capital Markets LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Fifth Third Bank, National Association, Citizens Bank, N.A. and Truist Securities, Inc. On and after the Amendment No. 1 Effective Date, the term “Lead Arrangers” shall include the Amendment No. 1 Lead Arrangers.

“Lenders” means the Term Lenders, the Revolving Lenders and, as the context requires, includes an L/C Issuer, and any other Person that shall have become a party hereto as a lender pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Loan Lender.

“Lending Office” means, as to any Administrative Agent, any L/C Issuer or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agents.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit shall be a standby letter of credit and shall be governed by the laws of the State of New York, in each case, unless otherwise agreed to by the applicable L/C Issuer. Letters of Credit may be issued in Dollars or in any Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

“Letter of Credit Commitment” means each L/C Issuer’s share of the Letter of Credit Sublimit. The Letter of Credit Commitment of each L/C Issuer as of the Closing Date is as indicated on Schedule 2.01(b).

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day) (assuming that the Revolving Maturity Date is the Springing Maturity Date until the circumstances that could, pursuant to the proviso in the definition of “Revolving Maturity Date,” cause the Revolving Maturity Date to accelerate to the Springing Maturity Date no longer exist).

“Letter of Credit Fee” has the meaning assigned to such term in Section 2.04(i).

“Letter of Credit Sublimit” means an amount equal to the lesser of $125,000,000 and the aggregate unused amount of the Revolving Commitments in effect. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, assignment by way of security or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” means any acquisition (including by way of merger) or Investment permitted hereunder by Holdings or one or more of its Restricted Subsidiaries of any assets, business or Person permitted to be acquired hereunder, in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness for which irrevocable notice may be given in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any Restricted Payment as to which a declaration has been made.

“LLC Interests” shall have the meaning assigned to such term in Section 3.12.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans or any Letter of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents or with respect to any Letter of Credit, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents or with respect to any Letter of Credit (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement, each of the other Loan Documents and any Erroneous Payment Subrogation Rights or with respect to any Letter of Credit (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, administration, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, each Note, any Incremental Facility Amendment (including Amendment No. 1), any Refinancing Amendment, any Loan Modification Agreement, any ESG Amendment, the Guarantee Agreement, the Security Documents, the Intercreditor Agreements and any Notes delivered pursuant to Section 2.09(e).

“Loan Increase” means a Term Loan Increase or Revolving Commitment Increase.

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Applicable Administrative Agent, among the Borrower, the Applicable Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning assigned to such term in Section 2.24(a).

“Loan Parties” means Holdings, the Borrower and the other Guarantors.

“Loans” means the loans made by the Lenders to the Borrower in the form of a Term Loan, Revolving Loan or Swingline Loan pursuant to this Agreement.

“Losses” has the meaning assigned to such term in Section 9.03(b).

“Market Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agents and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agents and the Collateral Agent and Holdings, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Acquisition” means any Permitted Acquisition (or series of Permitted Acquisitions occurring within any consecutive twelve-month period after the Closing Date) having aggregate Total Consideration equal to or in excess of $50,000,000.

“Material Adverse Effect” means, a circumstance or condition that would materially and adversely affect (in each case after taking into account all relevant factors or circumstances including any insurance, warranty, indemnity or other resources available to Holdings and its Restricted Subsidiaries or right of recourse against any third party with respect to the relevant circumstance or condition) (i) the business, assets, financial condition or results of operations and any obligation of any person in force to provide any equity investment in each case, of Holdings, the Borrower or Holdings and the Restricted Subsidiaries, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents or (iii) the rights and remedies (taken as a whole) of the Administrative Agents, the Collateral Agent and the Lenders under the applicable Loan Documents.

“Material Indebtedness” means (without duplication) Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) to the extent not reimbursed within five Business Days following the drawing thereof or obligations in respect of one or more Swap Agreements, of any one or more of Holdings and the Restricted Subsidiaries in an aggregate outstanding principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the aggregate amount (giving effect to any netting agreements and/or collateral posted) that Holdings or any Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Restricted Subsidiary that, as of the last day of the most recently ended Test Period, had revenues or total assets (determined on a consolidated basis for such Restricted Subsidiary and its Restricted Subsidiaries) for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of Holdings and the Restricted Subsidiaries for such Test Period; provided that if at any time and from time to time after the date which is 30 days after the Closing Date (or such longer period as the Administrative Agents may agree in their reasonable discretion), all Restricted Subsidiaries that are not Guarantors solely because they do not meet the forgoing 5.0% threshold comprise in the aggregate more than (when taken together with the total assets of the Restricted Subsidiaries of such Subsidiaries at the last day of the most recent Test Period) 10.0% of total assets of the Holdings and the Restricted Subsidiaries as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiaries for such Test Period) 10.0% of the consolidated gross revenues of Holdings and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agents may agree in their reasonable discretion), (i) designate in writing to the Administrative Agents one or more Restricted Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.13 with respect to any such Restricted Subsidiaries (to the extent applicable), in each case, other than any Restricted Subsidiaries that otherwise constitute Excluded Subsidiaries.

“Maturity Date” means (i) with respect to any Term Loans, the applicable Term Maturity Date and (ii) with respect to any Revolving Loans, the applicable Revolving Maturity Date; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maturity Limitation Excluded Amount” means an aggregate amount equal to the greater of $60,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period, less the aggregate outstanding principal amount of Credit Agreement Refinancing Indebtedness, Incremental Facilities, Incremental Equivalent Debt, Ratio Indebtedness and Permitted Refinancings with respect to the foregoing, in each case to the extent incurred in reliance on such Maturity Limitation Excluded Amount (it being understood and agreed that Permitted Refinancings incurred in reliance on the Maturity Limitation Excluded Amount may exceed the remaining amount available to be utilized pursuant to this definition above by an amount not to exceed the amounts set forth in clause (a)(i) of the definition of “Permitted Refinancing”).

“MFN Adjustment” has the meaning provided in Section 2.20(e)(iii).

“MFN Conditions” means, with respect to any Indebtedness that is subject to the MFN Adjustment, that such Indebtedness: (a) is in the form of broadly syndicated Incremental Term Loans, (b) is not incurred in connection with a Permitted Acquisition or similar investment and (c) is secured on a pari passu basis with the Liens securing the Initial Term Loans hereunder.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or with respect to which any Loan Party or ERISA Affiliate has or could reasonably be expected to have liability under Section 4212(c) of ERISA.

“Net Proceeds” means, with respect to any event, an amount equal to (a) the proceeds received in respect of such event in cash or Cash Equivalents, including (i) any cash or Cash Equivalents received in respect of any non-cash proceeds, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out (but excluding any interest payments), but only as and when received, and (ii) in the case of a Recovery Event, insurance proceeds or condemnation or similar awards that are actually received, minus (b) the sum of (1) all fees and out-of-pocket expenses paid by Holdings and the Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (2) in the case of a Disposition, (x) the amount of all payments that are permitted hereunder and are made by Holdings and the Restricted Subsidiaries as a result of such event to repay Indebtedness permitted to be incurred and outstanding hereunder (other than (1) the Loans or (2) other pari passu or junior secured Indebtedness that is secured by a Lien on the Collateral and incurred or outstanding pursuant to Section 6.01(a)) and secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by Holdings or the Restricted Subsidiaries and (3) the amount of all Taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Net Short Lender” has the meaning specified in Section 9.02(h).

“New Zealand Dollars” shall mean the lawful currency of New Zealand.

“New Zealand Rate Lookback Day” has the meaning assigned to such term in clause (c) of the definition of “Eurocurrency Rate.”

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c)

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.04(b)(iii).

“Non-Loan Party Acquisition Sublimit” has the meaning assigned to such term in clause (c) of the definition of “Permitted Acquisition.”

“Non-Loan Party Debt Sublimit” has the meaning assigned to such term in Section 6.01(a)(xix)(5).

“Non-Qualifying Party” shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap.

“Non-Reinstatement Deadline” has the meaning assigned to such term in Section 2.04(b)(iv).

“Not Otherwise Applied” means, with reference to the Available Amount, that such amount was not previously (or concurrently) applied pursuant to Section 6.04(o)(B), 6.08(a)(viii) or 6.08(b)(iv).

“Notes” means the collective reference to the Revolving Notes, the Swingline Loan Note and the Term

Notes.

“Notice of Intent to Cure” has the meaning assigned to such term in Section 7.03(a).

“Notice of Prepayment” a notice of prepayment in the form of Exhibit E hereto or such other form that is acceptable to the Applicable Administrative Agent.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or Loan Modification Agreement.

“Other Revolving Commitment” means one or more Classes of revolving credit commitments hereunder or extended Initial Revolving Commitments or Incremental Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, court or documentary, intangible, filing, transfer, sales or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed as a result of a present or former connection between the recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Loan Document or Letter of Credit) and are imposed with respect to an assignment, other than an assignment pursuant to Section 2.19.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of term loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts and (iii) with respect to any Swingline Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount of all Swingline Loans after giving effect to any borrowings and reimbursements thereof occurring on such date.

“Overnight Bank Funding Rate” means for any day, (a) with respect to any amount denominated in Dollars, the rate comprising both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Applicable Administrative Agent for the purpose of displaying such rate); provided that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Applicable Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, further, that if the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Revolving Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation (which determination shall be conclusive absent manifest error). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“parent” has the meaning assigned to such term in the definition of “subsidiary.”

“Parent Entity” means any Person that is a direct or indirect parent of Holdings and of which Holdings is a direct or indirect wholly-owned subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(iii).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Partnership Interests” has the meaning assigned to such term in Section 3.12.

“Payment Date” means (i) with respect to Daily Simple SOFR, the first day of each calendar month after the Closing Date or (ii) otherwise, the first day of each calendar quarter after the Closing Date and, in each case, on the Maturity Date or upon acceleration of any promissory note requested pursuant to Section 2.09(e).

“Payment Recipient” has the meaning assigned to such term in Section 8.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Requirements” means the need for filings or registrations or the taking of actions needed to establish control necessary or, in the reasonable judgment of the Administrative Agents and the Collateral Agent, advisable, in each applicable jurisdiction, to create or perfect Liens over the Collateral granted by the Loan Parties in favor of the Secured Parties and the delivery to the Collateral Agent of any stock certificate or other certificate of title required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank; provided that any Perfection Requirements shall be subject to the penultimate paragraph of the definition of “Collateral and Guarantee Requirement.”

“Permitted Acquisition” means an Acquisition Transaction together with other Investments necessary to consummate such Acquisition Transaction; provided that:

(a) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (a) shall be determined in accordance with Section 1.08(a)), after giving Pro Forma Effect to any such Acquisition Transaction or Investment, no Event of Default shall have occurred and be continuing,

(b) the business of such Person, or such assets, as the case may be, will be a Similar Business,

(c) such acquired person becomes a Restricted Subsidiary; provided that the aggregate principal amount of Investments by Loan Parties with respect to Permitted Acquisitions of Restricted Subsidiaries that are not Loan Parties shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $150,000,000 and 65% of Consolidated EBITDA for the most recently ended Test Period as of such time (this clause (c), the “Non-Loan Party Acquisition Sublimit”), and

(d) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (d) shall be determined in accordance with Section 1.08(a)), after giving Pro Forma Effect to any such Acquisition Transaction or Investment, the Borrower shall be in compliance with the Financial Covenants.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer and Loan Modification Agreement pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate and/or modifying the amortization schedule with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) amended covenants or other provisions shall be substantially identical to or not more favorable (when taken as a whole and as reasonably determined by the Borrower) to the Accepting Lenders than the Indebtedness subject to such Loan Modification Offer unless (i) also added for the benefit of the Loans remaining outstanding after the issuance or incurrence of such Indebtedness (ii) only applicable after the Latest Maturity Date at the time of such refinancing, (iii) as reasonably agreed by the Applicable Administrative Agent or (iv) reflect market terms and conditions (taken as a whole) at the time of occurrence, issuance or effectiveness (as determined in good faith by the Borrower).

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or other governmental charges that are not delinquent for a period of more than 30 days, or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case, the nonpayment of which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(b) Liens imposed by statutory or common law, such as landlords’ carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens, arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect;

(c) (i) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation or (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Restricted Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts (other than for the payment of Indebtedness), governmental contracts and leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(e) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions, zoning restrictions and other similar encumbrances, matters that are or would be reflected on a survey of any real property, irregularities of title, title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(f) (i) Liens securing, or otherwise arising from, judgments, awards attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(i) and (ii) any pledge and/or deposit securing any settlement of litigation;

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of the Restricted Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of Holdings or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or other similar instrument to the extent such obligations are permitted by Section 6.01;

(h) rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts or cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases or consignment or bailee arrangements entered into by Holdings or any of the Restricted Subsidiaries.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of senior secured notes, bonds or debentures or senior secured loans; provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without control of remedies) with the Loan Document Obligations, (ii) such Indebtedness satisfies the applicable requirements set forth in the proviso to the definition of “Credit Agreement Refinancing Indebtedness,” and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Market Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person (such Indebtedness, the “Refinanced Debt”); provided that

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Debt except (i) by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus underwriting discounts, other amounts paid, and fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred, in connection with such modification, refinancing, refunding, renewal or extension, (ii) by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn under Section 6.01 immediately prior to such refinancing (other than by reference to a Permitted Refinancing) and such drawing shall be deemed to have been made and (iii) to the extent such excess amounts is otherwise permitted to be incurred under Section 6.01;

(b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(vii), (a)(xiv) (other than in respect of Indebtedness for borrowed money), (a)(xvii) or to the extent permitted pursuant to the Maturity Limitation Excluded Amount, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Refinanced Debt;

(c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), (a)(vii), (a)(xiv) (other than in respect of Indebtedness for borrowed money), (a)(xvii) or to the extent permitted pursuant to the Maturity Limitation Excluded Amount, and solely to the extent such Refinanced Debt is in the form of term facilities, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Debt;

(d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt;

(e) such Permitted Refinancing is not secured by a Lien on any assets other than the collateral securing, and with no higher priority than, the Refinanced Debt (unless such Lien is permitted by a separate provision of Section 6.02);

(f) if unsecured, such Indebtedness shall remain unsecured (unless permitted to be secured by a separate provision of Section 6.02); and

(g) no Loan Party that was not an obligor with respect to the Refinanced Debt shall be an obligor under the Permitted Refinancing (unless permitted to by guaranteed by a separate provision of Section 6.01(a) and 6.04) and if the Refinanced Debt was (or was required to be) subject to a Market Intercreditor Agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such Market Intercreditor Agreement, in each case providing for the same (or lesser) lien priority. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior basis with the Loan Document Obligations, (ii) such Indebtedness satisfies the applicable requirements set forth in the proviso to the definition of “Credit Agreement Refinancing Indebtedness,” and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Market Intercreditor Agreement. Permitted Second Priority Refinancing Debt may include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Holdings or any other Loan Party in the form of one or more series of senior unsecured notes, bonds or debentures or loans; provided that (i) such Indebtedness satisfies the applicable requirements set forth in the proviso to the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not secured by any Lien on any property or assets of Holdings or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt may include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in clause (b)(vii) of the definition of “Excess Cash Flow.”

“Platform” has the meaning assigned to such term in Section 5.01.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent.

“PNC Bank” means PNC Bank, National Association.

“Prepayment Event” means:

(a) any sale, transfer or other Disposition of any property or asset of the Borrower or any Restricted Subsidiary pursuant to Section 6.05(j) or the occurrence of any Recovery Event (or series of related Dispositions or Recovery Events) resulting, in each case, in Net Proceeds exceeding (x) $10,000,000 from any single transaction or series of related transactions and (y) $25,000,000 in the aggregate in any fiscal year (each of clauses (x) and (y), a “Disposal Threshold”). For the avoidance of doubt, only Net Proceeds in excess of such Disposal Threshold shall be subject to the mandatory prepayment provisions set forth in Section 2.11(b) and no Prepayment Event shall occur pursuant to this clause (a) in any fiscal year until the Net Proceeds received during such fiscal year exceed the Disposal Threshold set forth in clause (a)(y); or

(b) the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt constituting Secured Obligations) or permitted by the Required Lenders pursuant to Section 9.02.

“primary obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means the interest rate per annum announced from time to time by the Applicable Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by such Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means, with respect to any Currency, the main banking office of (1) the Revolving Administrative Agent in Pittsburgh, Pennsylvania or (2) the Term Administrative Agent in Charlotte, North Carolina, or, in each case, such other address with respect to such Currency as the Applicable Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.14.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Proceeding” has the meaning assigned to such term in Section 9.03(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Public Offering” means the issuance by Holdings or any Parent Entity of its common capital stock in a public offering pursuant to an effective registration statement filed with the SEC or any other comparable Governmental Authority in any other applicable jurisdiction (whether alone or in connection with a further public offering).

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act and U.S. Commodity Futures Trading Commission regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“QFC” has the meaning assigned to such term in Section 9.21(b).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Ratio Indebtedness” has the meaning assigned to such term in Section 6.01(a)(xix).

“Recipient” means (a) any Administrative Agent, (b) the Collateral Agent, (c) any Lender and (d) any L/C Issuer, as applicable.

“Recovery Event” means the receipt by Holdings or any of its Restricted Subsidiaries of any insurance proceeds in respect of any equipment, fixed assets or real property or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any Collateral (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Holdings or any of its Restricted Subsidiaries in respect of any such event but not by reason of any loss of revenues or interruption of business or operations caused thereby.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Applicable Administrative Agent in its reasonable discretion.

“Refinanced Credit Agreement Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Debt” has the meaning assigned to such term in the definition of “Permitted Refinancing.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, Holdings and the other Loan Parties, (b) the Applicable Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having substantially the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” shall mean a commercial bank with consolidated combined capital and surplus of at least

$5,000,000,000 that is (i) a US depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the US Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (iv) a non-US branch of a foreign bank managed and controlled by a US branch referred to in clause (iii) or (v) any other US or non-US depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Reinvestment Prepayment Date” has the meaning assigned to such term in Section 2.11(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the officers, directors, employee, partners, members, agents, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata and including the environment within any building or other structure).

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, and (b) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (1) the central bank for the Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Removal Effective Date” has the meaning assigned to such term in Section 8.01.

“Representatives” has the meaning assigned to such term in Section 9.12(a).

“Repricing Transaction” means (a) the incurrence any Loan Party of any new or replacement tranche of broadly syndicated term “b” loans incurred for the primary purpose of repaying, refinancing, substituting or replacing the Initial Term Loans with Indebtedness (i) having an Effective Yield for the respective Type of such Indebtedness that is less than (and not by virtue of any fluctuation in any “base” rate) the Effective Yield for the Initial Term Loans, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise), in each case, except for a reduction in connection with (A) a Public Offering yielding proceeds in excess of $50,000,000, (B) a Change in Control or (C) a Transformative Acquisition.

“Required Facility Lenders” means, as of any date of determination, with respect to one or more Credit Facilities, (x) if there exists fewer than two (2) Lenders under such Credit Facility or Credit Facilities, all Lenders under such Credit Facility or Credit Facilities and (y) if there exists two (2) or more Lenders that are not Affiliates under such Credit Facility or Credit Facilities, Lenders having more than 50% of the sum of (a) the Outstanding Amount under such Credit Facility or Credit Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations under such Credit Facility or Credit Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Credit Facility or Credit Facilities; provided that the unused Commitments of, and the portion of the Outstanding Amount under such Credit Facility or Credit Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent specified in Section 9.04(g) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders.

“Required Lenders” means, at any time, the Required Term Lenders and the Required Revolving Lenders, collectively.

“Required Revolving Lenders” means, at any time, (x) if there exists fewer than two (2) Revolving Lenders, all Revolving Lenders and (y) if there exists two (2) or more Revolving Lenders that are not Affiliates, Revolving Lenders having or holding more than 50.0% of the aggregate amount of the ~~Term Loan Exposure and~~ Revolving Exposure; provided whenever there are one or more Defaulting Lenders, the ~~Term Loan~~Revolving Exposure ~~and/or~~of each Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, at any time, (x) if there exists fewer than two (2) Term Lenders, all Term Lenders and (y) if there exists two (2) or more Term Lenders that are not Affiliates, Term Lenders having or holding more than 50.0% of the aggregate amount of the Term Loan Exposure; provided whenever there are one or more Defaulting Lenders, the Term Loan Exposure of each Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.01.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, secretary, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agents. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(f).

“Revaluation Date” means (a) with respect to each Class of a Term Rate Loan denominated in an Alternative Currency, (i) each date of a borrowing, renewal, and conversion pursuant to the terms of this Agreement and (ii) such additional dates as the Revolving Administrative Agent shall determine or the Required Facility Lenders under the Revolving Facility shall require; (b) with respect to each Class of a Daily Rate Loan denominated in an Alternative Currency, each date such Daily Rate Loan is outstanding; and (c) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Revolving Administrative Agent or the applicable L/C Issuer shall determine or the Required Facility Lenders under the Revolving Facility shall require.

“Revolving Administrative Agent” means PNC Bank, in its capacity as administrative agent for the Revolving Facility hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Section 8.01.

“Revolving Agency Fee Letter” means that certain Revolving Administrative Agent’s Fee Letter, dated as April 22, 2022, by and among the Borrower, PNC Bank, in its capacity as Revolving Administrative Agent, and PNC Capital Markets LLC.

“Revolving Commitment” means an Initial Revolving Commitment, an Incremental Revolving Commitment or an Other Revolving Commitment, and “Revolving Commitments” means all of them, collectively.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means, with respect to any Class of Revolving Commitments, the earliest to occur of (a) (i) in the case of the Initial Revolving Commitments, the Revolving Maturity Date, (ii) in the case of any Other Revolving Commitments, the date specified in the Refinancing Amendment or a Loan Modification Agreement, (b) the date the Revolving Commitments of such Class are permanently reduced to zero pursuant to Section 2.08 and (c) the date of the termination of the Revolving Commitments pursuant to Section 7.01.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of any L/C Issuer, the aggregate L/C Obligations in respect of all Letters of Credit issued by that L/C Issuer (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any Unreimbursed Amount, (d) in the case of any Swingline Loan Lender, the aggregate outstanding principal amount of all Swingline Loans (net of any participations therein by the Lenders) and (e) the aggregate amount of all participations therein by such Lender in any outstanding Swingline Loans.

“Revolving Facility” means the Initial Revolving Facility and the other revolving facilities represented by the Revolving Loans.

“Revolving Lender” means, at any time, a Lender that has a Revolving Commitment or a Revolving Loan at such time.

“Revolving Loans” means the Initial Revolving Loans, the Incremental Revolving Loans or any Other Revolving Loans, as applicable.

“Revolving Maturity Date” means (a) in the case of the Initial Revolving Loans, the fifth anniversary of the Closing Date; provided that, unless the Borrower has, prior to the 91st day before the maturity date of the Existing Notes (such 91st day, the “Springing Maturity Date”), repurchased, redeemed, discharged, converted into a different instrument and/or refinanced the Existing Notes or any Indebtedness that refinances the Existing Notes to have a maturity date that is at least 91 days after the Revolving Maturity Date (as of the Closing Date) in respect of the Initial Revolving Facility, then the Revolving Maturity Date with respect to the Initial Revolving Facility shall be the Springing Maturity Date, and (b) in the case of any Incremental Revolving Facility or any Other Revolving Loan, the date set forth in the applicable documentation in respect thereof.

“Revolving Note” means a Revolving Note of the Borrower in favor of a Revolving Lender evidencing the portion of the Revolving Loans made by such Revolving Lender, in the form of Exhibit H-2, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“RFR” means, for any Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Sterling, SONIA and (b) Euro, €STR.

“RFR Adjustment” means with respect to RFR Loans, the adjustment set forth in the table below corresponding to such Alternative Currency:

Currency	Adjustment to Daily Simple RFR or Term SOFR
Euros	0.0456%
Sterling	0.0326%

“RFR Administrator” means the SONIA Administrator or the €STR Administrator, as applicable.

“RFR Administrator’s Website” means the SONIA Administrator’s Website or the €STR Administrator’s Website, as applicable.

“RFR Business Day” means as applicable, for any Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to (i) Euro, a TARGET Day, and (ii) Sterling, a day on which banks are open for general business in London.

“RFR Day” has the meaning specified in the definition of “Daily Simple RFR.”

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR or, after the replacement of the then-current Benchmark for any Currency for all purposes hereunder or under any Loan Document with Term RFR pursuant to Section 2.14, Term RFR for such Currency, as the context may require.

“RFR Reserve Percentage” means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State, the European Union, any member state of the European Union, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC and the U.S. Department of State), the European Union, the United Kingdom (including without limitation, sanctions enforced by Her Majesty’s Treasury) or any similar laws of those jurisdictions where Holdings or any of its Subsidiaries does business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings or any Restricted Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to a Person that is an Agent Party or an Affiliate of an Agent Party, (b) owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date, (c) owed to a Person that is an Agent Party, a Lender or an Affiliate of an Agent Party or Lender at the time such obligations are incurred or (d) owed to any Person from time to time approved by the Administrative Agents (such approval not to be unreasonably withheld, conditioned or delayed).

“Secured Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender and each L/C Issuer, (b) the Administrative Agents and the Collateral Agent, (c) each other Agent, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is an Administrative Agent or any of its Affiliates, (b) is in effect on the Closing Date with a counterparty that is a Lender, an Agent Party or an Affiliate of a Lender or an Agent Party as of the Closing Date, (c) is entered into after the Closing Date with any counterparty that is a Lender, an Agent Party or an Affiliate of a Lender or an Agent Party at the time such Swap Agreement is entered into, (d) is with any Person from time to time approved by the Administrative Agents (such approval not to be unreasonably withheld, conditioned or delayed) or (e) is with respect to the Metal Copper (LME) Swap expiring on December 31, 2022 (and not any extensions thereof), with Bank of Montreal; provided, however, that Secured Swap Obligations shall not include any Excluded Swap Obligations.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date among the Loan Parties as grantors and the Collateral Agent.

“Security Documents” means the Pledge Agreement, the Security Agreement, any Intellectual Property Security Agreement, and any other document entered into in accordance with the Security Agreement, the Collateral and Guarantee Requirement, Section 5.13, Section 5.14 or Section 5.17 to secure any of the Secured Obligations, each substantially in the form agreed between the relevant grantor of Collateral and the Collateral Agent.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or other Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Similar Business” means (1) any business conducted by Holdings or any Restricted Subsidiary on the Closing Date or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or reasonably related to (including non-core incidental businesses acquired in connection with any Investment permitted hereunder), the businesses that Holdings and its Restricted Subsidiaries conduct on the Closing Date.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means (x) with respect to the Initial Revolving Facility, 0.10%, and (y) with respect to the Initial Term Facility, 0.10%; provided that, if at any time after the Closing Date the Borrower provides written notice to the Administrative Agents (such notification to the Administrative Agents, the “Subject Agreements Notification”) specifically identifying ten (10) credit agreements that are publicly filed with the SEC that meet all of the following criteria (any such agreements, the “Subject Agreements”): (w) contain a cash flow revolving facility and~~, if the SOFR Adjustment is applicable to a Term Facility incurred hereunder,~~/or a “term loan B” facility, in each case, with an aggregate facility size greater than $700,000,000 per agreement, (x) are for borrowers with corporate family ratings of no greater than Ba1 from Moody’s or BB+ from S&P (or the equivalent prevailing ratings) at the time such agreements are entered into, (y) have closed (or have been amended so that they satisfy the criteria of a Subject Agreement) within 90 days before the date of such Subject Agreements Notification (or, in the case of a revised Subject Agreements Notification, within 90 days before the date of the revised Subject Agreements Notification) and (z) have eliminated the application of (or do not initially contain) credit spread adjustments for loans thereunder based on a Term SOFR Rate or Daily Simple SOFR benchmark (it being understood that a credit agreement having an applicable margin for loans with a SOFR-based benchmark that exceeds the applicable margin for loans with an Alternate Base Rate (or equivalent) benchmark by more than 100 basis points does not satisfy the requirements of this clause (z)), then the Administrative Agents shall promptly notify the Lenders of (and specify) the Subject Agreements identified in the Subject Agreements Notification (such notification to Lenders, the “SOFR Adjustment Notification”) and, so long as the Administrative Agents have not received written notice of objection to the Subject Agreements identified in the Subject Agreements Notification from Lenders comprising Required Lenders (any such objection notice shall specify the applicable Subject Agreement(s) and reason(s) such Lenders believe any applicable Subject Agreements do not meet the criteria set forth in the immediately preceding clauses (w), (x), (y) and (z)) within five (5) Business Days after the date of such SOFR Adjustment Notification, the SOFR Adjustment shall be deemed reduced to 0.00% (and the Lenders hereby authorize and consent to such reduction) for all purposes hereunder effective on the seventh (7th) Business Day after the date of such SOFR Adjustment Notification. If the Required Lenders have objected to one or more Subject Agreements, the Administrative Agents shall promptly notify the Borrower and the Lenders thereof and the Borrower may submit a revised Subject Agreements Notification with additional or replacement Subject Agreements, which revised Subject Agreements Notification shall be subject to the procedures and criteria set forth above. Notwithstanding anything set forth herein, the Administrative Agents’ sole responsibility with respect to the Subject Agreements, Subject Agreements Notification and the reduction of the SOFR Adjustment is to deliver the notices to Lenders and the Borrower in accordance with this definition and no Administrative Agent shall be responsible or have any duty (A) to ascertain, inquire into, monitor or take any other action, regarding publicly filed credit agreements to determine whether any credit agreements meet the criteria for Subject Agreements or (B) to verify that the Subject Agreements identified by the Borrower in any Subject Agreements Notification meet the criteria set forth above for Subject Agreements. The Administrative Agents shall not have any liability with respect to the provisions set forth in this definition, including with respect to any disputes relating to whether any credit agreement provided by the Borrower meet the criteria for Subject Agreements.

“SOFR Adjustment Notification” has the meaning assigned to such term in the definition of “SOFR Adjustment.”

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR.”

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Sold Entity or Business” has the meaning assigned to such term in clause (III) of the definition of “Consolidated EBITDA.”

“Solvent” and “Solvency” means with respect to any Person on any date of determination, that on such date (i) the Fair Value and the Present Fair Saleable Value of the assets of such Person exceeds such Person’s Stated Liabilities and Identified Contingent Liabilities; (ii) such person does not have Unreasonably Small Capital; and (iii) such Person can pay its Stated Liabilities and Identified Contingent Liabilities as they mature. For purposes of the foregoing, (a) “Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of a Person would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act, (b) “Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the Borrower and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated (provided that for purposes of determining Solvency on the Closing Date, this clause (b) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date), (c) “Stated Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person, (d) “Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of such person; provided that for purposes of determining Solvency on the Closing Date, this clause (d) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities pursuant to the proviso in clause (c) above)) as identified and explained in terms of their nature and estimated magnitude, (e) “can pay its Stated Liabilities and Identified Contingent Liabilities as they mature” means such Person will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable; provided that for purposes of determining Solvency on the Closing Date, this clause (e) shall be calculated after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans on the Closing Date) and (f) “does not have Unreasonably Small Capital” means such Person will have sufficient capital to ensure that it is a going concern.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Lookback Day” has the meaning assigned to such term in clause (a) of the definition of “Daily Simple RFR.”

“Specified Event of Default” means an Event of Default occurring under Sections 7.01(a), 7.01(g), or 7.01(h).

“Specified Indebtedness” has the meaning assigned to such term in Section 9.02(h).

“Specified Subsidiaries” means Retratar Espana S.L and Protim Abrasives Limited.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence, modification or repayment of Indebtedness, Restricted Payment, subsidiary designation, operating improvements, restructurings or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” to such event.

“Springing Maturity Date” has the meaning assigned to such term in the definition of “Revolving Maturity Date.”

“SPV” has the meaning assigned to such term in Section 9.04(f).

“Starter Basket” means (a) the sum of (i) $500,000,000, plus (ii) the greater of (x) $230,000,000 and (y) 100% of Consolidated EBITDA for the most recently completed Test Period (calculated on a Pro Forma Basis), minus (b) any amounts previously utilized pursuant to Section 2.20(d)(iii)(A) hereof and the amount of Incremental Equivalent Debt incurred pursuant to Section 6.01(a)(xxiii) in reliance on the Starter Basket hereof.

“Sterling,” “Pounds Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Agreements” has the meaning assigned to such term in the definition of “SOFR Adjustment.”

“Subject Agreements Notification” has the meaning assigned to such term in the definition of “SOFR Adjustment.”

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which Equity Interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or, in the case of a partnership, more than 50.0% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means each Guarantor other than Holdings.

“Subsidiary Shares” has the meaning assigned to such term in Section 3.12.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(f).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(e).

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Sustainability-Linked Adjustments” has the meaning assigned to such term in Section 2.25(a).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Loan Commitment” means the Swingline Loan Lender’s commitment to make Swingline Loans to the Borrower pursuant to Section 2.01(c) in an aggregate principal amount up to $50,000,000.

“Swingline Loan Lender” means PNC Bank (or any of its designated branch offices or Affiliates), in its capacity as a lender of Swingline Loans, or any successor thereto in accordance with the terms of this Agreement.

“Swingline Loan Note” means the Swingline Loan Note of the Borrower in the form of Exhibit H-3 evidencing the Swingline Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Swingline Loan Request” means a request for Swingline Loans made in accordance with Section 2.03(b).

“Swingline Loans” means, collectively, and “Swingline Loan” means, separately, all Swingline Loans or any Swingline Loan made by the Swingline Loan Lender to the Borrower pursuant to Section 2.01(c). All Swingline Loans shall be denominated in Dollars.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any date on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any reasonably determined by the Revolving Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” has the meaning assigned to such term in Section 6.08(a)(vii)(A).

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into after the date hereof so long as such Tax Restructuring does not impair the Guarantee or the Lien of the Collateral Agent in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such Tax Restructuring, Holdings and its Restricted Subsidiaries otherwise comply with Section 5.14.

“Taxes” means all present or future taxes, levies, imposts, duties, value added taxes, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Administrative Agent” means Wells Fargo Bank, in its capacity as administrative agent for any Term Facility hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Section 8.01.

“Term Agency Fee Letter” means that certain Term Administrative Agent’s Fee Letter, dated as April 22, 2022, by and among the Borrower, Wells Fargo Bank, in its capacity as Term Administrative Agent, and Wells Fargo Securities, LLC.

“Term Commitment” means an Initial Term Commitment, an Incremental Term Commitment or an Other Term Commitment, and “Term Commitments” means all of them, collectively.

“Term Facility” means ~~any~~the Initial Term Facility and the other term loan facilities represented by the Term Loans.

“Term Lenders” means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption in respect of any Term Loans, an Incremental Facility Amendment in respect of any Term Loans or a Refinancing Amendment in respect of any Term Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the amount of the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Term Loan Increase” has the meaning assigned to such term in Section 2.20(a).

“Term Loans” means the Initial Term Loans, the Incremental Term Loans or any Other Term Loans, as applicable.

“Term Maturity Date” means (a) in the case of the Initial Term Loans, the seventh anniversary of the Amendment No. 1 Effective Date and (b) in the case of any Incremental Term Loan or any Other Term Loan, the date set forth in the applicable documentation in respect thereof.

“Term Note” means a Term Note of the Borrower in favor of a Term Lender evidencing the portion of the Term Loans made by such Term Lender, in the form of Exhibit H-1, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

“Term Rate Loan” means a Loan that bears interest at a rate based on the Term SOFR Rate or Eurocurrency Rate.

“Term Rate Loan Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(A) or Section 2.13(a)(iii)(A), as applicable.

“Term RFR” means, with respect to Euros or Sterling for any Interest Period, a rate per annum determined by the Revolving Administrative Agent, for any Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking Rate by dividing (the resulting quotient rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the RFR Reserve Percentage; provided that if the adjusted rate as determined above would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. The adjusted Term RFR for each outstanding Term RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Revolving Administrative Agent shall give prompt notice to the Borrower of the adjusted Term RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Term RFR Forward Looking Rate” means, with respect to Euros or Sterling for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Revolving Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Revolving Administrative Agent.

“Term RFR Loan” means a Loan that bears interest based on Term RFR.

“Term RFR Notice” means a notification by the Revolving Administrative Agent to the Lenders and the Borrower of the occurrence of a Term RFR Transition Event.

“Term RFR Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(A)(3).

“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Lenders and the Borrower pursuant to Section 2.14(a)(ii), which date shall be at least thirty (30) calendar days from the date of the Term RFR Notice.

“Term RFR Transition Event” means, with respect to Euros or Sterling for any Interest Period, the determination by the Revolving Administrative Agent that (a) the applicable Term RFR for such Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Revolving Administrative Agent, and (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Currency (and such syndicated credit facilities are identified and are publicly available for review) and (e) such Term RFR is recommended for use by a Relevant Governmental Body.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Applicable Administrative Agent in its reasonable discretion).

“Term SOFR Determination Date” has the meaning assigned to such term in the definition of “Term SOFR Rate.”

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Applicable Administrative Agent by dividing (the resulting quotient rounded upwards, at the Applicable Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor.

“Term SOFR Rate Loan” means a Loan that bears interest based on the Term SOFR Rate.

“Term SOFR Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 2.13(a)(i)(A)(1) or Section 2.13(a)(iii)(A), as applicable.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (in each case, other than in respect of contingent indemnification and expense reimbursement claims not then due) shall have been paid in full, and (c) all Letters of Credit have expired or have been terminated (or have been (i) Cash Collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant L/C Issuer or (ii) deemed reissued under another agreement in a manner reasonably satisfactory to the Administrative Agents and the relevant L/C Issuer) and all L/C Advances have been reimbursed.

“Test Period” means, at any date of determination, (a) for purposes of (i) the definitions of “Applicable Rate” and “ECF Percentage” and (ii) the Financial Covenants (other than for the purpose of determining pro forma compliance with the Financial Covenants in connection with any basket) the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b); and (b) for all other purposes in this Agreement (including for the avoidance of doubt, determining pro forma compliance with the Financial Covenants in connection with any basket), the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year in such period are internally available (as determined in good faith by the Borrower); provided that in each case prior to the first date financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of Holdings ended December 31, 2021.

“Total Consideration” means, with respect to any Permitted Acquisition, (without duplication) the sum of (a) the total amount of cash paid in connection with such Permitted Acquisition, (b) all Indebtedness incurred in connection with such Permitted Acquisition, (c) such amount of liabilities assumed in connection with such Permitted Acquisition (excluding normal trade payables, accruals and indemnities), (d) the amount of Indebtedness payable to the seller in connection with such Permitted Acquisition and (e) the amounts paid or to be paid under any covenant not to compete, consulting agreements, “earn-up” or “earn-out” agreements and other deferred or contingent payment obligations in connection with such Permitted Acquisition, as reasonably estimated by the Borrower.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Total Utilization of Alternative Currency Revolving Commitments” means, as at any date of determination, the sum of (i) the Outstanding Amount of all Revolving Loans denominated in Alternative Currencies (other than Revolving Loans made for the purpose of reimbursing any L/C Issuer for any amount drawn under any Letter of Credit denominated in Alternative Currencies, but not yet so applied) and (ii) the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the Outstanding Amount of all Revolving Loans (other than Revolving Loans made for the purpose of reimbursing any L/C Issuer for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the Outstanding Amount of the L/C Obligations and (iii) the Outstanding Amount of the Swingline Loans.

“Transaction Costs” means any premiums, fees, expenses and other transaction costs incurred or paid by Holdings, the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) Closing Date Refinancing, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the premiums, fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transformative Acquisition” means any merger, acquisition or material investment, in any such case by Holdings or its Restricted Subsidiaries that either (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Holdings and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by Holdings acting in good faith.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Alternate Base Rate, (b) the Term SOFR Rate, (c) prior to the Term RFR Transition Date with respect to Euros or Sterling, the Daily Simple RFR for such Currency or, on and after the Term RFR Transition Date with respect to any such Currency, the Term RFR for such Currency, (d) the Eurocurrency Rate and (e) Daily Simple SOFR.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financials” means the unaudited consolidated balance sheet of Holdings and its consolidated subsidiaries as at the end of, and related unaudited consolidated statements of income and cash flows of Holdings and its Subsidiaries for the period ended March 31, 2022.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.04(d)(i).

“Unrestricted Subsidiary” means (i) any Subsidiary (other than a Holdings or the Borrower) designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.18 subsequent to the Closing Date and (ii) Koppers Chemicals Spain S.L.U., Protim Abrasives Limited, Koppers (China) Carbon and Chemical Company Limited, Koppers Mauritius, Koppers India Carbon Materials and Chemicals Private Limited and Koppers (Tianjin) Trading Co., Ltd.

“USA Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2009), as amended from time to time.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(2)(C).

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Bank” means Wells Fargo Bank, National Association.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, any Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means,

(a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule; and

(b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or “Revolving Loan”) or by Type (e.g., a “Daily Rate Loan,” “Term Rate Loan” or “Base Rate Loan”) or by Class and Type (e.g., a “Daily Rate Term Loan” or “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing” or “Revolving Borrowing”) or by Type (e.g., a “Daily Rate Borrowing,” “Term Rate Borrowing” or “Base Rate Borrowing”) or by Class and Type (e.g., a “Daily Rate Term Borrowing” or “Daily Rate Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights (f) references to any matter being “permitted” under this Agreement or in any Loan Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or such Loan Document, and (g) unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.04 Accounting Terms; GAAP.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agents (for distribution to the Lenders) financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b) Where reference is made to Holdings and the Restricted Subsidiaries on a “consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than the Restricted Subsidiaries unless otherwise specified therein.

SECTION 1.05 Currency Translation; Rates.

(a) Currency. All references in the Loan Documents to Loans, Letters of Credit, Secured Obligations and other amounts shall be denominated in Dollars, unless expressly provided otherwise; provided that each provision of this Agreement shall be subject to such reasonable changes of construction as the Applicable Administrative Agent may from time to time specify with Holdings’ consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(b) Credit Extensions; Total Utilization of Revolving Commitments. Notwithstanding anything to the contrary herein, for purposes of determining the relative outstanding principal amounts of any Loans denominated in any currency other than Dollars, including in connection with (i) determining the Total Utilization of Revolving Commitments pursuant to Section 2.01(b) or Section 2.01(c), (ii) determining whether the Required Lenders ~~or~~, Required Facility Lenders, Required Revolving Lenders or Required Term Lenders shall have consented to any amendment, waiver, modification or supplement hereunder or (iii) the application of any mandatory prepayments of Loans hereunder, such determination shall be based on the Dollar Equivalent principal amounts of such Loans and in accordance with Section 1.12.

(c) Baskets. The Borrower shall determine in good faith the Dollar Equivalent of any utilization or other measurement denominated in a currency other than Dollars for purposes of compliance with any basket. For purposes of determining compliance with any basket under Article VI or VII with respect to any amount expressed in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such basket utilization occurs or other basket measurement is made (so long as such basket utilization or other measurement, at the time incurred, made or acquired, was permitted hereunder). Except with respect to any ratio calculated under any basket, any subsequent change in rates of currency exchange with respect to any prior utilization or other measurement of a basket previously made in reliance on such basket (as the same may have been reallocated in accordance with this Agreement) shall be disregarded for purposes of determining any unutilized portion under such basket.

(d) Financial Ratios and Tests. For purposes of determining the Secured Net Leverage Ratio and the Total Net Leverage Ratio, the amount of Indebtedness and cash and Cash Equivalents shall reflect the currency translation effects, determined in accordance with GAAP, of Secured Swap Obligations permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent of such Indebtedness.

(e) Disclaimer. The Administrative Agents do not warrant, nor accept responsibility, nor shall the Administrative Agents have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR Rate,” “Daily Simple SOFR,” “Eurocurrency Rate” or “Daily Simple RFR” or with respect to any comparable or successor rate thereto, except as expressly provided herein.

SECTION 1.06 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

SECTION 1.07 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Credit Agreement Refinancing Indebtedness, Loans in connection with any extended Term Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

SECTION 1.08 Certain Calculations and Tests.

(a) Notwithstanding anything in this Agreement or any Loan Document to the contrary, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (x) determining compliance with any provision in this Agreement or any Loan Document (other than the Financial Covenants (other than any financial ratio or test that requires Pro Forma compliance with the Financial Covenants)) that requires the calculation of any financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or any Cash Interest Coverage Ratio test or Pro Forma compliance test with the Financial Covenants) (and for the avoidance of doubt, any financial ratio set forth in Section 2.20); (y) determining compliance with representations and warranties or the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default); (z) testing any cap expressed as a percentage of Consolidated EBITDA and any other availability of a “basket” or exception, in each case, then such compliance or testing on a Pro Forma basis may be determined, at the election of the Borrower: (A) in the case of any Acquisition Transaction, Investment or Disposition, at the time of either (x) the date the definitive agreements for such Limited Condition Transaction are entered into or (y) at the time of the consummation of the Limited Condition Transaction, as applicable or (B) in the case of any prepayment, redemption, repurchase, defeasance or similar repayment of Indebtedness constituting a Limited Condition Transaction, at the time of (x) delivery of irrevocable (which may be conditional) notice with respect to such prepayment, redemption, repurchase, defeasance or similar repayment or (y) the making of such prepayment, redemption, repurchase, defeasance or similar repayment, in each case, after giving effect to the relevant Acquisition Transaction, Investment, Disposition and/or prepayment, redemption, repurchase, defeasance or similar repayment (such elected date, the “LCA Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed Test Period ending prior to the LCA Test Date, Holdings could have taken such action on the relevant LCA Test Date in compliance with such ratios, representation, warranty, absence of Default or Event of Default or “basket,” such ratio, representation, warranty, absence of Default or Event of Default shall be deemed to have been complied with; provided that if financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCA Test Date for purposes of such ratios, tests or baskets.

For the avoidance of doubt, if Holdings has elected to apply clause (A)(x) or (B)(x) above in connection with any Limited Condition Transaction and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, (A) any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated and (B) solely in connection with the calculation of any ratio or “basket” availability with respect to the making of Restricted Payments, any such ratio or “basket” availability shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had not been consummated.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Cash Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Cash Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof and any concurrent borrowing under a revolving facility (including a Borrowing consisting of Revolving Loans) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

SECTION 1.09 Rounding. Any financial ratios required to be maintained by Holdings pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up for five).

SECTION 1.10 Baskets.

(a) For purposes of the covenants described in Sections 6.01, 6.02, 6.04 and 6.08, if any Indebtedness, Lien, Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments or Restricted Payments (or a portion thereof) in any manner that complies with the covenants set forth in Sections 6.01, 6.02, 6.04 and 6.08, as applicable, and may later divide and reclassify any such Indebtedness, Lien or Investment so long as the Indebtedness, Lien, Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(b) Unless otherwise specified herein, the baskets and other exceptions set forth in Article VI of this Agreement (or in any defined term used in Article VI) shall be tested solely at the time of consummation of the relevant transaction or action utilizing any of such baskets or other exceptions and, for the avoidance of doubt, if any of such baskets (including ratio based baskets) are exceeded as a result of fluctuations to Consolidated EBITDA for the most recently completed Test Period after the last time such baskets (including ratio based baskets) were calculated for any purpose under Article VI, such baskets (including ratio based baskets) will not be deemed to have been exceeded as a result of such fluctuations. If any Indebtedness or Liens securing Indebtedness are incurred to refinance Indebtedness or Liens securing Indebtedness, in each case, initially incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such refinancing would cause the percentage of Consolidated EBITDA restriction to be exceeded if calculated based on the Consolidated EBITDA on the date of such refinancing, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such Indebtedness or Indebtedness secured by such Liens, as applicable, does not exceed the principal amount of such Indebtedness or Indebtedness secured by such Liens, as applicable, being refinanced, plus an amount equal to premiums, defeasance costs and fees and expenses in connection therewith.

(c) For purposes of determining whether the incurrence of any Indebtedness or Lien or the making of any Investment, disposition, Restricted Payment or prepayment, redemption, purchase, defeasance or other satisfaction of Junior Debt complies with any basket that is based upon the greater of a specified Dollar Equivalent amount and a percentage of Consolidated EBITDA, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

SECTION 1.11 Benchmark Replacement Notification. Section 2.14 provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate or Daily Simple RFR for any applicable Currency is no longer available or in certain other circumstances. The Administrative Agents do not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, or Daily Simple RFR for any applicable Currency, or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 1.12 Exchange Rates; Currency Equivalents.

(a) The Revolving Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of the Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Revolving Administrative Agent or the applicable L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with the initial advance, or the conversion, continuation or prepayment, of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Dollar Equivalent (the resulting quotient rounded upwards, at the Revolving Administrative Agent’s discretion, to the nearest 1/100 of 1%), as determined by the Revolving Administrative Agent or the applicable L/C Issuer, as the case may be. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing financial statements, calculating financial covenants, and determining compliance with covenants expressed in Dollars, Alternative Currencies shall be converted into Dollars in accordance with GAAP.

SECTION 1.13 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.14 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Cash Interest Coverage Ratio and Consolidated EBITDA shall be calculated (including for purposes of Section 2.20) in the manner prescribed by this Section 1.14; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.14, (A) when calculating the Total Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) the definition of “ECF Percentage” and (iii) Section 6.12 (other than for the purpose of determining Pro Forma Compliance with Section 6.12 in connection with any basket), the events described in this Section 1.14 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect; provided, however, that voluntary prepayments made pursuant to Section 2.11(a) during any fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to Section 2.11(c) for any prior fiscal year) shall be given pro forma effect after such fiscal year-end and prior to the time any mandatory prepayment pursuant to Section 2.11(c) is due for purposes of calculating the Total Net Leverage Ratio for purposes of determining the

ECF Percentage for such mandatory prepayment, if any and (B) when calculating any such ratio or test for purposes of the incurrence of any Indebtedness, cash and Cash Equivalents resulting from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test.

(b) For purposes of calculating any financial ratio or test or Consolidated EBITDA, Specified Transactions (and, subject to clause (d) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Test Period or (b) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.14, then such financial ratio or test or Consolidated EBITDA shall be calculated to give pro forma effect thereto in accordance with this Section 1.14; provided that with respect to any pro forma calculations to be made in connection with any acquisition or investment in respect of which financial statements for the relevant target are not available for the same Test Period for which financial statements of Holdings are available, the Borrower shall determine such pro forma calculations on the basis of the available financial statements (even if for differing periods) or such other basis as determined on a commercially reasonable basis by the Borrower.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower and may include, for the avoidance of doubt the amount of “run rate” cost savings, operating expense reductions and synergies related to any Specified Transaction (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date) that are projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated on or prior to the date that is eight fiscal quarters after the end of the relevant Test Period (including restructuring and integration charges) (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit during the eight fiscal quarter period referred to above that is associated with the relevant action); provided that (A) such cost savings are factually supportable and reasonably identifiable and (B) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(d) In the event that Holding or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced and, for the avoidance of doubt, in the event an item of Indebtedness, or Disqualified Equity Interests (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on the Cash Interest Coverage Ratio, Secured Net Leverage Ratio and the Total Net Leverage Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Indebtedness under any revolving facility in connection therewith), (i) during the applicable Test Period or (ii) subject to paragraph (a), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Cash Interest Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Cash Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or applicable Restricted Subsidiary may designate.

(f) Notwithstanding anything to the contrary in this Section 1.14 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated.

SECTION 1.15 Conforming Changes Relating to Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate, or Daily Simple RFR. With respect to the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate or Daily Simple RFR, the Administrative Agents will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agents shall provide the Borrower five (5) Business Days’ advance notice prior to the effectiveness of such amendment; provided, further, that with respect to any such amendment effected, the Administrative Agents shall provide notice to the Lenders each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

SECTION 1.16 Additional Alternative Currencies for Loans.

(a) The Borrower may from time to time request that (i) Revolving Loans be made in a currency other than Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars or New Zealand Dollars or (ii) Letters of Credit be issued in a currency other than Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars, Chinese Renminbi, Danish Krone or Brazilian Real; provided that such requested currency is a lawful currency (other than (i) in the case of Revolving Loans, Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars or New Zealand Dollars and (ii) in the case of Letters of Credit, Dollars, Euros, Sterling, Canadian Dollars, Australian Dollars, New Zealand Dollars, Chinese Renminbi, Danish Krone or Brazilian Real) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the written approval of the Revolving Administrative Agent and (i) in the case of Revolving Loans, each of the Revolving Lenders or (ii) in the case of Letters of Credit, each of the L/C Issuers.

(b) Any such request shall be made to the Revolving Administrative Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Revolving Administrative Agent in its sole discretion). Each such request shall also identify the applicable benchmark rate that is to apply to Loan Document Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such requested additional Alternative Currency. The Revolving Administrative Agent shall promptly notify each Revolving Lender or each L/C Issuer, as applicable, thereof. Each Revolving Lender or L/C Issuer, as applicable, shall notify the Revolving Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as applicable, in such requested currency and the usage of such benchmark rate.

(c) Any failure by a Revolving Lender or an L/C Issuer, as applicable, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender or such L/C Issuer to permit Revolving Loans to be made or Letters of Credit to be issued, as applicable, in such requested currency and such benchmark rate to be used. If the Revolving Administrative Agent and (i) all the Revolving Lenders consent to making Revolving Loans in such requested currency and using such benchmark rate or (ii) all of the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Revolving Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Loans or the issuance of Letters of Credit, as applicable. If the Revolving Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.16, the Revolving Administrative Agent shall promptly so notify the Borrower.

(d) In connection with any approved request for an Alternative Currency, the Revolving Administrative Agent will have the right to make any technical, administrative or operational changes in a manner substantially consistent with market practice that the Revolving Administrative Agent reasonably determines to be appropriate to reflect the inclusion of such Alternative Currency and the adoption and implementation of the benchmark rate applicable thereto and to permit the administration thereof by the Revolving Administrative Agent from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

SECTION 1.17 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.18 Certifications. Any certificate or other writing required hereunder or under any other Loan Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by the individual holding such office solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

Article II

THE CREDITS

SECTION 2.01 Commitments.

(a) ~~[Reserved]~~Subject to the terms and conditions set forth herein and in Amendment No. 1, each Term Lender with an Initial Term Commitment severally agrees to make a Term Loan to the Borrower denominated in Dollars on the Amendment No. 1 Effective Date in a principal amount equal to its Initial Term Commitment (the “Initial Term Loans”).

(b) During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender with an Initial Revolving Commitment severally agrees to make Revolving Loans in Dollars or one or more Alternative Currencies in an aggregate amount up to but not exceeding such Lender’s Initial Revolving Commitment; provided that after giving effect to the making of any Revolving Loans (i) in no event shall the Total Utilization of Revolving Commitments exceed the Initial Revolving Commitments then in effect and (ii) in no event shall the Total Utilization of Alternative Currency Revolving Commitments exceed the Alternative Currency Sublimit. Amounts borrowed pursuant to this Section 2.01(b) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Initial Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Initial Revolving Loans and all other amounts owed hereunder with respect to the Initial Revolving Facility and the Initial Revolving Commitments shall be paid in full no later than such date.

(c) During the Revolving Commitment Period, subject to the terms and conditions hereof, each Swingline Loan Lender agrees to make Swingline Loans in Dollars to the Borrower at any time or from time to time after the Closing Date to, but not including, the Revolving Commitment Termination Date, in an aggregate principal amount up to but not exceeding the Swingline Loan Lender’s Swingline Loan Commitment; provided that after giving effect to such Swingline Loan, in no event shall (x) the Total Utilization of Revolving Commitments exceed the Initial Revolving Commitments then in effect or (y) the Outstanding Amount of all Swingline Loans exceed the Swingline Loan Commitment then in effect; provided, further, that after giving effect to such Swingline Loan, if the Outstanding Amount of all Swingline Loans of the Swingline Loan Lender, plus the aggregate Outstanding Amount of all Revolving Loans of, and L/C Obligations issued by, such Swingline Loan Lender is in excess of such Lender’s Revolving Commitment, such Swingline Loan shall be made at the Swingline Loan Lender’s sole discretion. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01(c). Swingline Loans shall be Base Rate Loans or Daily Simple SOFR Loans, as further provided herein.

(d) Subject to the terms and conditions set forth in any Incremental Facility Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Loans or Commitments, each Lender party thereto severally agrees to, as applicable, make, exchange, renew, replace or refinance Loans or Commitments, as applicable, on the date specified therein in an aggregate amount not to exceed the amount of such Lender’s Commitment as set forth therein.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, (i) each Term Loan Borrowing denominated in Dollars shall be comprised entirely of Daily Rate Loans or Term Rate Loans as Holdings may request in accordance herewith and (ii) each Revolving Borrowing denominated in Dollars or an Alternative Currency shall be comprised entirely of Daily Rate Loans or Term Rate Loans as Holdings may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply).

SECTION 2.03 Requests for Borrowings.

(a) To request a Borrowing, the Borrower shall notify the Applicable Administrative Agent of such request by: (a) telephone or (b) delivery (by hand delivery, facsimile or other electronic transmission) of a written Borrowing Request signed by the Borrower; provided that any telephonic notice by the Borrower must be confirmed immediately by delivery to the Applicable Administrative Agent of a written Borrowing Request. Each such notice must be received, (a) not later than 10:00 a.m., New York City time, three Business Days before the date of a proposed Borrowing denominated in Dollars to which the Term SOFR Rate Option or Daily Simple SOFR Option applies or the conversion to or the renewal of any such Interest Rate Option for any Loans denominated in Dollars, (ii) not later than 10:00 a.m., New York City time, four Business Days before the date of a proposed Revolving Borrowing denominated in Alternative Currencies to which the Term Rate Loan Option or Daily Simple RFR Option applies, or the conversion to or renewal of a Term Rate Loan Option or Daily Simple SOFR Option for any Revolving Loans denominated in Alternative Currencies, and (iii) not later than 10:00 a.m., New York City time, on the same Business Day of the date of a proposed Borrowing to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan. Each such Borrowing Request shall be irrevocable (provided that a Borrowing Request may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Applicable Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied) upon delivery and shall specify the following information:

(i) whether the requested Borrowing is to be a Term Loan Borrowing, a Revolving Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a Term Rate Borrowing or a Daily Rate Borrowing;

(v) in the case of a Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) in the case of a Revolving Borrowing, the Currency of such Revolving Borrowing;

(vii) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(viii) that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to (a) the Type, (b) the Currency or (c) the Interest Period, is specified with respect to any Borrowing, then the Borrower shall be deemed to have made such selections in accordance with Section 2.07. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b) Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Commitment Termination Date request the Swingline Loan Lender to make Swingline Loans by delivery to the Swingline Loan Lender not later than 12:00 noon, New York City time, on the proposed date of such Borrowing of a duly completed request therefor substantially in the form of Exhibit I hereto or a request by telephone immediately confirmed in writing by email or facsimile (each, a “Swingline Loan Request”), it being understood that the Revolving Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swingline Loan Request shall be irrevocable and shall specify the proposed date of such Borrowing, whether such Borrowing is to be a Borrowing of Base Rate Loans or Daily Simple SOFR Loans and the principal amount of such Swingline Loan, which shall be in integral multiples of $100,000 and not less than $500,000.

SECTION 2.04 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Borrower and the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of the Borrower or its subsidiaries (so long as the Borrower is a co-applicant and jointly and severally liable thereunder), which Letters of Credit shall not exceed such L/C Issuer’s Letter of Credit Commitment, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its subsidiaries and any drawings thereunder; provided that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Outstanding Amount of all L/C Obligations of any L/C Issuer shall not exceed the Letter of Credit Commitment of such L/C Issuer, (w) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of L/C Obligations, shall not exceed such Lender’s Revolving Commitment then in effect, (y) the Outstanding Amount of L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the aggregate Outstanding Amount of the Revolving Loans made by each L/C Issuer, plus the aggregate Outstanding Amount of all Letters of Credit issued by such L/C Issuer, plus such L/C Issuer’s Applicable Percentage of the Outstanding Amount of L/C Obligations issued by other L/C Issuers shall not exceed such L/C Issuer’s Revolving Commitment at such time. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue any Letter of Credit, if:

(A) subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer approves such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders and the applicable L/C Issuer have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral (in an amount at least equal to 103% of such L/C Issuer’s actual or potential Fronting Exposure), satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion;

(D) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(E) except as otherwise agreed by the Revolving Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency.

(iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Revolving Administrative Agent in Section 8.01 with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agents” or “Revolving Administrative Agent” as used in Section 8.01 included such L/C Issuer with respect to such acts or omissions and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Revolving Administrative Agent) in a form mutually agreed by the Borrower and L/C Issuer, appropriately completed and signed by a Responsible Officer of the Borrower. Such request for L/C Credit Extension must be received by the applicable L/C Issuer and the Revolving Administrative Agent not later than 10:00 a.m., New York City time, at least five Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit request shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof (including a final expiration date in the case of an Auto-Extension Letter of Credit); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require (which may include the form of the requested Letter of Credit). In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Revolving Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Revolving Administrative Agent may reasonably require.

(ii) Promptly after receipt of any request for a Letter of Credit, the applicable L/C Issuer will confirm with the Revolving Administrative Agent (in writing) that the Revolving Administrative Agent has received a copy of such Letter of Credit request from the Borrower and, if not, such L/C Issuer will provide the Revolving Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Revolving Administrative Agent (or any Lender or Loan Party through the Revolving Administrative Agent), at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in each Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit immediately upon the issuance of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit request, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (which shall be a Business Day) (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Once an Auto-Extension Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Revolving Administrative Agent (or any Lender or Loan Party through the Revolving Administrative Agent) or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or a Default or Event of Default has occurred and is continuing), and in each such case directing such L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit request, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Once an Auto-Reinstatement Letter of Credit has been issued, unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits such L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline from the Revolving Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or a Default or Event of Default has occurred and is continuing) (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Revolving Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi) Anything herein to the contrary notwithstanding, in the event of any conflict between the terms of any Letter of Credit request and those of this Agreement, the terms of this Agreement shall be controlling.

(c) Provisions Related to Extended Revolving Commitments. If the Letter of Credit Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by such L/C Issuer which issued such Letter of Credit, if one or more other Classes of Revolving Commitments under which Letters of Credit are issued in respect of which the Letter of Credit Expiration Date shall not have occurred are then in effect, such Letters of Credit for which consent of the respective L/C Issuer has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.04(d) and (e)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Borrower shall provide Cash Collateral for any such Letter of Credit. Commencing with the Maturity Date of any Class of Revolving Commitments, the sublimit for Letters of Credit shall be agreed solely with such L/C Issuer; provided that, at the request of the Borrower, the Letter of Credit Sublimit immediately following such Maturity Date shall be no less than the Letter of Credit Sublimit immediately prior to such Maturity Date multiplied by a fraction, the numerator of which is the aggregate amount of the Revolving Commitments immediately following such Maturity Date and the denominator of which is the aggregate amount of the Revolving Commitments immediately prior to such Maturity Date.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of a compliant drawing under such Letter of Credit, the relevant L/C Issuer shall promptly notify the Borrower and the Revolving Administrative Agent thereof (including the date on which such payment is to be made). Not later than 12:00 noon, New York City time, on the first Business Day immediately following any payment by an L/C Issuer under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse, or cause to be reimbursed, such L/C Issuer, in each case, through the Revolving Administrative Agent in an amount equal to the Dollar Equivalent of such drawing; provided that, if such reimbursement is not made on the date of payment by the L/C Issuer, the Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to Revolving Loans under the Base Rate Option (without duplication of interest payable on L/C Borrowings). The relevant L/C Issuer shall notify the Borrower of the Dollar Equivalent of the drawing promptly following the determination thereof. If the Borrower fails to so reimburse, or cause to be reimbursed, such L/C Issuer by such time, the Revolving Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the Dollar Equivalent of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Borrower shall be deemed to have requested a Revolving Borrowing under the Base Rate Option to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Revolving Loans under the Base Rate Option but subject to the requirements for the amount of the unutilized portion of the Revolving Commitments under the applicable Revolving Facility of the Revolving Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request).

(ii) Each Revolving Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.04(d)(i) make funds available to the Revolving Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Revolving Administrative Agent’s office for payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Revolving Administrative Agent, whereupon, subject to the provisions of Section 2.04(d)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan under the Base Rate Option to the Borrower in such amount and, for the avoidance of doubt, the making of such Revolving Loan under the Base Rate Option in an aggregate amount equal to such Unreimbursed Amount shall satisfy the Borrower’s reimbursement obligations with respect thereof. The Revolving Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing under the Base Rate Option because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate determined in accordance with Section 2.13(c). In such event, each Revolving Lender’s payment to the Revolving Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.04(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(d) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Revolving Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(d) by the time specified in Section 2.04(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Revolving Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the L/C Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Commitment or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Revolving Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayments of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(d), if the Revolving Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Revolving Administrative Agent), the Revolving Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Revolving Administrative Agent.

(ii) If any payment received by the Revolving Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(a)(i) is required to be returned upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Revolving Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Revolving Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the L/C Overnight Rate. The obligations of the Lenders under this clause shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing (whether made to the Borrower or any of its subsidiaries or its Affiliates) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement or the transactions contemplated hereby, or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, receiver and manager, curator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant currency to the Borrower or any subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any subsidiary.

The Borrower shall promptly examine a copy of each applicable Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of an L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Revolving Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Revolving Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the willful misconduct or gross negligence of such L/C Issuer or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment). In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, the rules of the ISP shall apply to each standby Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Revolving Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided

Cash Collateral satisfactory to the applicable L/C Issuer pursuant to Section 2.22 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentage allocable to such Letter of Credit pursuant to Section 2.22(a)(iv), with the balance of such fee, if any, payable to such L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to applicable L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each standby Letter of Credit, at the rate per annum equal to 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.13. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of subsidiaries inures to the benefit of the Borrower, and that the Borrower’s businesses derive substantial benefits from the businesses of such subsidiaries.

(m) Resignation as L/C Issuer. Any L/C Issuer (unless it is the sole L/C Issuer, in which case, so long as a replacement L/C Issuer reasonably acceptable to the Borrower has agreed to assume the responsibilities of the L/C Issuer, such L/C Issuer) may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder that consents to act in such capacity; provided, however, that any failure by the Borrower to appoint any such successor shall not affect the resignation of any L/C Issuer. If any L/C Issuer resigns, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit that it issued, including Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(d)). Upon the appointment of a successor L/C Issuer and upon the acceptance of such appointment by such successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable L/C Issuer to effectively assume the obligations of such L/C Issuer with respect to such Letters of Credit and the successor L/C Issuer shall arrange for the return and cancellation of all such Letters of Credit to the resigning L/C Issuer.

(n) Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit shall, effective as of the Closing Date and without any further action by any Borrower, be continued as a Letter of Credit hereunder and from and after the Closing Date be deemed a Letter of Credit for all purposes hereof and be subject to and governed by the terms and conditions hereof.

SECTION 2.05 [Reserved].

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds no later than, in the case of a Borrowing on the Closing Date, 10:00 a.m., New York City time, and otherwise 2:00 p.m. New York City time on the Business Day specified in the applicable Borrowing Request, in each case, to the Applicable Account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Applicable Administrative Agent will make such Loans available to the Borrower by either (a) promptly crediting the amounts so received, in like funds, to an account or accounts of the Borrower maintained with the Applicable Administrative Agent or (b) by wire transfer of such funds, in each case, in accordance with instructions provided by the Borrower to (and reasonably acceptable to) the Applicable Administrative Agent in the applicable Borrowing Request; provided that if on the date the Borrowing Request with respect to a Borrowing under a Revolving Facility is given by the Borrower (other than with respect to a Borrowing under the Initial Revolving Facility on the Closing Date), there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowing and second, to the Borrower as provided above.

(b) Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender agrees to pay to the Applicable Administrative Agent an amount equal to such share on demand of the Applicable Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Applicable Administrative Agent therefor, the Applicable Administrative Agent shall promptly notify the Borrower and the Borrower agrees to pay such corresponding amount to the Applicable Administrative Agent forthwith on demand. The Applicable Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Loans under the Base Rate Option, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent.

(c) The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

(d) The Swingline Loan Lender shall, after receipt by it of a Swingline Loan Request pursuant to Section 2.03(b), fund such Swingline Loan to the Borrower in Dollars and immediately available funds prior to 4:00 p.m., New York City time, on the date of such Borrowing, to the Applicable Account of the Revolving Administrative Agent most recently designated by it for such purpose by notice to the Lenders. A Swingline Loan Note shall, if required by the Swingline Loan Lender, evidence the Swingline Loans.

(e)

(i) The Swingline Loan Lender may, at its option, exercisable at any time for any reason whatsoever, demand repayment of any or all of the outstanding Swingline Loans, and each Revolving Lender shall make a Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the aggregate principal amount of the outstanding Swingline Loans with respect to which repayment is demanded, plus, if the Swingline Loan Lender so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Loans in excess of its Revolving Commitment, minus its Applicable Percentage of Letter of Credit Commitments and minus its Applicable Percentage of any Swingline Loans not so being repaid. Revolving Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.03(a) without regard to any of the requirements of that provision. The Swingline Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by email, letter or facsimile) that such Revolving Loans are to be made under this Section 2.06(e) and of the apportionment among the Revolving Lenders, and the Revolving Lenders shall be unconditionally obligated to fund such Revolving Loans (whether or not the conditions specified in Section 2.03 or in Section 4.02 are then satisfied) by the time the Swingline Loan Lender so requests, which shall not be earlier than 3:00 p.m., New York City time, on the Business Day next after the date the Revolving Lenders receive such notice from the Swingline Loan Lender.

(ii) If any Revolving Lender fails to make available to the Revolving Administrative Agent for the account of the Swingline Loan Lender (as the Swingline Loan Lender) any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(e) by the time specified in Section 2.06(e)(i), the Swingline Loan Lender shall be entitled to recover from such Lender (acting through the Revolving Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Loan Lender at a rate per annum equal to the greater of the Overnight Bank Funding Rate and a rate determined by the Revolving Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Loan Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan with respect to such prepayment. A certificate of the Swingline Loan Lender submitted to any Revolving Lender (through the Revolving Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f) In addition to making Swingline Loans pursuant to the foregoing provisions of Section 2.06(d), without the requirement for a specific request from the Borrower pursuant to Section 2.03(b), PNC Bank, as the Swingline Loan Lender, may make Swingline Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swingline Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swingline Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this Section 2.06(f) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount specified in Section 2.01(c), (ii) not be subject to the limitations as to individual amount specified in Section 2.03(b), (iii) be payable by the Borrower, both as to principal and interest, at the rates and times specified in the Cash Management Agreements (but in no event later than the Revolving Commitment Termination Date), (iv) not be made at any time after such Swingline Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Revolving Lender’s obligation pursuant to Section 2.06(e), and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Article II.

SECTION 2.07 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing of Loans in Dollars under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing in accordance with the provisions of Section 2.13(b), the Borrower shall be deemed to have selected an Interest Period of one (1) month, as applicable to Revolving Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period. If the Borrower fails to select a new Interest Period to apply to any Borrowing of Loans in an Alternative Currency under any Term Rate Loan Option at the expiration of an existing Interest Period applicable to such Borrowing in accordance with the provisions of Section 2.13(b), then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Borrowing shall automatically be continued under the applicable Term Rate Loan Option in its original Currency with an Interest Period of one (1) month at the end of such Interest Period. If the Borrower provides any Borrowing Request related to a Loan at the Eurocurrency Rate Option, Term SOFR Rate Option, or on and after the Term RFR Transition Date with respect to any Alternative Currency, the Term RFR Option for such Alternative Currency, but fails to identify an Interest Period therefor, such Borrowing Request shall be deemed to request an Interest Period of one (1) month. Any Borrowing Request with respect to a Borrowing of Loans in Dollars that fails to select an Interest Rate Option shall be deemed to be a request for a Term SOFR Rate Option with an Interest Period of one (1) month. If no election as to Currency is specified in the applicable Borrowing Request, then the requested Loans shall be made in Dollars.

SECTION 2.08 Termination and Reduction of Commitments. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class in accordance with clauses (a) and (b) below; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

(a) Optional. The Borrower may, upon written notice by the Borrower to the Applicable Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that:

(i) any such notice shall be received by the Applicable Administrative Agent three (3) Business Days prior to the date of termination or reduction;

(ii) any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof;

(iii) any Revolving Commitment reduction or termination shall be in an amount not to exceed the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; and

(iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swingline Loan Commitment exceeds the amount of the Revolving Facility, the Letter of Credit Sublimit or the Swingline Loan Commitment, as applicable, shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swingline Loan Commitment, unless otherwise specified by the Borrower.

(b) Mandatory.

(i) ~~[Reserved]~~Unless previously terminated, the Initial Term Commitments shall terminate upon the making of the Initial Term Loans on the Amendment No. 1 Effective Date.

(ii) Unless previously terminated, the Initial Revolving Commitments shall terminated on the Revolving Commitment Termination Date.

(c) Promptly following receipt of any notice of a commitment termination or reduction, the Applicable Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, incurrence of Indebtedness or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Applicable Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Applicable Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.10.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Applicable Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Applicable Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Applicable Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e) Any Lender may request through the Applicable Administrative Agent that Loans of any Class made by it be evidenced by a Revolving Note, a Term Note or a Swingline Loan Note, as applicable. In such event, the Borrower shall execute and deliver to such Lender a Revolving Note, a Term Note or a Swingline Loan Note, as applicable, payable to such Lender or its registered assigns.

SECTION 2.10 Repayment of Loans.

(a) ~~[Reserved]~~The Borrower shall repay to the Term Administrative Agent for the ratable account of each Term Lender holding an Initial Term Loan, on the last Business Day of each March, June, September and December (commencing with the first full fiscal quarter after the Amendment No. 1 Effective Date), the principal amount of Initial Term Loans equal to (x) the aggregate outstanding principal amount of Initial Term Loans immediately after the funding thereof on the Amendment No. 1 Effective Date multiplied by (y) 0.25%; provided that such installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans in accordance with Section 2.11(a)(iii)(C) and Section 2.11(f). In connection with any Incremental Term Loans that constitute part of the same Class as the Initial Term Loans, the Borrower and the Term Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Initial Term Loans comprising part of such Class continue to receive a payment that is not less than the same Dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans; provided that if such Incremental Term Loans are to be “fungible” with the Initial Term Loans notwithstanding any other conditions specified in this Section 2.10(a), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by Borrower and the Term Administrative Agent to ensure that the Incremental Term Loans will be “fungible” with the Initial Term Loans. Any prepayment of Initial Term Loans pursuant to this Section 2.10(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Initial Term Loans as directed by the Borrower (and absent such direction in direct order of maturity).

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) The Borrower shall repay to the Revolving Administrative Agent for the ratable account of the Revolving Lenders on the Revolving Maturity Date for the applicable Revolving Facility the aggregate principal amount of all Revolving Loans under such Revolving Facility outstanding on such date.

SECTION 2.11 Prepayment of Loans.

(a) Optional Prepayments.

(i) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as set forth in Section 2.12(d)); provided that the Borrower shall deliver a Notice of Prepayment to the Applicable Administrative Agent not later than 1:00 p.m., New York City Time, (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Loans or Term Loans that bear interest at the Base Rate Option; (ii) at least three (3) Business Days prior to the date of prepayment of the Revolving Loans or Term Loans denominated in Dollars that bear interest at the Term SOFR Rate Option or Daily Simple SOFR Rate Option; (iii) at least three (3) Business Days prior to the date of prepayment of the Revolving Loans denominated in Alternative Currencies that bear interest at the Eurocurrency Rate Option; (iv) at least three (3) Business Days prior to the date of prepayment of the Revolving Loans denominated in Alternative Currencies that bear interest at the Daily Simple RFR Option; or (v) on the date of prepayment of Swingline Loans, in each case of the foregoing option in this Section 2.11(a), setting forth the following information:

(A) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(B) a statement indicating the application of the prepayment between the Revolving Loans, Term Loans and Swingline Loans;

(C) a statement indicating the application of the prepayment among Loans to which the Base Rate Option applies, Term SOFR Rate Option applies, Daily Simple SOFR Option applies, the Daily Simple RFR Option applies and the Eurocurrency Rate Option applies; and

(D) the Currency of such Loan and total principal amount of such prepayment, which shall not be less than (x) in the case of Term Loans, $500,000 and (y) in the case of Revolving Loans and Swingline Loans, the lesser of (A) the Total Utilization of Revolving Commitments or (B) $100,000 for any Swingline Loan and $500,000 for any Revolving Loan.

(ii) Dutch Auction Procedures. Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, a Loan Party may (i) purchase outstanding Term Loans on a non-pro rata basis through open market purchases or (ii) prepay the outstanding Term Loans in accordance with the Dutch Auction Procedures, in each case, in accordance with Schedule 2.11 and the provisions of Section 9.04.

(iii) Provisions Regarding Voluntary Prepayments.

(A) Each Notice of Prepayment shall specify the date and amount of such prepayment, and the Class(es) and Type(s) of Loans to be prepaid and such notice shall be irrevocable; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable refinancing event or condition, in which case such notice of prepayment may be revoked by the Borrower by notice to the Applicable Administrative Agent on or prior to the specified date of prepayment if such condition is not satisfied.

(B) Promptly following receipt of any such Notice of Prepayment, the Applicable Administrative Agent shall advise the Lenders of the contents thereof and of the amount of such Lender’s pro rata share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Prepayment shall be due and payable on the date specified therein.

(C) Each prepayment in respect of any Term Loans pursuant to Section 2.11(a)(i) may be applied to any Class or Classes of Term Loans as directed by the Borrower in its sole discretion. Voluntary prepayments of any Class of Term Loan permitted hereunder shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.10(a) in a manner determined at the sole discretion of the Borrower and specified in the notice of prepayment, and on a pro rata basis among Class or Classes of Term Loans that the Borrower selects to prepay. In the event that the Borrower does not specify which Classes or Classes to prepay or the order in which to apply prepayments to reduce scheduled installments of principal, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among all Term Loan Classes. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Applicable Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(b) Prepayment Events; Asset Sales; Recovery Events. In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within 10 Business Days after such Net Proceeds are received, prepay Term Loan Borrowings in an aggregate amount equal to:

(i) in the case of a Prepayment Event pursuant to clause (a) of such definition, 100% of the amount of such Net Proceeds in excess of the applicable Disposal Threshold;

(ii) in the case of any other Prepayment Event pursuant to clause (b) of such definition, 100% of the amount of such Net Proceeds,

provided that, in the case of any Prepayment Event pursuant to clause (a) of such definition, if Holdings or any of its Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 18 months after receipt of such Net Proceeds by Holdings and the Restricted Subsidiaries (including any Investments permitted under Section 6.04, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 18-month period (or if committed to be so invested within such 18-month period, have not been so invested within 6 months after the end of the 18-month period), at which time a prepayment shall be required in an amount equal to such Net Proceeds payable hereunder that have not been so invested (the date of such required prepayment (the “Reinvestment Prepayment Date”), provided, further, that prior to any Reinvestment Prepayment Date such Net Proceeds may be applied to prepay Revolving Borrowings in the sole discretion of the Borrower.

(c) Excess Cash Flow. Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, ~~2023~~2024 (the “Excess Cash Flow Period”), the Borrower shall prepay (or cause to be prepaid) Term Loan Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall be reduced dollar-for-dollar, at the option of the Borrower, by the aggregate amount (other than any amount applied to reduce the prepayment required under this paragraph in respect of any prior year) of:

(i) voluntary prepayments of Term Loans made pursuant to Section 2.11(a) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to Section 2.11(a)(ii) shall be limited to the actual amount of such cash prepayment),

(ii) voluntary prepayments or repurchases of Credit Agreement Refinancing Indebtedness, Indebtedness under Incremental Facilities, Ratio Indebtedness or Incremental Equivalent Debt that are, in each case, secured by the Collateral on a pari passu basis with the Initial Term Loans and Initial Revolving Loans (provided that (x) in the case of the prepayment of any revolving indebtedness, there is a corresponding permanent reduction in revolving commitments and (y) in the event of any repurchase of Indebtedness, such reduction shall be limited to the actual amount of such cash payment) during such fiscal year or after such fiscal year and prior to the time such prepayment is due,

(iii) the amount of any reduction in the outstanding amount of any Term Loans, Credit Agreement Refinancing Indebtedness, Ratio Indebtedness or Incremental Equivalent Debt resulting from any assignment made in accordance with Sections 2.19(b), 2.24(c) and 9.02(d), of this Agreement (or any similar lender replacement provision under the Loan Documents or in the documents governing such other Indebtedness) during such fiscal year or after such fiscal year and prior to the time such prepayment is due as provided below, in an amount equal to the actual amount of cash paid in connection with the relevant assignment,

(iv) (x) prepayments of Revolving Loans made pursuant to Section 2.11(a)(i) and (y) prepayments of any other revolving loans under any revolving facility (other than under the Revolving Facility or any Incremental Revolving Facility) that is secured, in whole or in part, by the Collateral on a pari passu basis with the Initial Revolving Loans (but without regard to the control of remedies) (in each case of this clause (iv), to the extent accompanied by a permanent reduction in the corresponding revolving commitments), during such fiscal year or after such fiscal year and prior to the time such prepayment is due, and

(v) the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period during such fiscal year or after such fiscal year and prior to the time such prepayment is due, provided that in the case of the payments described in each of the foregoing clauses of this Section 2.11(c), only to the extent such payments are not funded with the proceeds of long-term Indebtedness (other than any Indebtedness under a Revolving Facility or any other revolving credit facilities); provided, further, that an Excess Cash Flow payment pursuant to this Section 2.11(c) shall only be required with respect to amounts in excess of $20,000,000 for any Excess Cash Flow Period (and only such excess amount shall be applied to the payment thereof). Each prepayment pursuant to this paragraph shall be made on or before the date that is ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(d) Exceeding Revolving Commitments or Aggregate Alternative Currency Sublimit.

(i) If for any reason the Total Utilization of Revolving Commitments at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly (but in any event, within one Business Day) prepay the Swingline Loans, Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize any other L/C Obligations pursuant to this Section 2.11(d).

(ii) If the Revolving Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the aggregate amount of all Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the lesser of (a) $100,000,000 and (b) the total amount of the Revolving Commitment (the “Aggregate Alternative Currency Sublimit”), then within two (2) Business Days after receipt of such notice, the Borrower shall prepay Loans or Cash Collateralize Letters of Credit in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Aggregate Alternative Currency Sublimit.

(e) Other Applicable Indebtedness. In the case of any mandatory prepayment pursuant to Section 2.11(b)(i) or (c), Holdings may use a portion of such Net Proceeds or Excess Cash Flow, as applicable, in respect of any such fiscal year that would otherwise be required to be applied to prepay Term Loan Borrowings, to prepay or repurchase on a pro rata basis any other Indebtedness that is secured by the Collateral on a pari passu basis with the

Term Loan Borrowings, to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event or with such Excess Cash Flow, as applicable, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds or Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness and such amount so used shall reduce on a dollar-for-dollar basis, any prepayment amount due hereunder in respect of such Net Proceeds or Excess Cash Flow.

(f) Order of Payments; Declined Proceeds. Prior to any mandatory prepayment of Borrowings hereunder, the Borrower shall, in its sole discretion, select the Borrowing or Borrowings to be prepaid and shall specify such selection in a Notice of Prepayment. In the event of any mandatory prepayment of Term Loan Borrowings made at a time when more than one Class of Term Loans remains outstanding, the Borrower shall, in its sole discretion, select any Class or Classes of Term Loan Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Class or Classes of Term Loan Borrowings selected by the Borrower pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (or less than pro rata so long as the lenders of such Class of loans to be prepaid on a less than pro rata basis agree to such less than pro rata amount); provided that any mandatory prepayment of (x) Term Loans with the proceeds of Indebtedness incurred pursuant to Section 2.21, shall be applied to the Class of Term Loans being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Credit Agreement Refinancing Indebtedness issued to the extent permitted under Section 6.01(a), shall be applied to the Class of Term Loans being refinanced pursuant thereto; provided, further, that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Offer for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by written notice to the Term Administrative Agent at least one Business Day prior to the prepayment date, to decline all (but not a portion of) any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to Section 2.11(a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof solely to the extent such prepayment represents a refinancing of the Term Loans, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower and the Restricted Subsidiaries (such amounts, “Retained Declined Proceeds”). In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Applicable Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. In the event that the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among all Term Loan Classes.

(g) Notice of Prepayment. The Borrower shall notify the Applicable Administrative Agent of any mandatory prepayment (to the extent practicable) hereunder by delivering a Notice of Prepayment to the Applicable Administrative Agent not later than 1:00 p.m., New York City Time, (i) at least one (1) Business Day prior to the date of prepayment of the Revolving Loans or Term Loans that bear interest at the Base Rate Option; (ii) at least three (3) Business Days prior to the date of prepayment of the Revolving Loans or Term Loans denominated in Dollars that bear interest at the Term SOFR Rate Option or Daily Simple SOFR Rate Option; (iii) at least four (4) Business Days prior to the date of prepayment of the Revolving Loans denominated in Alternative Currencies that bear interest at the Eurocurrency Rate Option; or (iv) at least four (4) Business Days prior to the date of prepayment of the Revolving Loans denominated in Alternative Currencies that bear interest at the Daily Simple RFR Option (or in each case, such shorter period as agreed between the Borrower and the Applicable Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Loans of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(h) Foreign Prepayment Event. Notwithstanding any other provisions of Section 2.11(b) or Section 2.11(c), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event set forth in clause (a) of the definition thereof by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(b) (a “Foreign Prepayment Event”) or Excess Cash Flow of a Foreign Subsidiary giving rise to a payment pursuant to Section 2.11(c) are prohibited by or would violate or conflict with any Requirement of Law from being repatriated to the Borrower or would conflict with the fiduciary duties of such Foreign Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member or management or consultant of such Foreign Subsidiary, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be, so long, but only so long, as the applicable Requirement of Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to use commercially reasonable efforts to promptly take all actions required by the applicable Requirement of Law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, an amount equal to such Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation is permitted) applied (net of additional taxes payable or reserved against as a result thereof, other than any such taxes already taken into account by the definition of “Net Proceeds” or “Excess Cash Flow,” as applicable) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), as applicable, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation in the year of such repatriation), including any withholding tax, with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, an amount equal to the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans (or other Loans required to be prepaid) at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation in the year of such repatriation) with respect to such Net Proceeds or Excess Cash Flow if such amount were repatriated as a dividend, an amount equal to such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than five Business Days after such determination) applied (net of additional taxes payable or reserved against as a result thereof, other than any such taxes already taken into account by the definition of “Net Proceeds” or “Excess Cash Flow,” as applicable) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), as applicable and (C) in connection with any prepayment attributable to any joint venture, to the extent that repatriation of any or all of the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(b) or Section 2.11(c), violate any organizational document of any joint venture (or any relevant shareholders’ or similar agreement) existing on the Closing Date or the date of investment in such joint venture (so long as such restrictions in such organizational documents were not entered into for purposes of circumventing such joint venture’s obligations to make any payment in respect of such Excess Cash Flow or a Foreign Prepayment Event), in each case if the amount subject to the relevant prepayment were upstreamed or transferred as a distribution or dividend, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c), as the case may be, so long, but only so long, as the applicable organizational documents will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable organizational documents, an amount equal to such Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation is permitted) applied (net of additional taxes payable or reserved against as a result thereof, other than any such taxes already taken into account by the definition of “Net Proceeds” or “Excess Cash Flow,” as applicable) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), as applicable.

SECTION 2.12 Fees.

(a) The Borrower agrees to pay to the Revolving Administrative Agent, for its own account, all fees payable under the Revolving Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Revolving Administrative Agent. The Borrower agrees to pay to the Term Administrative Agent, for its own account, all fees payable under the Term Agency Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Term Administrative Agent.

(b) The Borrower agrees to pay to the Revolving Administrative Agent for the account of each Revolving Lender under the Initial Revolving Facility in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the applicable Commitment Fee Rate for such day (computed on the basis of a year of 360 days and actual days elapsed) times the actual amount for such day by which the aggregate Initial Revolving Commitments exceed the sum of (a) the Outstanding Amount of Initial Revolving Loans (excluding any outstanding Swingline Loans to the extent included therein), (b) the Outstanding Amount of L/C Obligations and (c) the Outstanding Amount of Swingline Loans; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender under such Revolving Facility during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments under any Revolving Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Commitment shall accrue at all times from the Closing Date (or date of initial effectiveness, as applicable) until the Revolving Maturity Date for the applicable Revolving Commitment, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with September 30, 2022, and on the Revolving Maturity Date for such Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Applicable Administrative Agent. Fees paid hereunder shall not be refundable under any circumstances.

(d) ~~[Reserved]~~In the event that, on or prior to the sixth month anniversary of the Amendment No. 1 Effective Date, the Borrower (A) makes any voluntary prepayment of Initial Term Loans (with any replacement of a Non-Accepting Lender pursuant to Section 2.24 or any of the mandatory prepayments described in Section 2.11(b) with respect to the incurrence of Indebtedness, in each case being deemed, for this purpose, to constitute a voluntary prepayment) in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Initial Term Loans or (B) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which (as determined by Holdings acting in good faith) is to decrease the Effective Yield on the Initial Term Loans, the Borrower shall pay to the Term Administrative Agent, for the ratable account of each of the Lenders holding Initial Term Loans, (x) in the case of clause (A), a prepayment premium of 1.00% of the principal amount of the Initial Term Loans being prepaid in connection with such Repricing Transaction or (y) in the case of clause (B), an amount equal to 1.00% of the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to (and subject to) such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction (including the principal amount of any Initial Term Loans of any Non-Accepting Lender which are required to be assigned in accordance with Section 2.24 as a result of such Non-Accepting Lender’s failure to consent to such amendment).

(e) Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13 Interest.

(a) Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the applicable Interest Rate Options specified below applicable to the Revolving Loans, the Term Loans, or the Swingline Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowings and may renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing; provided that there shall not be at any one time outstanding more than (i) twelve (12) Borrowings of Revolving Loans, or (ii) five (5) Borrowings of Term Loans; provided, further, that if an Event of Default exists and is continuing, the Borrower may not request or renew any Term Rate Loan Option for any Loans and the Required Lenders may demand that all existing Borrowings (i) denominated in Dollars bearing interest under a Term Rate Loan Option shall be converted to the Base Rate Option at the end of the Interest Period thereof and (ii) denominated in an Alternative Currency shall (A) in relation to Term Rate Loans, be converted to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period therefor; and (B) in relation to Daily Rate Loans, be converted immediately to the Base Rate Option. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. The applicable Alternate Base Rate, Eurocurrency Rate, Term SOFR Rate, Daily Simple SOFR or Daily Simple RFR shall be determined by (x) in the case of Revolving Loans or Swingline Loans, the Revolving Administrative Agent and (y) in the case of Term Loans, the Term Administrative Agent, and, in each case, such determination shall be conclusive absent manifest error. Interest on the principal amount of each Loan denominated in an Alternative Currency shall be paid by the Borrower in such Alternative Currency.

(i) Revolving Credit Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Loans:

(A) Revolving Loan Term Rate Loan Options:

(1) Term SOFR Rate Option. In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Rate;

(2) Eurocurrency Rate Option. In the case of Eurocurrency Rate Loans denominated in Canadian Dollars, Australian Dollars or New Zealand Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Eurocurrency Rate Loans denominated in the foregoing Alternative Currencies as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Eurocurrency Rate for such Alternative Currency as determined for each applicable Interest Period plus the Applicable Rate; or

(3) Term RFR Option. On and after the Term RFR Transition Date with respect to any applicable Alternative Currency, in the case of Loans denominated in any Alternative Currency that bear interest based on Term RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Alternative Currencies as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Term RFR for such Alternative Currency as determined for each applicable Interest Period plus the RFR Adjustment plus the Applicable Rate.

(B) Revolving Loan Daily Rate Loan Options:

(1) Daily Simple SOFR Option. In the case of Daily Simple SOFR Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily Simple SOFR plus the SOFR Adjustment plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily Simple SOFR;

(2) Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Alternate Base Rate plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate; or

(3) Daily Simple RFR Option. Prior to the Term RFR Transition Date with respect to Loans that bear interest at a rate based on Daily Simple RFR denominated in Sterling or Euro, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on Loans denominated in Sterling or Euro, as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for such Currency plus the RFR Adjustment plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.

(ii) Swingline Loan Interest Rate. Subject to Section 2.13(c), the Borrower shall have the right to select from the following Interest Rate Options applicable to Swingline Loans:

(1) Daily Simple SOFR Option. A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily Simple SOFR plus the SOFR Adjustment plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily Simple SOFR; or

(2) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Alternate Base Rate plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate.

(iii) Term Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(A) Term Loan Term Rate Loan Option: In the case of Term SOFR Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Rate.

(B) Term Loan Daily Rate Loan Options:

(1) Daily Simple SOFR Option. In the case of Daily Simple SOFR Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Daily Simple SOFR plus the SOFR Adjustment plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily Simple SOFR; or

(2) Base Rate Option. In the case of Base Rate Loans denominated in Dollars, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Alternate Base Rate plus the Applicable Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate.

(iv) Rate Quotations. The Borrower may call the Applicable Administrative Agent on or before the date on which a Borrowing Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on such Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(b) Interest Periods. At any time when the Borrower shall select, convert to or renew a Term Rate Loan Option, the Borrower shall notify the Applicable Administrative Agent thereof by delivering a Borrowing Request not later than 10:00 a.m., New York City time, at least (i) for a Term SOFR Rate Option with respect to Revolving Loans or Term Loans denominated in Dollars, three (3) Business Days prior to the effective date, and (ii) for a Eurocurrency Rate Option with respect to Revolving Loans denominated in Alternative Currencies, four (4) Business Days prior to the effective date. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term Rate Loan Option:

(i) Amount of Borrowings. Each Borrowing of Loans under the Term Rate Loan Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.03(b);

(ii) Renewals. In the case of the renewal of a Term Rate Loan Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day; and

(iii) No Conversion of Alternative Currency Loans. No Loan denominated in an Alternative Currency may be converted into a Loan with a different Interest Rate Option, and no Loan may be converted to a Loan denominated in a different Currency.

(c) Interest After Default. To the extent permitted by any Requirements of Law, upon the occurrence and continuation of any Specified Event of Default and until such time such Specified Event of Default shall have been cured or waived, at the discretion of the Applicable Administrative Agent or upon written demand by the Required Lenders to the Applicable Administrative Agent:

(i) Default Rate. Any overdue principal of or interest on any Loan or any overdue fee or other overdue amount payable by the Borrower hereunder shall bear interest, payable on demand, at a rate per annum equal to (a) in the case of the principal of any Loan, 2.25% per annum in excess of the interest rate otherwise applicable hereunder to such Loan or (b) in the case of any other amount, 2.25% per annum in excess of the interest rate then applicable to Revolving Loans under the Base Rate Option.

(ii) Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 2.13(c) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by the Applicable Administrative Agent.

(d) Rate Unascertainable; Increased Costs; Deposits Not Available; Illegality.

(i) Unascertainable; Increased Costs; Deposits Not Available. If at any time:

(A) on or prior to the first day of an Interest Period (if applicable), the Applicable Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Eurocurrency Rate, Term SOFR Rate, Daily Simple SOFR or Daily Simple RFR applicable to a Loan (in each case whether in Dollars or an Alternative Currency) cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or

(B) the Applicable Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate or, prior to the Term RFR Transition Date with respect to any Loans that bear interest based on Daily Simple RFR denominated in any Alternative Currency, Daily Simple RFR with respect to any Currency, cannot be determined pursuant to the definition thereof or, on and after the Term RFR Transition Date with respect to any Loans that bear interest based Term RFR denominated in any Currency, Term RFR for such Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period; or

(C) on or prior to the first day of an Interest Period, the Required Lenders determine that for any reason in connection with any request for a Term Rate Loan (in each case whether denominated in Dollars or an Alternative Currency) or a conversion thereto or a continuation thereof that (A) deposits in the applicable Currency are not available to any Lender in connection with such Term Rate Loan, or are not being offered to banks in the market for the applicable Currency, amount, and Interest Period of such Term Rate Loan, or (B) the Term Rate Loan Option for any requested Currency or Interest Period with respect to a proposed Term Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan and, in each case, the Required Lenders have provided notice of such determination to the Applicable Administrative Agent, then the Applicable Administrative Agent shall have the rights specified in Section 2.13(d)(iii).

(ii) Illegality. If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Loan to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by such Lender in good faith with any Requirements of Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of law), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase, sell, or take deposits of any Currency in the applicable interbank market for the applicable Currency, then the Applicable Administrative Agent shall have the rights specified in Section 2.13(d)(iii).

(iii) Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 2.13(d)(i) above, the Applicable Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 2.13(d)(i) above, such Lender shall promptly so notify the Applicable Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Applicable Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.

(A) Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Applicable Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Loan under the affected Interest Rate Option in each such Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Applicable Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Applicable Administrative Agent, of the Applicable Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

(B) If at any time the Applicable Administrative Agent makes a determination under Section 2.13(d)(i) (a) if the Borrower has previously notified the Applicable Administrative Agent of its selection of, conversion to or renewal of a an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall (i) with regard to any such pending request for Loans denominated in Dollars, be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans in the amount specified therein and (ii) with regard to any such pending request for Loans denominated in an Alternative Currency, be deemed ineffective (in each case to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (b) any outstanding affected Loans denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period, and (c) any outstanding affected Loans denominated in an Alternative Currency shall, at the Borrower’s election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term Rate Loans, at the end of the applicable Interest Period; provided, however, that absent notice from the Borrower of conversion or prepayment, such Loans shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Alternative Currency).

(C) If any Lender notifies the Applicable Administrative Agent of a determination under Section 2.13(d)(ii), the Borrower shall, subject to the Borrower’s indemnification obligations under Section 2.16, as to any Loan of the Lender to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) or prepay such Loan in accordance with Section 2.11(a). Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of such Alternative Currency) upon such specified date.

(e) Interest Payment Dates. As to any Loans to which the Base Rate Option, Daily Simple SOFR or, prior to the Term RFR Transition Date with respect to any Currency, the Daily Simple RFR Option for the applicable Currency applies, interest shall be due and payable in arrears on each Payment Date. As to any Loans to which a Term Rate Loan Option applies (including on and after the Term RFR Transition Date with respect to any Currency, as to any RFR Loan denominated in such Currency), interest shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 2.11 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Loan Document Obligation shall be due and payable on demand after such principal amount or other monetary Loan Document Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration or otherwise).

SECTION 2.14 Benchmark Replacement Setting.

(a) Benchmark Replacement.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Currency, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Applicable Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (ii) shall not be effective unless the Revolving Administrative Agent has delivered to the Lenders and the Borrower a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Revolving Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Applicable Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Applicable Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d) below and (E) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section 2.14.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Applicable Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, or non-representative tenor and (ii) if a tenor was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on the Term SOFR Rate, Daily Simple SOFR, Eurocurrency Rate or RFR, conversion to or continuation of Loans bearing interest based on such Interest Rate Option to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

SECTION 2.15 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or any L/C Issuer; or

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes and (C) Other Taxes) in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such L/C Issuer or other Recipient, the Borrower will pay to such Lender, such L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.16 Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any Term Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrower, convert, continue or prepay any Term Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any or Term Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.22, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of any Term Rate Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the SOFR rate that would have been applicable to such Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the SOFR market; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

SECTION 2.17 Taxes.

(a) All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable Withholding Agent) to deduct or withhold any Taxes from any such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional amounts payable under this Section 2.17) the applicable Lender (or, in the case of a payment received by an Administrative Agent for its own account, such Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) [Reserved].

(c) Without limiting the provisions of paragraph (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Loan Parties shall indemnify the Applicable Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Applicable Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to Holdings by a Lender (with a copy to the Applicable Administrative Agent) or by the Applicable Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Administrative Agent.

(f) Each Lender shall deliver to Holdings and the Applicable Administrative Agent at the time or times reasonably requested by Holdings or the Applicable Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by Holdings or the Applicable Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable Holdings or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse of time or change in circumstances renders such documentation obsolete, expired or inaccurate in any respect, deliver promptly to Holdings and the Applicable Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Holdings or the Applicable Administrative Agent) or promptly notify Holdings and the Applicable Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Applicable Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Applicable Administrative Agent pursuant to this Section 2.17.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Holdings and the Applicable Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of Holdings or the Applicable Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, to the extent it is legally eligible to do so, deliver to Holdings and the Applicable Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of Holdings or the Applicable Administrative Agent) two properly completed and duly signed copies of whichever of the following is applicable:

(A) IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty as to which the United States is a party,

(B) IRS Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and that no payment under any Loan Document is effectively connected with such Lender’s conduct of a trade or business in the United States (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (e.g., a partnership or participating Lender) IRS Form W-8IMY (or any successor forms) , accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9 (or any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, or other applicable documentation from each beneficial owner, as applicable; provided that if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of such direct or indirect partner(s), or

(E) any Lender shall, to the extent it is legally eligible to do so, deliver to Holdings and the Applicable Administrative Agent on or before the date on which Holdings becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Holdings or the Applicable Administrative Agent), any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Holdings or the Applicable Administrative Agent to determine the withholding or deduction required to be made.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Holdings and the Applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Holdings or the Applicable Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdings or the Applicable Administrative Agent as may be necessary for the Borrower and the Applicable Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this Section 2.17(f), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(g) If the Applicable Administrative Agent or a Lender determines in its good faith discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Applicable Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Applicable Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Applicable Administrative Agent or such Lender in the event the Applicable Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Applicable Administrative Agent or such Lender, as the case may be, shall, at Holdings’ request, provide Holdings with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Applicable Administrative Agent or such Lender may delete any information therein that the Applicable Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, (i) in no event will the Applicable Administrative Agent or any Lender be required to pay any amount pursuant to this Section 2.17(g) the payment of which would place the Applicable Administrative Agent or Lender, as applicable, in a less favorable net after-Tax position than the Applicable Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid and (ii) this Section 2.17(g) shall not be construed to require the Applicable Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person.

(h) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Applicable Administrative Agent or any assignment of rights by, or the replacement of, a Lender, or the consummation of the transactions contemplated hereby, the repayment, satisfaction or discharge of all obligations under any Loan Document, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

(i) For the avoidance of doubt, for purposes of this Section 2.17, “Lender” shall include any L/C Issuer and the Swingline Loan Lender.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, (i) except with respect to principal and interest on Loans denominated in an Alternative Currency, prior to 3:00 p.m., New York City time and (ii) with respect to principal and interest on Loans denominated in an Alternative Currency, the Applicable Time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon (for the avoidance of doubt any amounts received after 3:00 p.m. or the Applicable Time, as applicable, on such day shall not constitute a Default or Event of Default, so long as such funds are actually received on the date when due). All such payments shall be made to such account as may be specified by the Applicable Administrative Agent, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Applicable Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Term Rate Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan (or of interest thereon) shall be made in the currency in which such Loan is denominated, and all other payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Applicable Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for any permitted assignment of or sale of a participation in any of its Loans to any assignee or participant, including any payment made or deemed made in connection with Section 2.19, 2.24 or 9.02 or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. For purposes of clause (d) of the definition of “Excluded Taxes,” a Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) or Loan(s) (as applicable) to which such participation relates.

(d) Unless the Applicable Administrative Agent shall have received notice from Holdings prior to the date on which any payment is due to the Applicable Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Applicable Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, the greater of the Overnight Bank Funding Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a), Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Applicable Administrative Agent may, in its discretion and in the order determined by the Applicable Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Applicable Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Applicable Administrative Agent, require such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower shall have received the prior written consent of the Applicable Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee or the Borrower, (C) the Borrower or such assignee shall have paid (unless waived) to the Applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Applicable Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20 Incremental Loans and Commitments.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by written notice to the Administrative Agents (an “Incremental Request”), request (i) one or more new commitments which shall be (A) of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or (B) a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) under this Agreement and/or (ii) on or more increase in the amount of the Revolving Commitments (a “Revolving Commitment Increase”) or the establishment of one or more revolving commitments and any increase thereunder (each an “Incremental Revolving Facility”; and, collectively with any such Revolving Commitment Increase, the “Incremental Revolving Commitment” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”), in each case, to be incurred by the Borrower, whereupon the Administrative Agents shall promptly deliver a copy of such Incremental Request to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Commitments, in each case, other than Loan Increases, effected through the establishment of one or more new Term Loans or new Revolving Facility made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Commitment of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 2.20, (i) each Incremental Revolving Credit Lender shall make its Commitment available to the Borrower (the loans made pursuant to Incremental Revolving Commitments, “Incremental Revolving Loans” and, collectively with any Incremental Term Loan, the “Incremental Loans”) in an amount equal to its Incremental Revolving Commitment, and (ii) each Incremental Revolving Credit Lender shall become a Lender hereunder with respect to its Incremental Revolving Commitment and the Incremental Revolving Loans made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Request. Each Incremental Request from the Borrower pursuant to this Section 2.20 shall set forth the requested amount and proposed terms of the relevant Incremental Loan. Incremental Commitments and Incremental Loans may be provided by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment or Incremental Loans) or by any other bank or other financial institution which is an Eligible Assignee (any such other bank or other financial institution being called an “Additional Lender”) (each such existing Lender or Additional Lender providing an Incremental Commitment or Incremental Loans, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agents, the L/C Issuers and the Swingline Loan Lender shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making of such Incremental Commitments and Incremental Loans to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments to such Additional Lender.

(d) Effectiveness of Incremental Facility Amendment. The effectiveness of any Incremental Facility Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction (or waiver in accordance with Section 9.02) on the date of such Incremental Facility Amendment (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) no Event of Default shall exist after giving effect to such Incremental Commitments and (y) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects on and as of the Incremental Facility Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this

Section 2.20(d), the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 5.01; provided that to the extent the proceeds of the Incremental Loans are to be used to finance a Limited Condition Transaction, the conditions set forth in this clause (i) may be tested in accordance with Section 1.08 and/or modified in a manner customary for “SunGard” or “certain funds” conditionality to the extent agreed by the Borrower and the lenders providing such Incremental Loans;

(ii) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below) and each Incremental Revolving Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 (and need not be in an increment of $1,000,000) if such amount represents all remaining availability under the limit set forth in clause (iii) below); and

(iii) at the time of and after giving effect to the effectiveness of any proposed Incremental Term Loans or Incremental Revolving Commitments, the aggregate amount of the Incremental Term Loans and Incremental Revolving Commitments shall not exceed (this Section 2.20(d)(iii), the “Incremental Cap”):

(A) an amount equal to the Starter Basket; plus

(B) (i) the amount of all prior voluntary prepayments of Term Loans or Revolving Loans (in each case, with respect to any revolving loans, to the extent accompanied by a permanent reduction in the related revolving commitments), in each case unless made with the proceeds of Credit Agreement Refinancing Indebtedness or other long-term Indebtedness (other than Revolving Loans), (ii) the amount paid in respect of any reduction in the outstanding principal amount of Term Loans resulting from assignments to (and purchases by) any Loan Party and the concurrent cancellation of such Term Loans, amounts paid by any Loan Party in respect of the principal amount of any Term Loans utilizing the mandatory assignment provisions in respect of Defaulting Lenders, Non-Accepting Lenders and/or Non-Consenting Lenders pursuant to Sections 2.19(b), 2.24(c) and 9.02(d), respectively (to the extent that the applicable Loans and Commitments subject to such mandatory assignments are permanently repaid and cancelled), and the amount of any voluntary permanent commitment reductions of undrawn and unutilized Revolving Commitments and (iii) the amount of all prior voluntary prepayments (with respect to any revolving loans, to the extent accompanied by a permanent reduction in the related revolving commitments), redemptions, debt buy backs (to the extent permanently cancelled in connection therewith), payments utilizing the yank-a-bank provisions (to the extent that the applicable loans and commitments subject to such yank are permanently repaid and cancelled) or the termination of revolving commitments by Holdings or a Restricted Subsidiary of: Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Indebtedness, in each case, that is secured on a pari passu basis with the Initial Term Loans or Initial Revolving Loans (provided that the relevant prepayment, redemption, repurchase or commitment reduction under this clause (B) shall not have been funded with proceeds of long-term Indebtedness (other than Revolving Loans)), plus

(C) (x) in the case of any Incremental Loans or Incremental Commitments that effectively extend the Maturity Date of, or refinance, any Facility, an amount equal to the portion of the Facility to be replaced with (or refinanced by) such Incremental Loans or Incremental Commitments and (y) in the case of any Incremental Loans or Incremental Commitments that effectively replace any Commitment or Loan of Defaulting Lenders, Non-Accepting Lenders and/or Non-Consenting Lenders pursuant to Sections 2.19(b), 2.24(c) and 9.02(d), an amount equal to the portion of the relevant terminated or cancelled Commitment or Loan; plus

(D) an unlimited amount, so long as in the case of this clause (D) only, the Secured Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed (I) 3.41:1.00 as of the most recently ended Test Period or, if applicable, determined in accordance with Section 1.08 or (II) to the extent such Incremental Facility is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Secured Net Leverage Ratio in effect for the most recently ended Test Period, or where applicable, in accordance with Section 1.08 (in each case under the foregoing clauses (I) and (II), in the case of an incurrence of Incremental Revolving Commitments, assuming such Incremental Revolving Commitments are fully drawn and calculating the Secured Net Leverage Ratio without netting the cash proceeds from such Incremental Loans then proposed to be incurred; provided that such Incremental Loans may be netted in calculating the Secured Net Leverage Ratio in the event that the proceeds of such Incremental Loans then being incurred are used (i) to replace or replenish cash on the Borrower’s balance sheet which was previously used to finance an Acquisition Transaction or other Investment permitted hereunder or (ii) to finance a Permitted Acquisition or other Investment permitted hereunder) (this Section 2.20(d)(iii)(D), the “Incremental Ratio Basket”);

provided that (I) the first $500,000,000 of Incremental Term Loans (including the Initial Term Loans) incurred by the Borrower shall be deemed to have been incurred under clause (a)(i) of the definition of “Starter Basket” and may not be reclassified, (II) subject to the foregoing clause (I), unless the Borrower elects otherwise, Incremental Term Loans and Incremental Revolving Loans (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(a)(xxiii)) shall be deemed to have been incurred under clause (D) above (to the extent compliant therewith) prior to utilization of any available capacity under clauses (A), (B) or (C) above, (III) subject to the foregoing clause (I), Incremental Term Loans and Incremental Revolving ~~Commitments~~Loans (and any Incremental Equivalent Debt incurred in lieu thereof pursuant to Section 6.01(a)(xxiii)) may be incurred under any of clauses (A), (B) and/or (C) above, on the one hand, and clause (D) above, on the other hand, and proceeds from any such incurrences may be utilized in a single transaction by first calculating the incurrence under clause (D) above and then calculating the incurrence under clauses (A), (B) and/or (C) above, and (IV) any amounts incurred under clauses (A) (other than clause (a)(i) of the definition of “Starter Basket”), (B) or (C) shall be automatically reclassified as incurred under clause (D) if Holdings satisfies the ratio for clause (D) at such time on a Pro Forma Basis.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Commitments, as the case may be, of any Class and any Loan Increase shall be as agreed between the Borrower and the applicable Incremental Lenders, and except as otherwise set forth herein, to the extent not identical to the Initial Term Facility or Initial Revolving Facility, as applicable, existing on the Incremental Facility Closing Date, shall either, at the option of the Borrower, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith) or (ii) be not materially more favorable (when taken as a whole), as reasonably determined by the Borrower, to the Incremental Lenders providing such Incremental Facility than the terms and conditions of the Initial ~~Revolving~~Term Facility or Initial Revolving Facility, as applicable, except, in each case under this clause (ii), with respect to (x) covenants and other terms only applicable to periods after the ~~Revolving~~Term Maturity Date for the Initial Term Facility or the Revolving Maturity Date for the Initial Revolving Facility, as applicable, or (y) covenants and other terms reasonably satisfactory to the Administrative Agents; provided that to the extent any covenant or term is (I) added for the benefit of the Incremental Lenders of an Incremental Term Commitment, such covenant or term will be deemed satisfactory to the Term Administrative Agent to the extent that such term or covenant is also added, or the features of such term or provision are provided, for the benefit of the Initial Term Facility or (II) added for the benefit of Incremental Lenders of an Incremental Revolving Facility, such covenant or term will be deemed satisfactory to the Revolving Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Initial Revolving Facility; provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, OID or similar fees, it being understood that, if required to consummate such Loan Increase transaction, the interest rate margins and rate floors may be increased, any call protection provision may be made more favorable to the applicable existing Lenders and additional upfront or similar fees may be payable to the lenders providing the Loan Increase) to the applicable Term

Loans or Revolving Commitments being increased, in each case, as existing on the Incremental Facility Closing Date (provided that, if such Incremental Term Loans are to be “fungible” with any existing Term Loans, notwithstanding any other conditions specified in this Section 2.20(e), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by Borrower and the Term Administrative Agent to ensure that such Incremental Term Loans will be “fungible” with such existing Term Loans). In any event:

(i) the Incremental Term Loans and Incremental Term Commitments:

(A) shall not be guaranteed by any Person other than any Loan Party unless such guarantee is provided for the benefit of the Lenders;

(B) (i) shall rank equal in right of payment and in priority of right of security with the Initial ~~Revolving~~Term Loans;

(C) shall not mature earlier than the ~~Revolving~~Term Maturity Date for the Initial ~~Revolving~~Term Loans (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount); provided that the requirements set forth in this clause (C) shall not apply to any Incremental Term Loans consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (C);

(D) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that the requirements set forth in this clause (D) shall not apply to (x) any Maturity Limitation Excluded Amount and (y) any Incremental Term Loans consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (D);

(E) ~~(D)~~ subject to clause (D) above and clause (iii) below and Section 2.20(e)(iii), shall have amortization and an Applicable Rate determined by the Borrower and the applicable Incremental Term Lenders;

(F) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of the Initial Term Loans hereunder, as specified in the applicable Incremental Facility Amendment; provided that voluntary prepayments may be made on a non pro rata basis; and

(G) ~~(E)~~ may contain customary “most-favored nation” pricing provisions with respect to future incurrences of Indebtedness.

(ii) the Incremental Revolving Loans and Incremental Revolving Commitments:

(A) shall not be guaranteed by any Person other than any Loan Party unless such guarantee is provided for the benefit of the Lenders,

(B) shall rank equal in right of payment and in priority of right of security with the Initial Revolving Loans,

(C) shall not mature earlier than the Revolving Maturity Date for the Initial Revolving Loans (without giving effect to the proviso in the definition of “Revolving Maturity Date”) (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount or any customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (C)) and shall not be subject to amortization;

(D) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Commitments (and related outstanding Incremental Revolving Loans), (2) repayments required upon the Maturity Date of any Revolving Commitments, (3) repayments made in connection with any refinancing of Revolving Commitments and (4) repayment made in connection with a permanent repayment and termination of Commitments) of Revolving Loans with respect to Incremental Revolving Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other outstanding Revolving Commitments existing on such Incremental Facility Closing Date;

(E) subject to the provisions of Section 2.04 in connection with Letters of Credit which mature or expire after a Maturity Date at any time Incremental Revolving Commitments with a later Maturity Date are outstanding, shall provide that all Letters of Credit shall be participated on a pro rata basis by each Lender with a Revolving Commitment in accordance with its percentage of the Revolving Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.04, without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued);

(F) shall provide that the permanent repayment of Revolving Loans with respect to, and termination of, Incremental Revolving Commitments after the associated Incremental Facility Closing Date may be made on a pro rata basis or less than a pro rata basis or greater than a pro rata basis, in each case, with all other Revolving Commitments existing on such Incremental Facility Closing Date;

(G) shall provide that any Incremental Revolving Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Commitments hereunder (including Incremental Revolving Commitments and any original Revolving Commitments) which have more than four (4) different Maturity Dates unless otherwise agreed to by the Revolving Administrative Agent; and

(H) shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Credit Lenders;

(iii) the interest rate margins, original issue discount or upfront fees (if any), interest rate floors (if any) and amortization schedule applicable to any Incremental Term Loans will be determined by the Borrower and the lenders providing such Incremental Term Loans; provided that in the event that the Effective Yield with respect to any Incremental Term Loans that satisfy each of the MFN Conditions is greater than the Effective Yield for the Initial Term Loans by more than 0.50%, the Applicable Rate for the Initial Term Loans shall be increased to the extent necessary so that the Effective Yield for the Initial Term Loans is equal to the Effective Yield for such Incremental Term Loans minus 0.50% (this clause (iii), the “MFN Adjustment”).

(f) Incremental Facility Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments, under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and, without delay, the Administrative Agents. The Incremental Facility Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agents and the Borrower, to effect the provisions of this Section 2.20 and the Lenders expressly authorize the Administrative Agents to enter into every such Incremental Facility Amendment, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Loans that are intended to be treated as fungible with any Class of outstanding Term Loans to be treated as fungible with such Term Loans, which shall include without limitation (i) any amendments to Section 2.10 that do not reduce the ratable amortization received by each Lender thereunder and (ii) any amendments which extend or add “call protection” to any existing Class of Loans, including amendments to Section 2.11(a) or Section 2.12(d). No Lender shall be obligated to provide any Incremental Loan, unless it so agrees.

(g) Each Lender or Additional Lender providing a portion of any Incremental Facility shall execute and deliver to the Administrative Agents and the Borrower all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agents to evidence and effectuate such Incremental Facility. On the effective date of such Incremental Facility, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(h) This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof. The Applicable Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Applicable Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.

(b) Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22 Defaulting Lenders.

(a) General. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(g), any payment of principal, interest, fees or other amounts received by the Applicable Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Applicable Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Applicable Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Applicable Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the relevant L/C Issuers or the Swingline Loan Lender; third, if so determined by the Revolving Administrative Agent or requested by the relevant L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as Holdings may request (so long as no Default or Event of Default is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Administrative Agent; fifth, if so determined by the Applicable Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Swingline Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Swingline Loan Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and either, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis; provided that if (i) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(i).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.04 or Swingline Loans pursuant to Section 2.06, the “Applicable Percentage” of each non-Defaulting Lender’s Revolving Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that such reallocation does not cause the Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitments.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Requirements of Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures specified in the definition of “Cash Collateralized.”

(b) Defaulting Lender Cure. If Holdings, the Administrative Agents and the Swingline Loan Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agents will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Applicable Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their applicable percentages of the Commitments in respect thereof, whereupon that Lender will cease to be a

Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Loan Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.23 [Reserved].

SECTION 2.24 Loan Modification Offers.

(a) At any time after the Closing Date, the Borrower may on one or more occasions, by written notice to the Applicable Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Applicable Administrative Agent and reasonably acceptable to Holdings (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower each applicable Accepting Lender and the Applicable Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings shall have delivered to the Applicable Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Applicable Administrative Agent in connection therewith, in each case substantially in the form delivered on the Closing Date (with appropriate modification thereto to reflect the nature of the Loan Modification Offer). The Applicable Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Applicable Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the Applicable Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) or (ii) prepay such Non-Accepting Lender; provided that neither the Applicable Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees), (c) unless waived, the

Borrower or such Eligible Assignee shall have paid to the Applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b) and (d) such Non-Accepting Lender shall be entitled to any prepayment premiums or penalties from the Borrower to the extent a premium or penalty would be due in respect of a prepayment of Term Loans pursuant to Section 2.11.

(d) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.25 ESG Amendment.

(a) After the Closing Date, the Borrower, in consultation with the Co-Sustainability Agents, shall be entitled to either (a) establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Borrower and its Subsidiaries or (b) establish external ESG ratings (“ESG Ratings”) targets to be mutually agreed between the Borrower and the Co-Sustainability Agents. The Co-Sustainability Agents, the Revolving Administrative Agent and the Borrower may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating either the KPIs or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement; provided that such amendment shall become effective on the fifth (5th) Business Day after the date notice of such amendment is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Revolving Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Facility Lenders in respect of the Revolving Facility. Upon effectiveness of any such ESG Amendment, based on either the Borrower’s performance against the KPIs or its obtainment of the target ESG Ratings, certain adjustments to the Commitment Fee Rate, Letter of Credit Fee and Applicable Rate in respect of the Revolving Facility may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or increase of more than (a) 1.00 basis point in the unused commitment fee payable pursuant to Section 2.12(b) and/or (b) 5.00 basis points in the relevant Applicable Rate or Letter of Credit Fee or, in each case, may remain unchanged if the KPI is within certain buffer ranges to be set forth in the ESG Amendment (such adjustments, collectively, the “Sustainability-Linked Adjustments”). If KPIs are utilized, the pricing adjustments will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published and maintained by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association), which shall include a customary review report from a third party, together with a related pricing certificate, and in a form to be agreed between the Borrower and the Co-Sustainability Agents (each acting reasonably) (collectively, the “ESG Certificate”). Each applicable Sustainability-Linked Adjustment shall apply only until the date on which the next adjustment is due to take place upon the earlier of (x) the Borrower’s delivery of a subsequent ESG Certificate or (y) the date by which such ESG Certificate is required to have been delivered by the ESG Amendment. Following the effectiveness of the ESG Amendment, any modification agreed to by the Co-Sustainability Agents, the Revolving Administrative Agent and the Borrower to the ESG Pricing Provisions which does not have the effect of reducing the Commitment Fee Rate, Letter of Credit Fee or relevant Applicable Rate to a level not otherwise permitted by this paragraph shall become effective on the fifth (5th) Business Day after the date notice of such modification is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Revolving Administrative Agent has not received, by such time, written notice of objection to such modification from Lenders comprising the Required Facility Lenders in respect of the Revolving Facility.

(b) The Co-Sustainability Agents will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

Article III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each of Holdings and each Restricted Subsidiary is (a) duly organized or incorporated, validly existing and (to the extent such concept exists in the relevant jurisdictions) in good standing under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of the foregoing clause (a) (other than with respect to the Borrower), clause (b) (other than with respect to Holdings and the Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of the Loan Parties and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Parties, as the case may be, enforceable against it in accordance with its terms, subject to (i) Debtor Relief Laws and general principles of equity regardless of whether considered in a proceeding in equity or at law and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of the obligations under the Loan Documents (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for any Perfection Requirements, (b) will not violate (i) the Organizational Documents of Holdings or any other Loan Party, or (ii) any Requirements of Law applicable to Holdings or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument that constitutes Material Indebtedness binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower, any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of the foregoing clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements and Unaudited Financials (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the consolidated financial position of Holdings and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b)	[Reserved].

(c)	Since December 31, 2021, there has been no Material Adverse Effect.

SECTION 3.05 Properties. Holdings and each Restricted Subsidiary is the sole legal and beneficial owner of and has good title to, or valid leasehold interests in, all its real and personal property material to its business, (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) free of title defects except for defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 3.06, (i) there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) none of the Borrower or any Subsidiary has treated, stored, transported, released or disposed of Hazardous Materials at or from any currently or formerly owned, leased or operated real property or to the knowledge of the Borrower, any third-party recycling, treatment, storage or disposal facilities, in any single case or in the aggregate, in a manner that could reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 3.06 and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

SECTION 3.07 Compliance with Laws. Each of Holdings and each Restricted Subsidiary is in compliance with all Requirements of Law applicable to it or its property except, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. None of Holdings, the Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09 Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid including in their capacity as tax withholding agents, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings; provided that Holdings, the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10 ERISA; Foreign Pension Plans.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and each Foreign Pension Plan is in compliance with the applicable non-US law.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c) As of the Closing Date, Holdings and the Borrower are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments.

SECTION 3.11 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrower each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material.

SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the following information which is true and complete in all material respects as of the Closing Date: the name of, and the ownership interest of each Subsidiary, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership and its outstanding limited liability company interests (the “LLC Interests”) if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien (other than Liens granted in favor of the Collateral Agent pursuant to the Security Documents or any other Permitted Encumbrances). All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 3.12.

SECTION 3.13 Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use all of the rights to Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and without conflict with the rights of any Person. None of Holdings, the Borrower or any Restricted Subsidiary, in the operation of their businesses as currently conducted, infringes upon any Intellectual Property rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property owned by Holdings or any Restricted Subsidiary is pending or, to the knowledge of Holdings or the Borrower, threatened in writing against Holdings or the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14 Solvency. On the Closing Date, and after giving effect to the Transactions, Holdings and the Restricted Subsidiaries, on a consolidated basis, are Solvent.

SECTION 3.15 Federal Reserve Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

SECTION 3.16 Security Interest in Collateral. Subject to the provisions of this Agreement (including, without limitation, Section 5.14) and the other relevant Loan Documents, the Security Documents create legal, valid and enforceable Liens on all of the Collateral as security for the Secured Obligations of the Loan Parties, in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties.

SECTION 3.17 PATRIOT Act, Sanctions and Anti-Corruption.

(a) Holdings and the Restricted Subsidiaries will not directly or, to the knowledge of Holdings and the Borrower, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding, financing, or facilitating any activities or business or transaction (i) with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that could reasonably be expected to result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of Sanctions.

(b) Holdings and the Restricted Subsidiaries will not use the proceeds of the Loans or Letters or Credit directly, or, to the knowledge of Holdings and the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

(c) Each of Holdings and the Restricted Subsidiaries is in compliance in all material respects with applicable Sanctions, Title III of the USA Patriot Act, and Anti-Corruption Laws.

(d) Holdings, the Borrower and the Restricted Subsidiaries have, to the knowledge of Holdings and the Borrower, been in compliance in all material respect with Sanctions, Title III of the USA Patriot Act, or Anti-Corruption Laws in the past three years prior to the Closing Date.

(e) (i) None of the Loan Parties is a Sanctioned Person or otherwise the target of Sanctions and (ii) none of the Restricted Subsidiaries that are not Loan Parties, or any director or officer of any Loan Party or Restricted Subsidiary, or to the knowledge of Holdings and the Borrower, any employee or agency of any Loan Party or Restricted Subsidiary, in each case, is a Sanctioned Person.

SECTION 3.18 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

SECTION 3.19 Insurance. Schedule 3.21 lists as of the Closing Date all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

SECTION 3.20 Senior Indebtedness Status. The Loan Document Obligations of each Loan Party under this Agreement and each of the other Loan Documents rank and shall continue to rank at least senior in priority of payment to all Junior Debt and all senior unsecured Indebtedness of each such Person and constitute “Senior Indebtedness” (or any other similar term) under all instruments and documents, now or in the future, relating to all Junior Debt and all senior unsecured Indebtedness of such Person.

SECTION 3.21 Use of Proceeds. The Loan Parties intend to use the proceeds of the Loans in accordance with Section 5.12.

Article IV

CONDITIONS

SECTION 4.01 Closing Date. This Agreement, the Commitments hereunder and the obligation of each Lender to make a Loan or any L/C Issuer to issue a Letter of Credit on the Closing Date shall not become effective until each of the following conditions is satisfied (or waived), in each case, as determined by the Administrative Agents:

(a) This Agreement. The Administrative Agents (or their counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agents (which may include a copy transmitted by facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Security Documents. The Administrative Agents and the Collateral Agent (or their respective counsel) shall have received duly executed copies of the Security Agreement, the Pledge Agreement, the Guarantee Agreement, the Global Intercompany Note and the Intellectual Property Security Agreements.

(c) Legal Opinions. The Administrative Agents shall have received written opinions of (i) Winston & Strawn LLP, as special counsel for the Loan Parties, (ii) Gordon Rees Scully Mansukhani, LLP, as Alabama, Kansas and Nevada counsel for the Loan Parties and (iii) K&L Gates LLP, as North Carolina, Pennsylvania and South Carolina counsel for the Loan Parties, in each case dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agents (and each Loan Party hereby instructs such counsel to deliver such opinions to the Administrative Agents and Lenders).

(d) Closing Certificate. The Administrative Agents shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit F.

(e) Secretary’s Certificates. The Administrative Agents shall have received a certificate of each Loan Party, dated the Closing Date, including or attaching a copy of (i) each Organizational Document of each Loan Party, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates (if applicable) of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) the relevant corporate resolutions (including the resolutions of the Board of Directors) of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by a Responsible Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(f) Fees and Expenses. The Administrative Agents shall have received all fees required to be paid by the Borrower on the Closing Date, all reasonable and out-of-pocket expenses required to be paid by Holdings and the Restricted Subsidiaries on the Closing Date for which invoices have been presented at least two Business Days prior to the Closing Date (except as otherwise agreed by the Borrower), which amounts may be offset against the proceeds of the Loans.

(g) Collateral and Guarantee Requirement.

(i) The Collateral and Guarantee Requirement shall have been satisfied subject to Section 5.17.

(ii) Each document (including any UCC (or similar) financing statement, any financing statement under any Requirement of Law and Intellectual Property Security Agreements) required by any Security Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Security Document, shall be in proper form for filing, registration or recordation.

(h) Closing Date Refinancing. Prior to or substantially concurrently with the initial funding of the Loans on the Closing Date, the Closing Date Refinancing shall be consummated and the Administrative Agents shall have received evidence of the release of all Liens granted in connection with the Existing Credit Agreement, with UCC (or similar) termination statements and documents effective to evidence the foregoing.

(i) Financial Statements. The Administrative Agents shall have received (i) the Audited Financial Statements and (ii) the Unaudited Financials.

(j) Solvency Certificate. The Administrative Agents shall have received a certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.

(k) KYC. The Administrative Agents shall have received at least two Business Days prior to the Closing Date an executed Certificate of Beneficial Ownership and all documentation and other information about the Loan Parties that the Administrative Agents and the Joint Bookrunners reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act and the Beneficial Ownership Regulation, that shall have been reasonably requested by an initial Lender in writing at least five Business Days prior to the Closing Date.

(l) No Material Adverse Effect. Since December 31, 2021, no Material Adverse Effect shall have occurred.

(m) Borrowing Request. The Revolving Administrative Agent shall have received a Borrowing Request with respect to the Initial Revolving Loans to be borrowed on the Closing Date.

(n) Lien Searches. The Administrative Agents shall have received copies of recent lien and judgment search reports in the United States reasonably requested by the Administrative Agents.

(o) Insurance Certificates and Endorsements. Subject to Section 5.17, the Administrative Agents and the Collateral Agent shall have received certificates or other evidence of insurance in effect as required by Section 5.09, with endorsements naming the Collateral Agent as lenders’ loss payee and/or additional insured, as applicable.

(p) Notes.

(i) Each Revolving Lender requesting a Revolving Note shall have received a Revolving Note in favor of such Revolving Lender (if requested thereby).

(ii) The Swingline Loan Lender shall have received a Swingline Loan Note (if requested thereby).

Each Lender and each Agent, by delivering its signature page to this Agreement and, if applicable, funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document, agreement, instrument, certificate or opinion required to be approved by such Lender or such Agent, as the case may be, on the Closing Date.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan or each L/C Issuer to make a L/C Credit Extension on any on the occasion of any Credit Extension is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver) of the following conditions; provided that, the following conditions shall not apply to (i) any Borrowings under any Incremental Facility, the conditions of which are set forth in Section 2.20 and (ii) any extensions of credit or Borrowings under Section 2.21 or 2.24:

(a) Subject to Section 1.08, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Extension or on such earlier date, as the case may be;

(b) Subject to Section 1.08, at the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing. Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) shall be deemed to constitute a representation and warranty by the Borrower on the date of the applicable Borrowing as to the matters specified in clause (a) above and this clause (b);

(c) The Applicable Administrative Agent shall have received a Borrowing Request with respect to such Credit Extension; and

(d) After making the Credit Extensions requested on such date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and the Total Utilization of Alternative Currency Revolving Commitments shall not exceed the Alternative Currency Sublimit.

Article V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. Holdings will furnish to the Administrative Agents, on behalf of each Lender:

(a) commencing with the financial statements for the fiscal year ending December 31, 2022, as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings and its consolidated Subsidiaries (or such later date as may be permitted by the SEC for the filing of any Annual Report on Form 10-K, giving effect to any automatic extension available thereunder for the filing of such form), audited consolidated balance sheets and related audited consolidated statements of income, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year, and related notes and related explanations thereto, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that all of the foregoing information may be furnished in the form of a Form 10-K and only the information required by such Form 10-K shall be required by this Section 5.01(a)), all reported on by KPMG LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP, Deloitte LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date of the Term Facility, Revolving Facility or any other Indebtedness occurring within one year from the time such opinion is delivered or (B) any potential inability to satisfy the Financial Covenants)) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such year on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ended June 30, 2022, as soon as available, but in any event within 45 days after the end of each the first three (3) quarters of each fiscal year of Holdings (or such later date as may be permitted by the SEC for the filing of any Quarterly Report on Form 10-Q, giving effect to any automatic extension available thereunder for the filing of such form) , unaudited consolidated balance sheets and related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter (except in the case of cash flows) and such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that all of the foregoing information may be furnished in the form of a Form 10-Q and only the information required by such Form 10-Q shall be required by this Section 5.01(b));

(c) for any period in which a Subsidiary has been designated as an Unrestricted Subsidiary, simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above for such period, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;

(d) not later than ten Business Days after any delivery of financial statements under clause (a) or clause (b), commencing with the fiscal quarter ended September 30, 2022, a Compliance Certificate of a Financial Officer:

(i) certifying as to whether a Default or an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto,

(ii) setting forth reasonably detailed calculations to show Consolidated EBITDA for the period then ended,

(iii) setting forth reasonably detailed calculations in the case of financial statements delivered under clause (a) above, beginning with the financial statements for the fiscal year of Holdings ending December 31, 2023, of Excess Cash Flow for such fiscal year,

(iv) setting forth (a) a calculation of the Total Net Leverage Ratio as of the last day of the most recently ended Test Period, (b) whether such Total Net Leverage Ratio as of the last day of the most recently ended Test Period complies with Section 6.12(a) and (c) if the Total Net Leverage Ratio as of the last day of the most recently ended Test Period would result in a change in the applicable “Category” as set forth in the definition of “Applicable Rate,” setting forth a calculation of such Total Net Leverage Ratio, and

(v) setting forth (a) a calculation of the Cash Interest Coverage Ratio as of the last day of the most recently ended Test Period and (b) whether such Cash Interest Coverage Ratio as of the last day of the most recently ended Test Period complies with Section 6.12(b);

(e) simultaneously with the delivery of the financial statements as required under clause (a) above, a detailed consolidated budget for Holdings and its Restricted Subsidiaries for such fiscal year in a form customarily prepared by Holdings; and

(f) promptly following any request therefor, such other information (which may be in the form of an officer’s certificate) regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary (to the extent readily available), or compliance with the terms of any Loan Document, as the Applicable Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which Holdings posts such documents, or provides a link thereto, on Holdings or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agents have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent); provided that: (i) Holdings shall deliver such documents to the each Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by such Administrative Agent and (ii) Holdings shall notify the each Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the each Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agents shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Holdings and the Borrower hereby acknowledge that (a) the Administrative Agents and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Holdings or Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material nonpublic information with respect to Holdings, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of Holdings and the Borrower hereby agrees that it will, upon any Administrative Agent’s reasonable request, identify that portion of the Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” Holdings and the Borrower shall be deemed to have authorized the Administrative Agents, the Joint Bookrunners and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their respective Affiliates or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agents and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Notwithstanding anything to the contrary in this Article V, none of Holdings or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Article V that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to any Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.02 Notices of Material Events. Promptly after any Financial Officer of Holdings obtains actual knowledge thereof, Holdings will furnish to the Administrative Agents (for distribution to each Lender through the Applicable Administrative Agent) written notice of the following:

(a) the occurrence of any Default or Event of Default; and

(b) (1) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer, affecting Holdings, the Borrower or any of the Restricted Subsidiaries or (2) the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto and, with respect to any notice delivered pursuant to Section 5.02(b)(2) concerning an ERISA Event, when known, any action taken or threatened by the PBGC or any other Governmental Authority or the Multiemployer Plan sponsor with respect thereto.

SECTION 5.03 Information Regarding Collateral. Holdings will furnish to each Administrative Agent promptly after the occurrence thereof (and in any event within 60 days or such longer period as reasonably agreed to by the Administrative Agents) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization or the location of the chief executive office of any Loan Party or in the form of its organization.

SECTION 5.04 Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, in each case (other than the preservation of the existence of Holdings and the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05 Payment of Taxes, Etc. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Taxes before the same shall become delinquent or in default, except (a) where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (b) Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been made in accordance with GAAP.

SECTION 5.06 Other Information. Promptly upon their becoming available, Holdings will furnish to the Administrative Agents copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by any Parent Entity, the Borrower or any Material Subsidiary to its security holders or bondholders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Loan Party with any securities exchange or with the SEC or any other Governmental Authority, (iii) all press releases and other statements made available generally by any Parent Entity or any of their Material Subsidiaries to the public concerning material developments in the business of any Parent Entity or any of their Material Subsidiaries, and (iv) such other information and data with respect to Holdings or any of its Restricted Subsidiaries as from time to time may be reasonably requested by any Administrative Agent.

SECTION 5.07 Certificate of Beneficial Ownership and Other Additional Information. The Borrower shall provide to the Administrative Agents and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agents and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to each Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by an Administrative Agent or any Lender from time to time for purposes of compliance by such Administrative Agent or such Lender with applicable Requirements of Law (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by such Administrative Agent or such Lender to comply therewith.

SECTION 5.08 Maintenance of Properties. Holdings will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the event of the presence of any Hazardous Material on any real property of Holdings or any Subsidiary which is in violation of Environmental Laws, Holdings and its Subsidiaries, upon discovery thereof, shall take all reasonable and necessary steps to initiate and expeditiously complete all response, corrective and other action required under Environmental Laws or by a Governmental Authority to mitigate and eliminate any such violation or potential liability, and shall keep the Administrative Agents informed of their actions and the results of such actions as such Administrative Agent shall reasonably request, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09 Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment of the management of Holdings) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from any Administrative Agent, information presented in reasonable detail as to the insurance carried, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstance by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in from and substance to Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder. Holdings shall provide or shall cause to be provided at least thirty days’ prior written notice to Collateral Agent of any modification adverse the interests of the Lenders hereunder or cancellation of such policy.

SECTION 5.10 Books and Records; Inspection and Audit Rights. Holdings will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or the Restricted Subsidiaries, as the case may be. Holdings will, and will cause the Restricted Subsidiaries to, permit any representatives designated by an Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested; provided that, only the Administrative Agents on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agents and the Lenders under this Section 5.10 and the Administrative Agents shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default, which visitation and inspection shall be at the reasonable expense of Holdings; provided, further, that (a) when an Event of Default exists and is continuing, the Administrative Agents (or any of its representatives or independent contractors) may do any of the foregoing at the expense of Holdings at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agents shall give Holdings the opportunity to participate in any discussions with Holdings’ independent public accountants. Notwithstanding anything to the contrary in this Section 5.10, none of Holdings, the Borrower or any other Subsidiary will be required to disclose or permit the inspection, examination, copying or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information or (ii) in respect of which disclosure to the Applicable Administrative Agent or any Lender (or their respective designees) (A) is prohibited by applicable law or any obligations of confidentiality binding upon Holdings, the Borrower or any other Subsidiary or (B) would result in a waiver of any attorney-client privilege or attorney work product protection inuring to Holdings, the Borrower or another Subsidiary, provided that the Borrower shall notify the Applicable Administrative Agent promptly upon obtaining knowledge that such information is being withheld and, in the case of clause (ii)(A) above, Holdings, the Borrower and the other Restricted Subsidiaries shall use commercially reasonable efforts to communicate or permit the inspection, examination, copying or discussion, to the extent permitted, of the applicable document, information or other matter in a way that would not violate the applicable law or any such obligation of confidentiality.

SECTION 5.11 Compliance with Laws. Holdings will, and will cause each Subsidiary to, (x) comply with its Organizational Documents and all Requirements of Law (including Environmental Laws, ERISA, Anti-Corruption Laws, OFAC, the USA Patriot Act and other anti-terrorism laws) applicable to it or its property, in each case, except where the failure to do so (other than with respect to compliance with Anti-Corruption Laws, OFAC, the USA Patriot Act and other applicable anti-terrorism laws), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (y) maintain in effect and enforce policies and procedures and designed to ensure compliance by Holdings and each Subsidiary and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.12 Use of Proceeds.

(a) ~~[Reserved]~~The Borrower will use the proceeds of the Initial Term Loans made on the Amendment No. 1 Effective Date to finance a portion of the Amendment No. 1 Transactions.

(b) The proceeds of the Initial Revolving Loans will be used (1) on the Closing Date to finance a portion of the Transactions; provided that no more than $400,000,000 in aggregate principal amount of the Initial Revolving Loans may be used on the Closing Date to finance a portion of the Transactions, and (2) after the Closing Date, for any purpose not prohibited by this Agreement, including for working capital and general corporate purposes (including Permitted Acquisitions). Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date or for other general corporate purposes.

(c) The Borrower will use the proceeds of (i) any Incremental Term Loans for working capital and/or general corporate purposes, Permitted Acquisitions and other Investments, Restricted Payments or such other purpose or purposes set forth in the applicable Incremental Facility Amendment and (ii) any Incremental Revolving Loans for working capital and/or general corporate purposes or such other purpose or purposes set forth in the applicable Incremental Facility Amendment. The Borrower will use the proceeds of any Other Term Loans and Other Revolving Loans for the purposes set forth in Section 2.21(a) and will apply the proceeds of any Credit Agreement Refinancing Indebtedness among the Loans and any Incremental Facilities in accordance with the terms of this Agreement.

SECTION 5.13 Additional Subsidiaries. If any additional Restricted Subsidiary is formed or acquired after the Closing Date, Holdings will, within 90 days (or, in each case, such longer period as the Administrative Agents shall reasonably agree) after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Subsidiary is an Excluded Subsidiary and not otherwise required under the Loan Documents to become a Loan Party), notify the Administrative Agents thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, the assets of such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 90 days after such formation or acquisition (or such longer period as the Administrative Agents shall reasonably agree); provided that any designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary ceasing to be an Excluded Subsidiary shall constitute the formation or acquisition of a Restricted Subsidiary for purposes of this Section 5.13.

SECTION 5.14 Further Assurances.

(a) Each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law and that the Administrative Agents or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Loan Parties.

(b) If, after the Closing Date, any material assets with a Fair Market Value in excess of $12,500,000, are acquired by the Borrower or any other Loan Party or are owned by any Restricted Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.13 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), Holdings will promptly notify the Administrative Agents thereof, and, if requested by any Administrative Agent, Holdings will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by any Administrative Agent and to satisfy the Collateral and Guarantee Requirement.

SECTION 5.15 Ratings. Holdings will use commercially reasonable efforts to cause (a) the Borrower to continuously have a public corporate credit rating from S&P and a public corporate family rating from Moody’s (but not to maintain a specific rating) and (b) the Term Facility to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.16 Lenders Meetings. If requested by an Administrative Agent, Holdings or the Borrower will hold and participate in one customary conference call each fiscal quarter for Lenders to discuss financial information of Holdings and its Restricted Subsidiaries. Prior to each such conference call, the Borrower shall notify the Administrative Agents of the time and date of such conference call; provided that if the Borrower holds a conference call open to the public to discuss the financial condition and results of operations of Holdings and its Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Sections 5.01(a) or 5.01(b) above, such conference call will be deemed to satisfy the requirements of this Section 5.16.

SECTION 5.17 Certain Post-Closing Obligations. As promptly as practicable, and in any event, within the time period after the Closing Date specified in Schedule 5.17 or such later date as the Administrative Agents reasonably agree to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, Holdings and the Borrower shall, and Holdings shall cause the other Loan Parties to, deliver the documents or take the actions specified in Schedule 5.17.

SECTION 5.18 Designation of Subsidiaries. Holdings or the Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) in the case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, immediately before and after giving effect to such designation on a Pro Forma Basis (x) no Event of Default shall have occurred and be continuing and (y) the Borrower has capacity under Section 6.04 to consummate such designation, and (ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, immediately before and after giving effect to such designation on a Pro Forma Basis (x) no Event of Default shall have occurred and be continuing and (y) the Borrower has capacity under Section 6.01, 6.02 or 6.04 to consummate such designation; provided, further, that Holdings, the Borrower and the Restricted Subsidiaries shall not transfer all or any material portion of their intellectual property (taken on a consolidated basis) to any Unrestricted Subsidiary or allow any Restricted Subsidiary that owns material intellectual property to be designated as an Unrestricted Subsidiary (without regard to whether Holdings, the Borrower or any Restricted Subsidiary has the right to continue to utilize any such intellectual property after such transfer). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by Holdings (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the Fair Market Value of Holdings’ or its Restricted Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, (y) a return on any Investment by Holdings (or its applicable Restricted Subsidiary) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of Holdings or its Subsidiary’s (as applicable) Investment in such Subsidiary, and (z) the formation or acquisition of a Restricted Subsidiary for purposes of Section 5.13.

SECTION 5.19 Change in Nature of Business. Holdings shall, and shall cause the Restricted Subsidiaries to, engage in a line of business substantially the same as those lines of business conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business(es) or any other activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable extension, development or expansion of, the business conducted by Holdings and the Restricted Subsidiaries on the Closing Date.

SECTION 5.20 Accounting Changes. Holdings shall, and shall cause the Restricted Subsidiaries to, maintain their fiscal year as in effect on the Closing Date; provided, however, that Holdings may, upon written notice to the Administrative Agents, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agents, in which case, Holdings and the Administrative Agents will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 5.21 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Secured Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 5.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.21, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 5.21 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 5.21 constitute, and this Section 5.21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the Commodity Exchange Act.

Article VI

NEGATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness; Disqualified Equity Interests.

(a) Holdings will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of Holdings and the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24);

(ii) Indebtedness (A) outstanding on the date hereof; provided that Indebtedness with an outstanding principal amount in excess of $5,000,000 shall only be permitted if set forth on Schedule 6.01 and (B) and any Permitted Refinancing thereof;

(iii) Guarantees by Holdings and the Restricted Subsidiaries in respect of Indebtedness of Holdings or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04 and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable (as reasonably determined by Holdings) taken as a whole, to the Lenders as those contained in the subordination of such Indebtedness;

(iv) Indebtedness of Holdings or any Restricted Subsidiary owing to Holdings or any Restricted Subsidiary to the extent the corresponding Investment is permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated to the Loan Document Obligations pursuant to subordination terms substantially consistent with the terms of the Global Intercompany Note;

(v) (A) Indebtedness (including Capital Lease Obligations) of Holdings or any Restricted Subsidiary financing the acquisition, construction, repair, replacement, installation or improvement of any property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property); provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement, installation or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A); provided, further, that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and to the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $50,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period as of such time (plus, in the case of clause (B), an amount equal to the amounts described in clauses (a)(i) and (a)(ii) to the proviso to the definition of “Permitted Refinancing”);

(vi) Indebtedness in respect of (A) Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings or any Restricted Subsidiary) and (B) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Restricted Subsidiary;

(vii) (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into Holdings or any Restricted Subsidiary) after the date hereof as a result of an Acquisition Transaction permitted by this Agreement, or Indebtedness of any Person that is assumed by Holdings or any Restricted Subsidiary in connection with an Acquisition Transaction or similar Investment or an acquisition of assets by Holdings or such Restricted Subsidiary permitted by this Agreement; provided that (1) such Indebtedness is not incurred in contemplation of such Acquisition Transaction or similar Investment or acquisition of assets, (2) other than with respect to a Limited Condition Transaction in which case, compliance with this proviso shall be determined in accordance with Section 1.08(a), before and after giving Pro Forma Effect to the assumption of such Indebtedness and the transactions consummated in connection therewith, no Event of Default shall have occurred and be continuing, (3) such Indebtedness is only the obligation of the Person and/or Person’s Subsidiaries that are acquired or that acquire the relevant assets (unless otherwise permitted by a separate basket), and (4) any Lien on such Indebtedness shall be permitted by Section 6.02(xi) and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A);

(viii) [reserved];

(ix) Indebtedness representing (A) deferred compensation to employees of Holdings (and any direct or indirect Parent Entity), the Borrower and/or the Restricted Subsidiaries that is incurred in the ordinary course of business or pursuant to any employee benefit plan, program, agreement, or arrangement; or (B) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law;

(x) Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, managers, consultants, independent contractors, directors and employees or their respective estates, successors, spouses, former spouses, domestic partners, heirs, legatees or distributees to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect Parent Entity) permitted by Section 6.08(a);

(xi) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earnouts) or other similar adjustments incurred in an Acquisition Transaction or similar Investment permitted by this Agreement, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred (A) in the ordinary course of business to current or former directors, officers, employees, members of management, managers and consultants of Holdings (or any direct or indirect Parent Entity) and/or any Restricted Subsidiary and (B) in connection with the Transactions and any Permitted Acquisition or other Investment permitted hereunder;

(xiii) Cash Management Obligations and other Indebtedness in respect of netting services, corporate credit cards, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case in the ordinary course of business;

(xiv) (A) Indebtedness, which may be secured in accordance with Section 6.02, of Holdings or any Restricted Subsidiary and (B) Permitted Refinancings of any Indebtedness incurred pursuant to the foregoing subclause (A); provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $50,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period as of such time (plus, in the case of clause (B), an amount equal to the amounts described in clauses (a)(i) and (a)(ii) to the proviso to the definition of “Permitted Refinancing”);

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply agreements, in each case in the ordinary course of business;

(xvi) Indebtedness incurred by Holdings or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, or similar instruments issued or created, or related to obligations or liabilities (other than Indebtedness) incurred in the ordinary course of business, including in respect of wages, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii) obligations in respect of performance, bid, appeal and surety bonds, bankers’ acceptance facilities and completion guarantees, leases, government or trade contracts and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii) [reserved];

(xix) (A) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(a)(xix), “Ratio Indebtedness”) of Holdings or any Restricted Subsidiary in an aggregate outstanding amount that shall not cause, after giving effect to the incurrence of such Ratio Indebtedness and the use of proceeds thereof, calculated, as applicable, on a Pro Forma Basis as of the most recently ended Test Period (but excluding from the computation thereof the proceeds of such Indebtedness and assuming that any Ratio Indebtedness in the form of a commitment is fully drawn) and, if applicable, determined in accordance with Section 1.08, (x) in the case of any Ratio Indebtedness that is secured by a Lien on the Collateral, the Secured Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed (I) 3.41:1.00 as of the most recently ended Test Period or, (II) if applicable, to the extent such Ratio Indebtedness is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Secured Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.08 and (y) in the case of any Ratio Indebtedness that is secured by assets other than the Collateral, unsecured or that is subordinated in right of payment to the Loan Document Obligations, (I) the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis) or, (II) if applicable, to the extent such Ratio Indebtedness is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Total Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed the Total Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.08; provided that:

~~(1) [reserved];~~

(1) ~~(2) Ratio Indebtedness~~Ratio Indebtedness in the form of term facilities shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that the requirements set forth in this clause (1) shall not apply to (x) any Maturity Limitation Excluded Amount and (y) any Ratio Indebtedness consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (1);

(2) Ratio Indebtedness in the form of term facilities shall not mature earlier than the Term Maturity Date for the Initial Term Loans and Ratio Indebtedness in the form of revolving facilities shall not mature earlier than the Revolving Maturity Date for the Initial Revolving Facility (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount)~~; provided that the requirements set forth in this clause (2) shall not apply to any Ratio Indebtedness consisting of a customary bridge facility,~~ ; provided that the requirements set forth in this clause (2) shall not apply to any Ratio Indebtedness consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (2);

(3) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(4) subject to Section 1.08(a), no Event of Default shall have occurred and be continuing; ~~and~~

(5) the aggregate outstanding principal amount of Indebtedness outstanding which is incurred pursuant to this clause (xix) by Restricted Subsidiaries that are not Loan Parties shall not exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clauses (xxiii) and (xxv), at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $100,000,000 and 45% of Consolidated EBITDA for the most recently ended Test Period as of such time (this clause (5), the “Non-Loan Party Debt Sublimit”);

(6) such Ratio Indebtedness is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or casualty event, and not on a greater than pro rata basis with the Loan Document Obligations) prior to the Maturity Date of the Initial Term Loans; provided that the requirements set forth in this clause (6) shall not apply to (x) any Ratio Indebtedness incurred under the Maturity Limitation Excluded Amount and (y) any Ratio Indebtedness incurred under clause (y); and

(7) to the extent such Ratio Indebtedness meets the MFN Conditions, it shall be subject to the MFN Adjustment;

(B) any Permitted Refinancing of Ratio Indebtedness;

(xx) [reserved];

(xxi) Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(xxii) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof;

(xxiii) (A) Indebtedness (the Indebtedness incurred pursuant to this Section 6.01(a)(xxiii), “Incremental Equivalent Debt”) of the Borrower or any other Restricted Subsidiary issued in lieu of Incremental Facilities consisting of secured, subordinated or unsecured bonds, notes, debentures or loans, which, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations; provided that:

(1) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause shall not exceed at the time of incurrence the Incremental Cap at such time; provided that, in the case of Indebtedness that is secured by assets other than the Collateral, unsecured or that is subordinated in right of payment to the Loan Document Obligations, in lieu of the Incremental Ratio

Basket, either, (I) the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis) or, (II) if applicable, to the extent such Incremental Equivalent Debt is incurred in connection with the financing of a Permitted Acquisition or similar Investment permitted under the Loan Documents, the Total Net Leverage Ratio (determined on a Pro Forma Basis) does not exceed the Total Net Leverage Ratio in effect for the most recently ended Test Period or if applicable, determined in accordance with Section 1.08;

(2) ~~[reserved]~~Incremental Equivalent Debt in the form of term facilities shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that the requirements set forth in this clause (2) shall not apply to (x) any Incremental Equivalent Debt incurred utilizing the Maturity Limitation Excluded Amount and (y) any Incremental Equivalent Debt consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (2);

(3) Incremental Equivalent Debt in the form of term facilities shall not mature earlier than the Term Maturity Date for the Initial Term Loans and Incremental Equivalent Debt in the form of revolving facilities shall not mature earlier than the Revolving Maturity Date for the Initial Revolving Loans (other than in a principal amount not to exceed the Maturity Limitation Excluded Amount); provided that the requirements set forth in this clause (3) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility, so long as such bridge facility provides for an automatic extension to long-term Indebtedness that satisfies the requirements set forth in this clause (3);

(4) other than Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party, such Incremental Equivalent Debt shall not be guaranteed by any person that does not guarantee the Credit Facilities (unless such guarantee is added for the benefit of the Lenders) or be secured by any assets that are not Collateral for the Facilities (unless such security is added for the benefit of the Lenders);

(5) to the extent such Indebtedness is secured by any of the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(6) subject to Section 1.08(a), no Event of Default shall have occurred and be continuing;

(7) ~~[reserved]~~such Incremental Equivalent Debt is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary offers to repurchase upon a change of control, asset sale or casualty event, and not on a greater than pro rata basis with the Loan Document Obligations) prior to the Maturity Date of the Initial Term Loans; provided that the requirements set forth in this clause (7) shall not apply to any Incremental Equivalent Debt incurred under the Maturity Limitation Excluded Amount;

(8) the terms, provisions and documentation of the Incremental Equivalent Debt shall either, at the option of the Borrower, (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith) or (ii) be not materially more favorable (when taken as a whole), as reasonably determined by the Borrower, to the lenders providing such Incremental Equivalent Debt than the terms and conditions of the Initial Term Facility or Initial Revolving Facility, as applicable, except, in each case under this clause (ii), with respect to (x) covenants and other terms only applicable to periods after the Term Maturity Date for the Initial Term Facility or the Revolving Maturity Date for the Initial Revolving Facility, as applicable, or (y) covenants and other terms reasonably satisfactory to the Administrative Agents; provided that to the extent any covenant or term is (I) added for the benefit of the lenders providing Incremental Equivalent Debt in the form of a ~~revolving~~term facility, such covenant or term will be deemed satisfactory to the ~~Revolving~~Term Administrative Agent to the extent that such term or ~~provision~~covenant is also added, or the features of such term or provision are provided, for the benefit of the Initial Term Facility or (II) added for the benefit of the lenders providing Incremental Equivalent Debt in the form of a revolving facility, such covenant or term will be deemed satisfactory to the Revolving Administrative Agent to the extent that such term or provision is also added, or the features of such term or provision are provided, for the benefit of the Initial Revolving Facility;

(9) ~~[reserved]~~to the extent such Incremental Equivalent Debt meets the MFN Conditions, it shall be subject to the MFN Adjustment; and

(10) (A) the aggregate outstanding principal amount of Indebtedness outstanding which is incurred pursuant to this clause (xxiii) by Restricted Subsidiaries that are not Loan Parties shall not exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clauses (xix) and (xxv), at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Non-Loan Party Debt Sublimit; and (B) any Permitted Refinancing of Incremental Equivalent Debt incurred pursuant to the foregoing subclause (A) constituting Indebtedness of Holdings or any Restricted Subsidiary, which, to the extent refinancing any amount incurred in reliance on any portion of the Incremental Cap that is not calculated in reliance on a ratio, shall utilize such portion of the Incremental Cap (it being understood that any such Permitted Refinancing in respect of such Indebtedness may also include amounts set forth in clauses (a)(i) and (a)(ii) to the proviso to the definition of “Permitted Refinancing”).

(xxiv) Guarantees by Holdings and the Restricted Subsidiaries in respect of Indebtedness of joint ventures, Unrestricted Subsidiaries and Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding not to exceed the greater of $120,000,000 and 50.0% of Consolidated EBITDA for the most recently ended Test Period;

(xxv) (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party in an aggregate principal amount outstanding not to exceed, taken together with the aggregate outstanding principal amount of Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties pursuant to clauses (xix) and (xxiii) above, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the Non-Loan Party Debt Sublimit; and (B) any Permitted Refinancing thereof;

(xxvi) Contribution Indebtedness (and any Permitted Refinancing thereof);

(xxvii) [reserved];

(xxviii) [reserved];

(xxix) obligations in respect of performance bonds and completion, guarantee, surety, bid and similar bonds in the ordinary course of business in an aggregate principal amount not to exceed the greater of $75,000,000 and 35.0% of Consolidated EBITDA for the most recently ended Test Period, in the aggregate;

(xxx) all premiums (if any), interest (including post-petition interest), accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.

(b) Holdings will not, nor will it permit any Restricted Subsidiary to, issue any Disqualified Equity Interests, except (x) Disqualified Equity Interests issued to and held by Holdings or any Restricted Subsidiary that is a direct or indirect wholly-owned subsidiary of Holdings and (y) Disqualified Equity Interests issued after the Closing Date; provided that in the case of this clause (y) any such issuance of Disqualified Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a).

Notwithstanding the foregoing or anything to the contrary herein, all Indebtedness incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (a)(i) of this Section 6.01 and all Indebtedness in respect of Swap Agreements will be deemed to have been incurred in reliance only on clause (a)(vi) of this Section 6.01.

SECTION 6.02 Liens. Holdings will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents, including Liens securing Incremental Facilities;

(ii) Permitted Encumbrances;

(iii) Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 individually shall only be permitted if set forth on Schedule 6.02; and any modifications, replacements, renewals or extensions thereof; provided that (1) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (a) after-acquired property that is affixed or incorporated into the property covered by such Lien and (b) proceeds and products thereof, unless such modified, replacement, renewal or extension Lien is otherwise permitted by a separate provision of this Section 6.02, and (2) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease or sublease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) leases, licenses, subleases or sublicenses granted to others (on a non-exclusive basis) that are entered into in the ordinary course of business or that do not interfere in any material respect with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition) or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property and Equity Interests of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary that is not a Loan Party, in each case, to the extent such Indebtedness is permitted under Sections 6.01(a)(xix), 6.01(a)(xxiii) and 6.01(a)(xxv);

(x) (1) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, (2) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party, (3) Liens granted by a Loan Party in favor of any Restricted Subsidiary that is not a Loan Party; provided that, in the case of this clause (3) such Lien is subordinated to the Liens securing the Secured Obligations on terms reasonably satisfactory to the Administrative Agents, and (4) Liens granted by a Loan Party in favor of a Restricted Subsidiary that is a Loan Party;

(xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(vii);

(xii) any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor or sublessor, licensor or sublicensor or secured by a lessor’s or sublessor’s, licensor’s or sublicensor’s interest under leases or subleases (other than leases or subleases constituting Capital Lease Obligations), subleases, licenses, cross licenses or sublicenses entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business, provided that any interest or title granted under any licenses, cross-licenses, or sublicenses is non-exclusive and does not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by Holdings or any Restricted Subsidiary in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements permitted under clause (e) of the definition of the term “Cash Equivalents”;

(xv) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Holdings or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens (A) on the Collateral securing Permitted First Priority Refinancing Debt, (B) on the Collateral securing Permitted Second Priority Refinancing Debt, (C) on the Collateral securing Incremental Equivalent Debt (and permitted to be incurred as secured Indebtedness) and (D) securing Ratio Indebtedness (including with respect to Ratio Indebtedness, Liens on assets that do not constitute Collateral); provided if any such Indebtedness is secured by the Collateral, such Indebtedness shall be subject to an applicable Intercreditor Agreement;

(xx) other Liens (including Liens on assets that do not constitute Collateral); provided that at the time of incurrence of such Liens and the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $50,000,000 and 25.0% of Consolidated EBITDA for the Test Period then last ended;

(xxi) Liens on the Equity Interests of Unrestricted Subsidiaries;

(xxii) [reserved];

(xxiii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxiv) (i) Liens on Equity Interests of joint ventures securing capital contributions to, or obligations of, such Persons, (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and (iii) Liens solely on any cash earnest money deposits made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(xxv) Liens in respect of Sale Leasebacks in each case on the assets or property sold and leased back in such Sale Leaseback;

(xxvi) Liens on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness provided that such defeasance, discharge or redemption is permitted hereunder;

(xxvii) Liens on cash or Cash Equivalents securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law and that are not entered into for speculative purposes and Liens securing Indebtedness permitted under Section 6.01(a)(vi) and (xiii);

(xxviii) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Requirements of Law;

(xxix) [reserved];

(xxx) Liens securing Indebtedness permitted under Sections 6.01(a)(xix) or 6.01(a)(xxiii); provided that if any such Indebtedness is secured by the Collateral the beneficiaries thereof (or an agent on their behalf) shall have entered into a Market Intercreditor Agreement;

(xxxi) Liens on the Equity Interests of joint venture arrangements securing financing arrangements for the benefit of the applicable joint venture arrangement that are not otherwise prohibited under this Agreement and Liens on Equity Interests of Unrestricted Subsidiaries; and

(xxxii) Liens on cash collateral granted in favor of any Lender created as a result of any requirement or option to cash collateralize pursuant to this Agreement or any other Loan Document.

Notwithstanding the foregoing, all Liens incurred under the Loan Documents will be deemed to have been incurred in reliance only on clause (i) of this Section 6.02.

SECTION 6.03 Fundamental Changes. Holdings will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Holdings and the Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that:

(a) any Loan Party (other than the Borrower) may merge, consolidate or amalgamate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (B) one or more other Loan Parties;

(b) any Restricted Subsidiary of Holdings (other than the Borrower) that is not a Loan Party may merge, consolidate or amalgamate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, (B) one or more other Loan Parties; provided that such Loan Party shall be the continuing or surviving Person or (C) one or more other Restricted Subsidiaries of Holdings that are not Loan Parties;

(c) any Restricted Subsidiary (other than the Borrower or any other Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such action is in the best interests of Holdings and the Restricted Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders and does not impair the Guarantee or the Lien of the Collateral Agent in any material respect, taken as a whole;

(d) (i) any Loan Party may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party and (ii) any Restricted Subsidiary that is not a Loan Party may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party or any other Restricted Subsidiary that is not a Loan Party;

(e) Holdings may merge, amalgamate or consolidate with any other Person; provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not Holdings (any such Person, the “Successor Holdings”), (1) such Successor Holdings shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) such Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agents, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agents, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to such Successor Holdings’ obligations under this Agreement and the other Loan Documents and (4) Holdings shall have delivered to the Administrative Agents a certificate of a Responsible Officer, stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, such Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents; provided, further, that Holdings agrees to provide any documentation and other information about such Successor Holdings as shall have been reasonably requested in writing by any Lender through the Applicable Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(f) the Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agents, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agents, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and the other Loan Documents and (4) the Borrower shall have delivered to the Administrative Agents a certificate of a Responsible Officer, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (y) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Applicable Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(g) (i) any Loan Party (other than Holdings or the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(u)); provided that the continuing or surviving Person shall be a Loan Party, which shall have complied with the requirements of Sections 5.13 and 5.14, and (ii) any Restricted Subsidiary that is not a Loan Party may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(u)); provided that the continuing or surviving Person shall be a Restricted Subsidiary, which shall have complied with the requirements of Sections 5.13 and 5.14;

(h) [reserved];

(i) Holdings and its Subsidiaries may undertake or consummate any Tax Restructuring; and

(j) any Restricted Subsidiary (other than Holdings or the Borrower) may effect a merger, dissolution, liquidation consolidation or amalgamation to (1) effect a Disposition permitted pursuant to Section 6.05 (other than Section 6.05(e)) or (2) an Investment permitted pursuant to Section 6.04 (other than Section 6.04(u)).

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Holdings will not, nor will it permit any Restricted Subsidiary to, make or hold any Investment, except:

(a) [reserved];

(b) Investments in cash and Cash Equivalents at the time such Investment in Cash Equivalent is made;

(c) loans or advances to present or former officers, directors, managers, members of management, consultants, independent contractors and employees of Holdings, any Parent Entity and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests in Holdings (or any Parent Entity) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to Holdings or any Restricted Subsidiary in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that at the time of incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount outstanding in reliance on this clause (iii) shall not exceed $10,000,000 at any time;

(d) Investments by Holdings or any Restricted Subsidiary in Holdings or any Restricted Subsidiary; provided that Investments made by any Loan Party in any Restricted Subsidiary that is not a Loan Party shall not exceed the greater of $150,000,000 and 65.0% of Consolidated EBITDA for the most recently ended Test Period;

(e) Investments consisting of deposits, prepayments and/or other credits to suppliers in the ordinary course of business;

(f) Investments consisting of extensions of trade credit in the ordinary course of business;

(g) Investments existing or contemplated on the date hereof and set forth on Schedule 6.04(g) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent set forth on Schedule 6.04(g) or as otherwise permitted by this Section 6.04;

(h) Investments in Swap Agreements permitted under Section 6.01;

(i) promissory notes and other Investments received in connection with Dispositions permitted by Section 6.05;

(j) Permitted Acquisitions;

(k) obligations with respect to Guarantees provided by Holdings or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or consistent with past practices;

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy or reorganization of suppliers and customers, from financially troubled account debtors or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (iv) as a result of the settlement, compromise or resolution of (a) litigation, arbitration or other disputes or (b) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with industry practice of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(n) loans and advances to any Parent Entity in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments; in respect thereof), Restricted Payments to the extent permitted to be made to such Parent Entity in accordance with Section 6.08(a); provided that any such loan or advance shall reduce the amount of such applicable Restricted Payments thereafter permitted under Section 6.08(a) by a corresponding amount; provided, further, that any conditions to the making of such Restricted Payment (including the absence of an Event of Default or compliance with a financial ratio) shall be satisfied;

(o) additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (o), (including the aggregate outstanding amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (o), whether in the form of Indebtedness assumed or otherwise), shall not exceed the sum of (A) the greater of $100,000,000 and 45.0% of Consolidated EBITDA for the most recently ended Test Period, plus (B) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment so long as, with respect to this clause (B), (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) where such Investment is funded from the Growth Amount, the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis);

(p) non-cash Investments in connection with internal entity rationalization activities after the Closing Date; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(q) advances of payroll payments to employees in the ordinary course of business;

(r) Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of Holdings (or any direct or indirect Parent Entity thereof); provided that such amounts used pursuant to this clause (r) shall not increase the Available Amount;

(s) (i) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with Holdings or any Restricted Subsidiary in accordance with this Section and Section 6.03 after the Closing Date; provided that any acquisition of any Restricted Subsidiary that is not a Loan Party shall not exceed, together with Permitted Acquisitions of Restricted Subsidiaries that are not Loan Parties pursuant to Section 6.04(j), the Non-Loan Party Acquisition Sublimit and (ii) Investments of an Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated a “Restricted Subsidiary,” in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation or such designation and were in existence on the date of such acquisition, merger or consolidation or such designation;

(t) advances to customers of Holdings or the Restricted Subsidiaries to finance the construction of facilities for such customers which will use products supplied by Holdings or the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(u) Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(u)) under Section 6.01, 6.02, 6.03 (other than clause (g) or (j) thereof), 6.05 (other than clause (e) thereof) and 6.08, respectively;

(v) additional unlimited Investments; provided that after giving effect to such Investment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 3.00:1.00 as of the end of the most recently ended Test Period as of such time, so long as no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such Investment);

(w) contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers of Holdings (or any Parent Entity) or any Restricted Subsidiary or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or the Borrower;

(x) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses, sublicenses, leases or subleases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(y) [reserved];

(z) advances to subcontractors, suppliers and vendors of the Loan Parties or their respective Subsidiaries made in the ordinary course of business or consistent with past practice;

(aa) Investments in joint ventures and Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $75,000,000 and 35.0% of Consolidated EBITDA for the most recently ended Test Period;

(bb) obligations with respect to Guarantees provided by Holdings or any Restricted Subsidiary in respect of Indebtedness permitted under Section 6.01 and any performance guarantees; and

(cc) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Requirements of Law,

Notwithstanding the foregoing, all Investments in the form of loans made to any Loan Party by Holdings or any of its Subsidiaries (or by any holder of Equity Interests in Holdings or any of its Subsidiaries) shall in each case be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agents.

SECTION 6.05 Asset Sales. Holdings will not, nor will it (i) permit any Restricted Subsidiary to, sell, transfer, lease, license or otherwise dispose of any asset, including any Equity Interest owned by it, or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than (A) issuing directors’ qualifying shares or nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law, (B) issuing Equity Interests to Holdings or any Restricted Subsidiary, (C) any non-wholly-owned Restricted Subsidiary issuing Equity Interests of such Subsidiary to each owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests and (D) any Equity Interests that are pledged (and remain pledged) by a Loan Party to secure the Secured Obligations hereunder), in a single transaction or a series of related transactions (each, a “Disposition”), except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of Holdings and the Restricted Subsidiaries (including (i) allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated or (ii) disposing of, discontinuing the use or maintenance of, abandoning, failing to pursue or otherwise allowing to lapse, expire, terminate or put into the public domain any of its Intellectual Property if the Borrower determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business and does not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(b) Dispositions of inventory and other assets in the ordinary course of business or consistent with past practice (including on an intercompany basis);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or other assets of comparable or greater value or usefulness to the business or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to Holdings or any Restricted Subsidiary;

(e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);

(f) Dispositions of cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions of accounts receivable, notes receivable or other current assets in the ordinary course of business or consistent with industry practice or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(h) leases, subleases, non-exclusive licenses or non-exclusive sublicenses, in each case in the ordinary course of business and that do not materially interfere with the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Recovery Events upon receipt of the Net Proceeds of such Recovery Event;

(j) Dispositions of other assets or property (including the sale or issuance of Equity Interests in a Restricted Subsidiary); provided that (i) such Disposition is made for Fair Market Value, (ii) with respect to any Disposition pursuant to this clause (j) for a sale price in excess of the greater of $25,000,000, Holdings or any Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, (1) that are assumed by the transferee with respect to the applicable Disposition and (2) in respect of which Holdings and each Restricted Subsidiary is no longer obligated with respect to such liabilities or are indemnified against further liabilities, shall be deemed to be cash, (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that Holdings and each other Restricted Subsidiary is released from any guarantee of such Indebtedness in connection with such Disposition, shall be deemed to be cash and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (j) that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $20,000,000 and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period (net of any Designated Non-Cash Consideration converted into cash or Cash Equivalents), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (iii) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b) and (iv) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such Disposition);

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in, joint venture agreements and similar binding arrangements;

(l) Dispositions of any assets (including Equity Interests) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(m) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(n) Dispositions of the Equity Interests of Unrestricted Subsidiaries, other than Unrestricted Subsidiaries substantially all of the assets of which are cash and Cash Equivalents or proceeds thereof;

(o) Dispositions in connection with any Tax Restructuring provided that after giving effect to any such Disposition, the Guarantees of the Loans and the security interests of the Lenders in the Collateral, taken as a whole, would not be adversely impaired;

(p) the issuance of any Equity Interests of Holdings;

(q) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(r) [reserved];

(s) each Loan Party and each of its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business; and

(t) the unwinding of any Swap Agreement pursuant to its terms.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agents shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06 [Reserved].

SECTION 6.07 Negative Pledge. Holdings will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (i) Requirements of Law, (ii) any Loan Document or any Swap Agreement (iii) [reserved], (iv) any documentation governing (A) Indebtedness incurred pursuant to Section 6.01(a)(v), Section 6.01(a)(vii), Section 6.01(a)(xiv), Section 6.01(a)(xix), Section 6.01(a)(xxiii), Section(a)(xxiv), or 6.01(a)(xxv), (B) Indebtedness otherwise permitted to be incurred by Section 6.01 solely by a Restricted Subsidiary that is not a Loan Party and/or (C) Indebtedness permitted to be incurred by Section 6.01 on a secured basis that is secured by assets that constitute Excluded Assets and/or (v) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clause (iv) above;

(b) customary restrictions and conditions existing on the Closing Date after giving effect to the Closing Date Refinancing and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) [reserved];

(d) customary provisions in leases, subleases, licenses, cross-licenses or sublicenses and other contracts restricting the assignment thereof and restrictions that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(e) any other agreement or instrument governing any Indebtedness or Disqualified Equity Interests permitted to be incurred or issued pursuant to Section 6.01 entered into after the Closing Date that contains encumbrances and restrictions that either (i) are no more restrictive in any material respect, taken as a whole, with respect to the Borrower or any Restricted Subsidiary than (A) the restrictions contained in the Loan Documents as of the Closing Date or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to the Borrower or that Restricted Subsidiary pursuant to agreements in effect on the Closing Date, (ii) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (iii) will not materially impair the Borrower’s ability to make payments on the Secured Obligations when due, in each case in the good faith judgment of the Borrower;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(g) contracts or agreements for the sale or disposition of assets, including any restrictions with respect to a Subsidiary of Holdings pursuant to an agreement that has been entered into for the sale or disposition of any of the Equity Interests or assets of such Subsidiary;

(h) restrictions on cash (or Cash Equivalents) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i) restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition; and

(j) customary provisions in partnership agreements, limited liability company organizational governance documents, sale leaseback agreements, joint venture agreements and other similar agreements, in each case, entered into in the ordinary course of business.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) Holdings will not, nor will it permit any Restricted Subsidiary to, pay or make, directly or indirectly, any Restricted Payment, except:

(i) each Restricted Subsidiary may make Restricted Payments to Holdings or any Restricted Subsidiary (and, in the case of any such Subsidiary that is not a wholly-owned Subsidiary, to each other owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests of the relevant class of Equity Interests);

(ii) [reserved];

(iii) [reserved];

(iv) [reserved];

(v) repurchases of Equity Interests in Holdings or any Parent Entity (or make Restricted Payments to allow repurchases of Equity Interest in Holdings any Parent Entity) deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such stock options or warrants or other incentive interests;

(vi) Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests) or make Restricted Payments to allow any of its Parent Entities to so redeem, retire, acquire or repurchase their Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity-linked interests issued with respect to any of such Equity Interests), in each case, held by current or former officers, managers, consultants, directors, employees, independent contractors or other service providers (or their respective spouses, former spouses, domestic partners, successors, executors, administrators, heirs, legatees or distributees) of Holdings or any Parent Entity thereof and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment or service of, or breach of restrictive covenants by, any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, stock subscription or equity incentive award agreement, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, the aggregate amount of Restricted Payments permitted by this clause (vi) after the Closing Date shall not exceed the greater of $10,000,000 and 5.0% of Consolidated EBITDA for the most recently ended Test Period, in any fiscal year, with unused amounts in any fiscal year being carried over to succeeding fiscal years, so long as the aggregate amount of Restricted Payments permitted by this clause (vi) in any fiscal year shall not exceed the greater of $20,000,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period, in the aggregate, plus all net cash proceeds obtained from any key-man life insurance policies received during such fiscal year (without giving effect to the foregoing proviso);

(vii) Holdings may make Restricted Payments in cash to any Parent Entity:

(A) for any taxable period for which Holdings and/or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group (a “Tax Group”) of which a Parent Entity is the common parent to pay the consolidated, combined or similar income or similar taxes, as applicable, of such Tax Group that are attributable to the taxable income of Holdings and/or its applicable Subsidiaries (as applicable), net of any payment already made by Holdings or its Subsidiaries in respect of such Taxes; provided that (1) Restricted Payments pursuant to this subclause (A) shall not exceed the amount of Taxes that Holdings would have paid if Holdings and/or such Subsidiaries were a stand-alone taxpayer or stand-alone Tax Group for all relevant taxable periods after the Closing Date, (2) Restricted Payments under this subclause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of Holdings may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to any Loan Party and (3) with respect to any taxable period (or portion thereof) ending prior to the date hereof, any distribution otherwise permitted under this clause (A) shall be permitted only to the extent such distribution relates to a tax payable after the date hereof;

(B) the proceeds of which shall be used by such Parent Entity to pay (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, tax reporting and similar expenses payable to third parties), that are reasonable and customary and incurred in the ordinary course of business, (2) any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of Holdings (or any parent thereof) attributable to the ownership or operations of any Parent Entity, Holdings and the Restricted Subsidiaries, (3) fees and expenses (x) due and payable by the Borrower or any Restricted Subsidiary and (y) otherwise permitted to be paid by Holdings and the Restricted Subsidiaries under this Agreement and (4) payments that would otherwise be permitted to be paid directly by Holdings or the Restricted Subsidiaries pursuant to Section 6.09(iii) or (v);

(C) the proceeds of which shall be used by Holdings (or any Parent Entity) to pay franchise and similar Taxes, other fees and expenses, required to maintain its organizational existence and auditing fees and expenses;

(D) [reserved];

(E) the proceeds of which shall be used by any Parent Entity to finance any Investment that would be permitted to be made by Holdings or a Restricted Subsidiary pursuant to Section 6.04; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such Parent Entity shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to Holdings or any Restricted Subsidiary (any in no event shall any such contribution increase the Available Amount) or (y) the Person formed or acquired to merge into or consolidate with Holdings or any Restricted Subsidiary to the extent such merger or consolidation is permitted by Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.13 and 5.14;

(F) the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, consultants, independent contractors or employees of Holdings, Borrower or any Parent Entity to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, Borrower and/or the Restricted Subsidiaries;

(G) the proceeds of which shall be used by Holdings (or any Parent Entity) to pay (i) fees and expenses related to any successful or unsuccessful equity issuance or offering or debt issuance, incurrence or offering, disposition or acquisition, Investment or other transaction permitted by this Agreement and (ii) public company costs; and

(H) the proceeds of which shall be used for the payment of insurance premiums to the extent attributable to any Parent Entity, Holdings, the Borrower and its subsidiaries;

(viii) Restricted Payments in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment so long as (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) where such Restricted Payment is funded from the Growth Amount, the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis);

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Qualified Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Qualified Equity Interests (and in no event shall such contribution or issuance so utilized increase the Available Amount); provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x) [reserved];

(xi) Holdings may make Restricted Payments to any Parent Entity to enable such Parent Entity to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment);

(xii) Restricted Payments to fund the payment of regularly scheduled dividends and repurchases on Holdings’ Equity Interests, in an aggregate amount per annum not to exceed the greater of (x) $50,000,000 in any fiscal year, with unused amounts in any fiscal year being carried over to the succeeding fiscal year, and (y) 6.0% of market capitalization;

(xiii) payments made by Holdings or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv) additional Restricted Payments; provided that after giving effect to such Restricted Payment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 2.75:1.00 and there is no continuing Event of Default on the date of declaration;

(xv) [reserved];

(xvi) [reserved];

(xvii) Restricted Payments related to settlement of Holdings’ defined benefit pension plan in the United Kingdom;

(xviii) [reserved]; and

(xix) additional Restricted Payments; provided that (A) such Restricted Payments shall not exceed the greater of $50,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period and (B) there is no continuing Specified Event of Default on the date of declaration.

(b) Holdings will not, nor will it permit any Restricted Subsidiary to, make or pay, directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of principal of Junior Debt, or any voluntary payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Junior Debt, in each case, on or prior to date that occurs earlier than one year prior to the scheduled maturity date thereof (collectively, “Restricted Debt Payments”), except:

(i) [reserved];

(ii) refinancings or exchanges of Junior Debt with proceeds of any Permitted Refinancing, in each case, to the extent such Indebtedness is permitted to be incurred under Section 6.01;

(iii) (1) the conversion of any Junior Debt to, or payments with, Equity Interests (other than Disqualified Equity Interests unless permitted to be incurred under Section 6.01) of Holdings or any of its direct or indirect parent companies and (2) mandatory redemptions of Disqualified Equity Interests;

(iv) prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Junior Debt prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Debt Payment, so long as (x) no Event of Default has occurred and is continuing (or would occur after giving Pro Forma Effect to such action) and (y) if such Restricted Debt Payment is funded from the Growth Amount, the Borrower is in compliance with the Financial Covenants (determined on a Pro Forma Basis);

(v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Debt prior to their scheduled maturity; provided that after giving effect to such prepayment, redemption, purchase, defeasance or other payment on a Pro Forma Basis, the Total Net Leverage Ratio is less than or equal to 2.75:1.00 as of the end of the most recently ended Test Period as of such time;

(vi) subject to the terms of the Global Intercompany Note, prepayments, redemptions, purchases, defeasances and other payments or distributions in respect of Junior Debt owing by Holdings or any Restricted Subsidiary to Holdings or any Restricted Subsidiary;

(vii) additional Restricted Debt Payments; provided that (A) such Restricted Debt Payments shall not exceed the greater of $50,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period and (B) there is no continuing Specified Event of Default on the date of declaration; and

(viii) regularly scheduled interest and principal payments as and when due (including any payments as part of an applicable high yield discount obligation or AHYDO catch-up payment).

(c) Holdings will not, nor will it permit any Restricted Subsidiary to, amend or modify its Organizational Documents or any documentation governing any Junior Debt, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration of such Restricted Payment or the giving of irrevocable notice of such redemption, purchase, defeasance or other payment, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

SECTION 6.09 Transactions with Affiliates. Holdings will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates in excess of $5,000,000, except:

(i) transactions with Holdings or any Restricted Subsidiary (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii) on terms substantially as favorable to Holdings or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(iii) the Transactions, the payment of fees and expenses related to the Transactions;

(iv) issuances of Equity Interests of Holdings or the Borrower to the extent otherwise permitted by this Agreement;

(v) (1) employment, consulting, severance and other service or benefit related arrangements between Holdings, the Borrower and the Restricted Subsidiaries and their respective officers, employees and individual independent contractors or consultants in the ordinary course of business (including loans and advances pursuant to Sections 6.04(c) and 6.04(q), salary or guaranteed payments and bonuses) and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business and (2) transactions in existence on the Closing Date and set forth on Schedule 6.09 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders as it relates to this subsection (2) or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date as it relates to this subsection (2);

(vi) payments by Holdings and the Restricted Subsidiaries pursuant to tax sharing agreements and tax funding agreements among Holdings (and any Parent Entity), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08;

(vii) the payment of customary compensation to, provision of employee benefits for, the reimbursement of and reasonable out-of-pocket costs to, and the payment of indemnities provided on behalf of, directors, officers, consultants and employees of Holdings (or any Parent Entity), the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(viii) [reserved];

(ix) Restricted Payments permitted under Section 6.08;

(x) [reserved];

(xi) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any former, current or future director, manager, officer, employee or consultant (or spouses, former spouses, successors, heirs, legatees, distributes or Affiliates of any of the foregoing) of the Borrower, any of the Subsidiaries or any direct or indirect parent of any of the foregoing;

(xii) [reserved];

(xiii) [reserved];

(xiv) any transaction in respect of which Holdings delivers to the Administrative Agents a letter addressed to the Board of Directors of Holdings from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to Holdings or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;

(xv) (A) Guarantees permitted by Section 6.01 or Section 6.04 and (B) Investments permitted by Sections 6.04(d), 6.04(n), 6.04(q), 6.04(s), 6.04(u), 6.04(w), 6.04(aa) and 6.04(cc);

(xvi) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(xvii) the payment of reasonable out-of-pocket costs and expenses and indemnities to equity holders of any Parent Entity of Holdings pursuant to any stockholders’ agreement.

SECTION 6.10 Restrictions on Subsidiary Distributions. Holdings will not, nor will it permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Holdings to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Equity Interests owned by Holdings or any other Restricted Subsidiary of Holdings, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Holdings or any other Restricted Subsidiary of Holdings, (c) make loans or advances to Holdings or any other Restricted Subsidiary of Holdings, or (d) transfer, lease or license any of its property or assets to Holdings or any other Restricted Subsidiary of Holdings other than restrictions:

(i) in agreements evidencing any Indebtedness or Disqualified Equity Interests permitted by (and any Permitted Refinancings of) Sections 6.01(a)(v), 6.01(a)(vii) (to the extent imposing restrictions solely on the Restricted Subsidiaries acquired in an Acquisition Transaction or other Investment described therein), 6.01(a)(xiv), 6.01(a)(xix), 6.01(a)(xxi), 6.01(a)(xxii), 6.01(a)(xxiii), 6.01(a)(xxiv), 6.01(a)(xxv) and 6.01(a)(xxix);

(ii) in any other agreement or instrument governing any Indebtedness, Disqualified Equity Interests or permitted to be incurred or issued pursuant to Section 6.01 entered into after the Closing Date that contains encumbrances and restrictions that either (1) are no more restrictive in any material respect, taken as a whole, with respect to the Borrower or any Restricted Subsidiary than (A) the restrictions contained in the Loan Documents as of the Closing Date or (B) those encumbrances and other restrictions that are in effect on the Closing Date with respect to the Borrower or that Restricted Subsidiary pursuant to agreements in effect on the Closing Date, (2) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers or (3) will not materially impair the Borrower’s ability to make payments on the Secured Obligations when due, in each case in the good faith judgment of the Borrower,

(iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business,

(iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; or

(v) described on Schedule 6.10.

SECTION 6.11 Sale Leasebacks. Holdings will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Sale Leaseback unless (a) any Disposition with respect thereto is permitted under Section 6.05, (b) any Indebtedness with respect thereto is permitted under Section 6.01 and (c) the aggregate principal amount of all Sale Leasebacks shall not exceed $35,000,000 in the aggregate.

SECTION 6.12 Financial Covenants.

(a) The Borrower shall not permit the Total Net Leverage Ratio as of the last day of any Test Period (commencing with the Test Period ending September 30, 2022) to be greater than the following:

Fiscal Quarters	Maximum Total Net Leverage Ratio
First six full fiscal quarters after the Closing Date (the “Initial Measurement Period”)	5.00 to 1.00
First eight fiscal quarters after the Initial Measurement Period	4.75 to 1.00
Each fiscal quarter thereafter	4.50 to 1.00

provided that, if any Material Acquisition shall occur within any consecutive twelve month period after the Closing Date, then the maximum Total Net Leverage Ratio permitted under this Section 6.12(a) shall be increased to 5.00:1.00 for the fiscal quarter of the Borrower in which such Material Acquisition is consummated and the three (3) fiscal quarters of the Borrower immediately following such fiscal quarter (the “Financial Covenant Increase Period”); provided, further, that (i) notwithstanding successive Material Acquisitions, there shall be no more than two Financial Covenant Increase Periods during the life of the Initial Revolving Facility and (ii) there shall be at least two consecutive full fiscal quarters following the cessation of each such Financial Covenant Increase Period before the commencement of a subsequent Financial Covenant Increase Period.

(b) The Borrower shall not permit the Cash Interest Coverage Ratio as of the last day of any Test Period (commencing with the Test Period ending September 30, 2022) to be less than 2.00 to 1.00.

(c) The provisions of this Section 6.12 are for the benefit of the Revolving Lenders only and the Required Facility Lenders in respect of the Revolving Facility may amend, waive or otherwise modify this Section 6.12 or the defined terms used in this Section 6.12 (solely in respect of the use of such defined terms in this Section 6.12) or waive any Default or Event of Default resulting from a breach of this Section 6.12 without the consent of any Lenders other than the Required Facility Lenders in respect of the Revolving Facility. Any Default or Event of Default under the provisions of this Section 6.12 will not by itself constitute a Default or Event of Default under any Facility (other than the Revolving Facility) and will not trigger a cross-default thereunder.

Article VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) Non-Payment. Any Loan Party shall fail to pay any interest or principal on any Loan or any fee or any other amount payable under any Loan Document, when and as the same shall become due and payable and in the currency required hereunder, and such failure shall continue unremedied, solely with respect to the payment of interest or any fee or other amount (other than principal), for a period of five Business Days;

(b) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower, any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(c) Covenants. Holdings, the Borrower, any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Article V or in Article VI; provided that the Borrower’s failure to comply with any covenant, condition or agreement contained in Article V (other than Section 5.02(a) or Section 5.04 (with respect to the existence of Holdings and the Borrower) shall not constitute an Event of Default unless such failure shall continue unremedied for a period of thirty (30) consecutive days); provided, further, that the Borrower’s failure to comply with the Financial Covenants is subject to cure pursuant to Section 7.03;

(d) Other Defaults. any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a) or (c) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from an Administrative Agent to Holdings;

(e) [Reserved];

(f) Cross Default. Holdings or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) under any Material Indebtedness or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a voluntary Disposition or a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (ii) in the case of Indebtedness which is convertible into Equity Interests (other than Disqualified Equity Interests) of Holdings or any Parent Entity, the conversion of such Indebtedness to such Equity Interests in accordance with its terms; provided that such conversion is not prohibited hereunder or (iii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness; provided that such default has not been waived by the holders of such Indebtedness;

(g) Involuntary Insolvency Proceedings, etc. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (x) administration, liquidation, provisional liquidation, dissolution, winding-up, court protection, reorganization (including, without limitation, by way of voluntary arrangement, scheme of arrangement or otherwise) or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, and (y) the appointment of an administrator, receiver, receiver and manager, trustee, custodian, examiner, sequestrator, conservator, controller, managing controller, liquidator or provisional liquidator, monitor or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case of the foregoing clause (x) or (y), such proceeding or petition shall continue undismissed or unstayed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Voluntary Insolvency Proceeding; etc. Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking administration, liquidation, provisional liquidation, dissolution, winding-up, court protection, reorganization, moratorium or other relief under any Federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, any proceeding or petition described in clause (g) of this Section 7.01, (iii) apply for or consent to the appointment of an administration, receiver, receiver and manager, trustee, examiner, custodian, sequestrator, conservator, controller, managing controller, liquidator or provisional liquidator, monitor or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(i) Judgements. One or more enforceable judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied its obligation) shall be rendered against any Loan Party or any combination thereof and the same shall remain unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days;

(j) ERISA. (i) an ERISA Event occurs that has resulted or could reasonably be expected to result, individually or together with all other ERISA Events that have occurred or are reasonably expected to occur, in liability of Holdings, the Borrower or any Restricted Subsidiary with respect to a Plan, Multiemployer Plan or Foreign Pension Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect or (ii) any of Holdings, the Borrower or any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in liability of Holdings, the Borrower or any Restricted Subsidiary in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(k) Security Documents. Any Lien purported to be created under any Security Document over Collateral that individually or taken together with any other Collateral has an aggregate Fair Market Value in excess of $12,500,000, shall cease to be, or shall be asserted by any Loan Party in writing not to be, a valid and perfected Lien on such Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements;

(l) Invalidity of Loan Documents. This Agreement, any Security Document or any Guarantee of the Secured Obligations shall for any reason not be (or asserted by any Loan Party in writing not to be) a legal, valid and binding obligation of any Loan Party party thereto other than as expressly permitted hereunder or thereunder; or

(m) Change in Control. There occurs a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such Event of Default, the Applicable Administrative Agent may, and at the request of the Required Lenders shall, by notice to Holdings, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) terminate the obligation of the L/C Issuers to make L/C Credit Extensions, (iii) require that the Borrower Cash Collateralize the then outstanding Letters of Credit (in an amount equal to the then Outstanding Amount thereof) and (iv) declare the Loans then outstanding to be due and payable in whole (or in part, (but ratably as among Classes of Loans and the Loans of each Class at the time outstanding) in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower and each other Loan Party; and in the case of any event with respect to Holdings or the Borrower described in clause (g) or (h) of this Section, the Commitments and the obligations of each L/C Issuer issue Letters of Credit shall automatically terminate, and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall immediately and automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings, the Borrower and each other Loan Party.

SECTION 7.02 Application of Proceeds. Subject to any Intercreditor Agreement, after the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agents in the following order:

first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the respective Administrative Agent, the Collateral Agent and amounts payable under Section 2.17) payable to the respective Administrative Agent and the Collateral Agent in their capacities as such;

second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Section 2.17 and not specifically referred to in clauses third and fourth below, other than Secured Cash Management Obligations and Secured Swap Obligations), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Borrowings, and Secured Swap Obligations and Secured Cash Management Obligations, ratably among the Lenders and counterparties referred to in the definitions of “Secured Swap Obligations” and “Secured Cash Management Obligations” that are parties thereto in proportion to the respective amounts described in this clause Fourth payable to them;

fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the respective Administrative Agent and the other Secured Parties on such date; and

last, the balance, if any, after the Secured Obligations have been paid in full, as may otherwise be required by any Intercreditor Agreement and, thereafter, to the Borrower or as otherwise required by Requirements of Law.

Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in the Loan Documents.

SECTION 7.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, but subject to Sections 7.03(b) and (c), for the purpose of determining whether an Event of Default under the Financial Covenants has occurred, Holdings may on one or more occasions designate any portion of the Net Proceeds from any sale of Qualified Equity Interests of Holdings or of any cash contribution to the capital of Holdings (which shall be in the form of common equity, Qualified Equity Interests or subordinated debt on terms reasonably satisfactory to the Revolving Administrative Agent) (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Revolving Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the applicable fiscal quarter; provided that:

(i) such amounts to be designated are actually received by Holdings (i) on or after the first Business Day of the applicable fiscal quarter and (ii) on or prior to the tenth (10th) day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”);

(ii) such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenants as of such date; provided that if there is an Event of Default under both of the Financial Covenants, such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under both of the Financial Covenants as of such date; and

(iii) the Borrower will have provided notice to the Revolving Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenants is less than the full amount of such originally designated amount).

The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter will be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 7.03(a) may not be relied on for purposes of calculating any baskets or financial ratios other than as applicable to the Financial Covenants (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was received other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence. Notwithstanding anything to the contrary contained in Section 7.01 and Section 7.02, (x) upon designation of the Cure Amount by Holdings in an amount necessary to cure any Event of Default under the Financial Covenants, the Financial Covenants will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenants and any Event of Default under the Financial Covenants (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, (y) from and after the date that the Borrower delivers a written notice to the Revolving Administrative Agent that it intends to exercise its cure right under this Section 7.03 (a “Notice of Intent to Cure”) neither the Revolving Administrative Agent nor any Lender may exercise any rights or remedies under any Loan Document on the basis of any actual or purported Event of Default under the Financial Covenants until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated and (z) no Lender or L/C Issuer shall be required to (but in its sole discretion may) make any Revolving Loan or make a L/C Credit Extension from and after such time as the Revolving Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.

(b) In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 7.03(a) is exercised.

(c) There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 7.03(a) are exercised during the term of the Facilities.

Article VIII

THE ADMINISTRATIVE AGENTS

SECTION 8.01 General Provisions.

Each of the Lenders (on behalf of itself and its Affiliates as potential holders of Secured Swap Obligations and potential holders of Secured Cash Management Obligations) and each L/C Issuer hereby irrevocably appoints (x) PNC Bank to serve as Revolving Administrative Agent and Collateral Agent and (y) Wells Fargo Bank to serve as Term Administrative Agent under the Loan Documents, and authorizes each Administrative Agent and the Collateral Agent to execute, deliver and administer the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agents and the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agents, the Collateral Agent, the L/C Issuers and the Lenders, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

Each Person serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agents shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Applicable Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that no Administrative Agent shall be required to take any action that, in its opinion, may expose such Administrative Agent to liability or that is contrary to any Loan Document or applicable law and (c) except as expressly set forth in the Loan Documents, no Administrative Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as such Administrative Agent or any of its Affiliates in any capacity. No Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). No Administrative Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to it by Holdings, the Borrower, a Lender and no Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the existence, value, sufficiency or collectability of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to an Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to an Administrative Agent. The Administrative Agents shall not be responsible or liable to the Lenders or other Secured Parties for any failure to monitor or maintain any portion of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agents shall not have any liability arising from any confirmation or determination of (x) the Effective Yield or (y) the terms and conditions of any Intercreditor Agreement.

Each Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). Each Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Applicable Administrative Agent may presume that such condition is satisfactory to such Lender unless the Applicable Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Administrative Agent. Each Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Administrative Agent. No Administrative Agent shall be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Each Lender acknowledges that Eligible Assignees hereunder may be Affiliated Lenders and that Affiliated Lenders may purchase (including pursuant to privately negotiated open-market transactions with one or more Lenders that are not made available for participation to all Lenders or all Lenders of a particular Class) Term Loans hereunder from Lenders from time to time, subject to the limitations set forth herein. Each Lender agrees that the Term Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into whether any Affiliated Lender intends to acquire or has acquired any Term Loan or as to whether any Lender is at any time an Affiliated Lender and that, unless the Term Administrative Agent shall have received, pursuant to the covenants of such Lender set forth herein or in the Assignment and Assumption pursuant to which such Lender shall have acquired any Term Loan hereunder, prior written notice from any Lender that such Lender is an Affiliated Lender, the Term Administrative Agent may deal with such Lender (including for purposes of determining the consent, approval, vote or other similar action of the Lenders or the Lenders of any Class), and shall not incur any liability for so doing, as if such Lender were not an Affiliated Lender.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, any Administrative Agent may resign upon 10 days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (unless a Specified Event of Default has occurred and is continuing), to appoint a successor, which shall be a commercial bank or trust company with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications above (the earlier of the date upon which the retiring Administrative Agent is replaced and the end of such 30 day period, the “Resignation Effective Date”). If no such successor shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

If a Person serving as an Administrative Agent is a Defaulting Lender or is an Affiliate of a Defaulting Lender, the Required Lenders or the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent upon 10 days’ notice and, with the consent of the Borrower, appoint a successor. If no such successor shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by such Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Applicable Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent and in respect of the matters referred to under clause (1) above. Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of the Borrower.

Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent, the Collateral Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent, the Collateral Agent, any Joint Bookrunner or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agents or the Lenders on the Closing Date.

Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Applicable Administrative Agent or the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by an Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, an Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and an Administrative Agent or the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Applicable Administrative Agent or the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the provisions of this Article, Section 9.15 and Section 9.17.

In furtherance of the foregoing and not in limitation thereof, no Swap Agreement or Cash Management Services the obligations under or in respect of which constitute Secured Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Swap Agreement or a provider of such Cash Management Services shall be deemed to have appointed the Administrative Agents and the Collateral Agent to serve as administrative agent and collateral agent, respectively, and to have agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Each of the Lenders and other Secured Parties irrevocably authorizes and directs the Administrative Agents and the Collateral Agent to, and the Administrative Agents and Collateral Agent, as applicable, shall (a) release and terminate, or to confirm or evidence any automatic release and termination of, any Guarantees and Liens created under the Loan Documents as provided in Section 9.15 or in any other Security Document and (b) subordinate, at the request of the Borrower, any Lien on any property granted to or held by the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, administration, receivership or similar law now or hereafter in effect, the Administrative Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal, interest, fees and other amounts owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agents (including any claim under Section 2.12, Section 2.15, Section 2.16, Section 2.17 and Section 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver and manager, assignee, trustee, liquidator, provisional liquidator, sequestrator, administrator, controller, managing controller or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Applicable Administrative Agent and, in the event that the Applicable Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Applicable Administrative Agent any amount due to it, in its capacity as the Applicable Administrative Agent, under the Loan Documents (including under Section 9.03).

Notwithstanding anything herein to the contrary, none of any Lead Arranger, Joint Bookrunner, Co-Documentation Agent or any Person named on the cover page of this Agreement or elsewhere herein as a Lead Arranger, a Joint Bookrunner or a Co-Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, as fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable Requirements of Law, the Applicable Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Applicable Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Applicable Administrative Agent) incurred by or asserted against the Applicable Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Applicable Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Applicable Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective, or because of such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register), but in each case only to the extent that any Loan Party has not already indemnified the Applicable Administrative Agent for such amounts and without limiting the obligation of the Loan Parties to do so. A certificate as to the amount of such payment or liability delivered to any Lender by the Applicable Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Applicable Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Applicable Administrative Agent under this paragraph. The agreements in this paragraph shall survive resignation or replacement of the Applicable Administrative Agent or any assignment of rights by, or the replacement of, a Lender, or the consummation of the transactions contemplated hereby, the repayment, satisfaction or discharge of all obligations under any Loan Document, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. For the avoidance of doubt, for purposes of this paragraph, “Lender” shall include any L/C Issuer and the Swingline Loan Lender.

Each Lender and other Secured Party hereby appoints the Administrative Agents and Collateral Agent to act as its agent under and in connection with the relevant Security Documents and any Intercreditor Agreement.

All provisions of this Section 8.01 applicable to the Administrative Agents shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agents under this Agreement.

Any reference in this Agreement to Liens stated to be in favor of the Collateral Agent shall be construed (where applicable) so as to include a reference to Liens granted in favor of the Collateral Agent in its capacity as security trustee of the Secured Parties.

SECTION 8.02 Erroneous Payments.

(a) If the Applicable Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Applicable Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Applicable Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Applicable Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Applicable Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Applicable Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Applicable Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Applicable Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Applicable Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Applicable Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Applicable Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Applicable Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Applicable Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Applicable Administrative Agent pursuant to this Section 8.02(b).

(c) Each Lender, L/C Issuer or Secured Party hereby authorizes the Applicable Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Applicable Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Applicable Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Applicable Administrative Agent for any reason, after demand therefor by the Applicable Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Applicable Administrative Agent’s notice to such Lender or L/C Issuer at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Applicable Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Applicable Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any promissory notes evidencing such Loans to the Borrower or the Applicable Administrative Agent, (ii) the Applicable Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Applicable Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Applicable Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Applicable Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Applicable Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Applicable Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Applicable Administrative Agent may be equitably subrogated, the Applicable Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of the Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Applicable Administrative Agent; provided, further, that for the avoidance of doubt, this clause (e) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Applicable Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable Requirements of Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Applicable Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.02 shall survive the resignation or replacement of the Applicable Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) under any Loan Document.

Article IX

MISCELLANEOUS

SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or other electronic transmission, as follows:

(a)	If to Holdings or the Borrower, to c/o Koppers Holdings Inc.,

Attention: Jimmi Sue Smith and Stephanie L. Apostolou

436 Seventh Avenue

Pittsburgh, PA 15219

Email: SmithJS@koppers.com and ApostolouSL@koppers.com

with copies to, which such copies shall not constitute notice:

Winston & Strawn LLP

Attention: April Doxey

35 W. Wacker Drive

Chicago, IL 60601

Email: ADoxey@winston.com

and

Attention: William Egler

200 Park Avenue

New York, NY 10166

Email: WEgler@winston.com

(b) If to the Revolving Administrative Agent or the Collateral Agent, to PNC Bank, National Association, PNC Firstside Center, 500 First Avenue, Pittsburgh, Pennsylvania 15219; Attention: Cheryl Thon; Email: Cheryl.thon@pnc.com; Telephone: (417) 762-7691.

(c) If to the Term Administrative Agent, to Wells Fargo Bank, National Association, 1525 West WT Harris Blvd., Charlotte, NC 28262; Attention: Agency Services; Email: Agencyservices.requests@wellsfargo.com; Telephone: (704) 590-2703; Facsimile: (704) 715-0092; with copies to, which such copies shall not constitute notice, Wells Fargo Bank, National Association, MAC: R1048-040, 7475 Wisconsin Ave, 4th Floor, Bethesda, MD 20814-3406; Attention: Barbara Angel; Email: Barbara.angel@wellsfargo.com; Telephone: 703-216-8996.

(d) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

Holdings and the Borrower may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agents, each Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to Holdings, the other Administrative Agent and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agents. Notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Applicable Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by any Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No waiver or consent in any case shall entitle the Borrower to any other or further waiver or consent in similar or other circumstances.

(b) Except as provided in Section 9.02(b)(i) through (xi) below, Section 9.02(c) and Section 9.02(g), neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agents (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of any Administrative Agent under this Agreement, such Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Applicable Administrative Agent and/or the Collateral Agent (as applicable) and the Loan Party or Loan Parties that are parties thereto, and with the consent of the Required Lenders, provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, financial ratio or covenant, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii) reduce the principal amount of any Loan or L/C Advance (it being understood that a waiver of any Default, Event of Default, financial covenant or ratio, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction in principal) or reduce the rate of interest thereon (excluding, for the avoidance of doubt, any reductions of interest as a result of the reduction of the SOFR Adjustment in accordance with the terms of the definition thereof), or reduce any fees or premium payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of any ratio used in the calculation of the interest rate or fees therein or in the component definitions thereof shall not constitute a reduction of interest, fees or premium), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c);

(iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, financial covenant or ratio, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a postponement of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Loan under Section 2.10 or the applicable Incremental

Facility Amendment or Refinancing Amendment, or any date for the payment of any interest or fees payable hereunder, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders,” “Required Facility Lenders,” “Required Revolving Lenders,” “Required Term Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly and adversely affected thereby;

(v) (A) release all or substantially all (i) the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) or (ii) the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents), or (B) (i) subordinate any of the Secured Obligations in right of payment or (ii) subordinate any of the Liens securing the Secured Obligations, in each case, without the written consent of each Lender (other than a Defaulting Lender), in each case, except as expressly provided in the Loan Documents;

(vi) waive, amend or modify Section 7.02 in a manner that would by its terms alter the application of proceeds, in each case, without the written consent of each Lender directly and adversely affected thereby;

(vii) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Facilities) which directly affects Lenders under one or more ~~Revolving Facilities~~Facility and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Facility Lenders under such applicable ~~Revolving~~ Facility or Facilities ~~with respect to Revolving Commitments~~ (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility), and if with respect to any Revolving Facility, the Swingline Loan Lender and the relevant L/C Issuers; provided, however, that the waivers described in this clause (vii) shall not require the consent of the Required Lenders, Required Term Lenders, Required Revolving Lenders or any other Lenders other than the Required Facility Lenders under the applicable ~~Revolving~~ Facility or Facilities~~, the Swingline Loan Lender and the relevant L/C Issuers~~;

(viii) amend, waive or otherwise modify the Financial Covenants or any definition related thereto (solely in respect of the use of such defined terms in the Financial Covenants) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenants) without the written consent of the Required Facility Lenders under the applicable Revolving Facility or Facilities with respect to Revolving Commitments (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (viii) shall not require the consent of the Required Lenders, Required Term Lenders or any other Lenders other than the Required Facility Lenders under the applicable Revolving Facility or Facilities;

(ix) amend, modify or otherwise affect the rights or duties of any Administrative Agent, without the prior written consent of such Administrative Agent;

(x) amend, modify or otherwise affect the rights or duties of the L/C Issuers, without the prior written consent of each L/C Issuer directly and adversely affected thereby; and

(xi) amend, modify or otherwise affect the rights or duties of the Swingline Loan Lender, without the prior written consent of the Swingline Loan Lender.

(c) Notwithstanding the foregoing:

(i) this Agreement and the other Loan Documents may be amended pursuant to an Incremental Facility Amendment with only the consent of the Borrower, each Incremental Lender and the Applicable Administrative Agent to establish any Incremental Facility in accordance with Section 2.20;

(ii) this Agreement and the other Loan Documents may be amended pursuant to Refinancing Amendment with only the consent of the Borrower, the Applicable Administrative Agent, each Additional Lender and each Lender that is providing a portion of the Credit Agreement Refinancing Indebtedness being incurred in connection with such Refinancing Amendment to establish any Class of Other Loans consisting of Credit Agreement Refinancing Indebtedness in accordance with Section 2.21;

(iii) the Agreement and the other Loan Documents may be amended pursuant to a Permitted Amendment with only the consent of the Borrower, the Applicable Administrative Agent and each Accepting Lender to establish any Class of Other Loans in accordance with Section 2.24;

(iv) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time;

(v) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders and Holdings (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents (and to the extent such credit facilities are pari passu in right of payment and security with any existing Loans, to share ratably in prepayments with such Loans) and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion;

(vi) this Agreement and the other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agents and Holdings or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agents, in each case required to create in favor of the Administrative Agents any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agents shall have been advised by their counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings hereby agreeing to, and to cause its subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agents promptly upon such request);

(vii) the Loan Documents and any guarantees, collateral security documents and related documents executed by Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agents and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agents at the request of Holdings without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel or (ii) to cure ambiguities, omissions, mistakes or defect; and

(viii) this Agreement and the other Loan Documents (i) may be amended to implement an ESG Amendment pursuant to Section 2.25 without the prior written consent of any Lender or L/C Issuer (other than as described in Section 2.25) and (ii) may, without the consent of any Lender or L/C Issuer, be amended or modified in order to reduce the SOFR Adjustment in accordance with the terms of the proviso to the definition of “SOFR Adjustment.”

(d) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders (or all Lenders of a Class) or all directly and adversely affected Lenders (or all directly and adversely affected Lenders of a Class), if the consent of the Required Lenders (or a Required Facility Lenders of the applicable Class) to such Proposed Change is obtained, but the consent to such

Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (d) of this Section being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Applicable Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all obligations of the Borrower owing to such Lender relating to the applicable Loans and participations held by such Lender as of the termination date or (y) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) in the case of clause (y) above, the Borrower shall have received the prior written consent of the Applicable Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.12(d)) payable to it hereunder from the Borrower or Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) in the case of clause (y) above, unless waived, the Borrower or such Eligible Assignee shall have paid to the Applicable Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(e) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary the Loans and Commitments of any Lender that is at the time (i) an Affiliated Lender or (ii) a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders (or all Lenders of a Class) or all affected Lenders (or all affected Lenders of a Class) that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender (other than in accordance with Section 9.02(b)(v)).

(f) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Applicable Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Applicable Administrative Agent’s sole discretion, unless the Applicable Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Applicable Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Applicable Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower.

(g) Notwithstanding anything in this Section 9.02 to the contrary, (a) technical modifications to the Loan Documents may be made with the consent of Holdings and the Applicable Administrative Agent (and no other Person) to the extent necessary (i) to integrate any Incremental Facilities, Other Revolving Loans, or Other Term Loans, (ii) to integrate or make administrative modifications with respect to borrowings, (iii) to integrate terms or conditions from any Incremental Facility Amendment, Loan Modification Agreement, Refinancing Amendment or the documents governing Ratio Indebtedness or Incremental Equivalent Debt in accordance with Section 2.20(e), Section 6.01(a)(xix) or Section 6.01(a)(xxiii), respectively, and (iv) any provision of any Loan Document may be amended by an agreement in writing entered into by the Borrower and the Applicable Administrative Agent (i) to cure any obvious error or any ambiguity, omission, defect or inconsistency of a technical nature or (ii) to better implement the intentions of this Agreement, so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Applicable Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (b) without the consent of any Lender, the Loan Parties and the Applicable Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any applicable Intercreditor Agreement, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Applicable Administrative Agent and the Borrower may, without the consent of any Lenders, (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Section 2.12(d) and Section 2.20(e)(iii)) and/or (iii) modify any other provision hereunder or under any other Loan Document in a manner more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness.

(h) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (i) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by Holdings, the Borrower or any Restricted Subsidiary therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Applicable Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, any Loan Document, any Lender (other than any Revolving Lender or any Lender that is a Regulated Bank) (or any Affiliate of any such Lender (provided that for purposes of this clause (h), Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued at such time of determination (including commitments with respect to any revolving credit facility) issued by the Borrower or any of the other Loan Parties (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any amendment, modification or waiver of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes a Loan Party or any instrument issued or guaranteed by a Loan Party shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by the Borrower or the other Loan Parties, collectively, shall represent less than 5.0% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by IHS Markit Ltd, if “Standard

Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Borrower or any Loan Parties (or any of their successors) is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of the Borrower or any other Loan Party, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and the other Loan Parties, and any instrument issued or guaranteed by the Borrower or the other Loan Parties, collectively, shall represent less than 5.0% of the components of such index. In connection with any amendment, modification or waiver of this Agreement or the other Loan Documents, each Lender (other than any Revolving Lender and any Lender that is a Regulated Bank) will be deemed to have represented to the Borrower and the Administrative Agents that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Borrower and the Administrative Agents prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agents shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agents be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay, if the Closing Date occurs, (i) all reasonable and documented or invoiced out of pocket fees and expenses incurred by the Agent Parties and their respective Affiliates (without duplication), including the reasonable fees, charges and disbursements of one primary counsel and to the extent reasonably determined by an Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent (and, solely in the case of an actual or perceived conflict of interest, where each party affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected party in each applicable jurisdiction), in each case for the Agent Parties in connection with the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket fees and expenses incurred by any Administrative Agent, any Joint Bookrunner, any Lender, any L/C Issuer or the Swingline Loan Lender, including the fees, charges and disbursements of counsel for the Administrative Agents, the Joint Bookrunners and the Lenders, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that such counsel shall be limited to one primary counsel for each Administrative Agent, each Joint Bookrunner, each Lender, each L/C Issuer and the Swingline Loan Lender, taken as a whole, and, if necessary, one local counsel in each applicable jurisdiction (and, solely in the case of an actual or perceived conflict of interest, where each party affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected party in each applicable jurisdiction).

(b) The Borrower shall indemnify each Agent Party, each Lender, each L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages and liabilities, including but not limited to Environmental Liabilities, (collectively, the “Losses”) of any kind or nature, and subject to the limitations set forth below, with respect to legal fees and expenses, and the reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any of the Indemnified Persons becomes subject, in the case of any such Losses and related expenses, to the extent arising out of, or resulting from, or in connection with (i) the structuring, arrangement or syndication of the credit facilities provided for herein, the preparation, execution, delivery or administration of the Loan Documents or any other agreement or instrument contemplated thereby or any amendments, modifications or waivers of the provisions thereof, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby or (ii) any Loan or the use of the proceeds therefrom of the use of proceeds provided hereunder (including, without limitation, any actual or threatened claim, litigation, investigation or other proceeding (including any inquiry or investigation) relating to any of the foregoing) (each, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto and whether or not such Proceeding was brought by the Borrower, its equity holders, Affiliates or creditors or any other third person, and to reimburse each such Indemnified Person promptly for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing (limited, in the case of each Indemnified Person’s counsel expenses, to the reasonable fees, disbursements and other charges of a single firm of counsel in each appropriate jurisdiction (which may include a single firm of counsel in multiple jurisdictions) for all Indemnified Persons taken as a whole (and, solely in the case of an actual or perceived conflict of interest, where each Indemnified Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected Indemnified Person in each applicable jurisdiction)) and the reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigation, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from (i) the willful misconduct or gross negligence of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) in the case of any Proceeding initiated by Holdings or any Restricted Subsidiaries against any Indemnified Person, a material breach of the obligations under the Loan Documents of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding that does not arise from any act or omission by Holdings, the Borrower or any Related Party and that is brought by any Indemnified Person against another Indemnified Person; provided that the Agent Parties, to the extent fulfilling their respective roles as an agent or arranger hereunder and in their capacities as such, shall remain indemnified in respect of such a Proceeding, to the extent that none of the exceptions set forth in any of clause (i) or (ii) of the immediately preceding proviso apply to such Person at such time.

(c) To the extent that Holdings or the Borrower fails to pay any amount required to be paid by it to the Applicable Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing under paragraph (a) or (b) of this Section, and without limiting Holdings’ or the Borrower’s obligation to do so, each Lender severally agrees to pay to the Applicable Administrative Agent (or such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Applicable Administrative Agent (or such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Applicable Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans and unused Commitments at the time.

(d) To the fullest extent permitted by applicable law, neither Holdings nor the Borrower shall assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnified Person (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, the Platform or any other electronic platform or messaging service), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnified Person or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request; provided, however, that any Indemnified Person shall promptly refund or return an indemnification payment received hereunder to the extent that such Indemnified Person was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided in Section 6.03(f), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the sub-agents of the Applicable Administrative Agent, the other Agent Parties and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (iv) and paragraph (g) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required for an assignment (1) by a Lender to any other Lender or an Affiliate of any Lender, (2) by a Lender to an Approved Fund or (3) if a Specified Event of Default has occurred and is continuing; provided, further, if the Borrower has not given the Applicable Administrative Agent written notice of its objection to such assignment within ten (10) Business Days after receipt of written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment;

(B) the Applicable Administrative Agent (such consent not to be unreasonably withheld or delayed), provided that (i) no consent of the Term Administrative Agent shall be required for an assignment of a Term Loan by a Term Lender to any other Term Lender, an Affiliate of any Term Lender or an Approved Fund and (ii) (i) no consent of the Revolving Administrative Agent shall be required for an assignment of a Revolving Loan or Revolving Commitments by a Revolving Lender to any other Revolving Lender, an Affiliate of any Revolving Lender or an Approved Fund; and

(C) the L/C Issuers and the Swingline Loan Lender (not to be unreasonably withheld, conditioned or delayed); provided that no consent of any L/C Issuer or the Swingline Loan Lender shall be required for an assignment of all or any portion of any Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Applicable Administrative Agent) shall not be less than $5,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Borrower and the Applicable Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed):

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans:

(C) the parties to each assignment shall execute and deliver to the Applicable Administrative Agent an Assignment and Assumption, together (unless waived by the Applicable Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19, Section 2.24 or Section 9.02(d) shall not require the signature of the assigning Lender to become effective; provided, further, that such recordation fee shall not be payable in the case of assignments of Term Loans by a Lender to an Affiliate of a Lender or to or by any Joint Bookrunner or Affiliate thereof in connection with the primary syndication thereof or pursuant to arrangements directly related to such primary syndication contemplated as of the Closing Date: and

(D) the assignee, if it shall not be a Lender, shall deliver to the Applicable Administrative Agent any tax documentation required by Section 2.17 and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to clause (v) of this paragraph (b), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c)(i).

(iv) The Applicable Administrative Agent, acting for this purpose as a non-fiduciary agent of Holdings and the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and related interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Applicable Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Applicable Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Holdings, the Borrower and, solely with respect to its Loans or Commitments, any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Applicable Administrative Agent be responsible for or have any liability for, or have any duty to ascertain, monitor or inquire into, or enforce, compliance with the provisions hereof relating to Disqualified Lenders (or an affiliate of a Disqualified Lender), nor, without limiting the generality of the foregoing, shall the Applicable Administrative Agent (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender, (y) be obligated to ascertain, monitor or inquire as to the aggregate amount of the Loans or Incremental Facilities held by Disqualified Lenders (or affiliates of Disqualified Lenders) or (z) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax documentation required by Section 2.17 (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of Holdings, the Borrower or the Applicable Administrative Agent, sell participations to any Eligible Assignee (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Applicable Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant or requires the consent of each Lender. Subject to clause (ii) below, each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof, it being understood that any tax documentation required by Section 2.17(f) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such greater entitlement results from a Change in Law after the date on which the Participant acquired the applicable participation.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and related interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, no Administrative Agent (in its capacity as an Administrative Agent) shall have responsibility for maintaining a Participant Register.

(d) Any Lender may, without the consent of the Borrower or any Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(e) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Applicable Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Applicable Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its applicable percentage of the Commitments in respect thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Applicable Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Applicable Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. Subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof, it being understood that any tax documentation required by Section 2.17(f) shall be provided solely to the Granting Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. No SPV shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the Granting Lender would have been entitled to receive, except to the extent such greater entitlement result from a Change in Law after the date on which the SPV acquired the applicable grant.

(g) Any Lender may, at any time, assign all or a portion of its Term Loans or Incremental Term Loans, and its related rights and obligations under this Agreement, to a Person who is or will become, after such assignment, an Affiliated Lender on a non-pro rata basis through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the Dutch Auction Procedures set forth on Schedule 2.11 or (y) open market purchases, in each case subject to the following limitations:

(1) Affiliated Lenders will not receive information provided solely to Lenders by the Term Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Term Administrative Agent, other than information that has been made available by the Term Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II);

(2) for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02) that requires the consent, approval or waiver of the Required Lenders, or, subject to Section 9.02(f), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender (in its capacity as a Lender) as compared to other Lenders in a disproportionately adverse manner, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter (and such Affiliated Lenders shall be disregarded in the determination of any Required Lender vote); and each

Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that (i) no amendment, modification, waiver, consent or other action shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender and (ii) each Affiliated Lender will be entitled to vote its interests in any Loan to the extent that any plan of reorganization or other arrangement with respect to which the relevant vote is sought proposes to treat the interest of such Affiliated Lender in such Loan in a manner that is less favorable to such Affiliated Lender than the proposed treatment of Loans held by other Lenders;

(3) each Lender (other than any other Affiliated Lender) that assigns any Loans to an Affiliated Lender pursuant to clause (y) above shall deliver to the Term Administrative Agent and the Borrower a customary Big Boy Letter;

(4) the aggregate principal amount of Term Loans and Incremental Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders may not exceed 25.0% of the outstanding principal amount of all Term Loans and Incremental Term Loans calculated at the time such Loans are purchased (after giving effect to any substantially simultaneous cancellations thereof) (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all such Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of such excess amount will be void ab initio; and

(5) the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans and any Affiliated Lender selling its Loans shall execute and deliver to the Term Administrative Agent an assignment agreement substantially in the form of Exhibit G hereto (an “Affiliated Lender Assignment and Assumption”); which assignment agreement shall clearly identify such Affiliated Lender as an Affiliated Lender; provided that each Affiliated Lender agrees to notify the Term Administrative Agent and the Borrower promptly (and in any event within 15 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Term Administrative Agent and the Borrower promptly (and in any event within 15 Business Days) if it becomes an Affiliated Lender.

Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Term Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Term Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

Each Additional Lender that is an Affiliated Lender shall meet the requirements and be subject to the limitations and other provisions of this Section 9.04(g) to the same extent as if the portion of any Incremental Facility or Credit Agreement Refinancing Indebtedness provided or proposed to be provided by it were being assigned to it pursuant to this Section 9.04.

(h) In the event of any assignment without the Borrower’s consent or deemed consent or participation by a Lender (A) to any Disqualified Lender or (B) to the extent the Borrower’s consent is required under this Section 9.04 but has not been obtained (or deemed obtained), to any other Person, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Applicable Administrative Agent, (A) terminate any Commitments of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Commitments, (B) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower shall have paid to the Applicable Administrative Agent the assignment fee (if any) required under this Section 9.04, and (ii) such assignment does not conflict with applicable Requirements of Law.

(i) For the avoidance of doubt, no Administrative Agent shall have any responsibility or liability for monitoring the identities of, or enforcing provisions relating to, Disqualified Lenders.

(j) Each Administrative Agent shall have the right, and the Borrower hereby expressly authorizes each Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “Public Side” Lenders or (B) provide the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time to each Lender requesting the same.

(k) Upon the cancellation or retirement of any Loans pursuant to this Section 9.04, (A) the aggregate principal amount (calculated on the face amount thereof) shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired or cancelled and (B) the Applicable Administrative Agent shall record such cancellation or retirement in the Register.

(l) Any Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any Subsidiary of the Borrower through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with the Dutch Auction Procedures of the type described in Section 2.11(a)(ii) or (y) open market purchases on a non-pro rata basis; provided that:

(i) (x) if the assignee is Holdings or a Subsidiary of the Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee is the Borrower (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Term Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Term Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii) each Lender that assigns any Loans to Holdings, the Borrower or any Subsidiary of the Borrower pursuant to clause (y) above shall deliver to the Applicable Administrative Agent and the Borrower a customary Big Boy Letter; and

(iii) purchases of Term Loans pursuant to this subsection (l) may not be funded with the proceeds of Revolving Loans.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 8.01 and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent Parties or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Administrative Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower then due and owing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The applicable Lender shall notify the Borrower and the Applicable Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Notwithstanding the foregoing, no amount setoff from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) Each of the Administrative Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, employees, partners, trustees and agents, including accountants, legal counsel and other experts, agents and advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); provided that unless the Borrower otherwise consents, no such disclosure shall be made by any Administrative Agent, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of any Administrative Agent or any Lender that is a Disqualified Lender, (b) (x) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise to the extent requested or required by any governmental and/or regulatory authority, required by applicable law, rule or regulation or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies or enforcement of any right hereunder; provided that, in the case of clause (x) above, unless specifically prohibited by applicable law or court order, each Lender and each Administrative Agent shall promptly notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or any Administrative Agent be obligated or required to return any materials furnished by Holdings, the Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an acknowledgment and acceptance by the relevant recipient that such Information is being disseminated on a confidential basis (on substantially similar terms to those of this Section or as otherwise reasonably acceptable to the Borrower and the Administrative Agents), to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of the Borrower, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower or (g) to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings. In addition, the Agent Parties and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent Parties and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from Holdings or the Borrower relating to Holdings, the Borrower, any Subsidiary or their business, other than any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION NOT MARKED “PUBLIC,” INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR ANY ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE APPLICABLE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 USA Patriot Act. Each Lender and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

SECTION 9.14 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15 Release of Liens and Guarantees. A Subsidiary Loan Party (other than the Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released upon the consummation of any single transaction or related series of transactions permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Loan Party (including pursuant to a merger with a Subsidiary that is not a Loan Party, becoming an Excluded Subsidiary or a designation as an Unrestricted Subsidiary); provided that no Subsidiary Loan Party shall be released from its obligations under the Loan Documents and no security interest or Lien on the Collateral of or Equity Interest in such Subsidiary Loan Party shall be released if such Subsidiary Loan Party becomes an Excluded Subsidiary solely pursuant to clause (a) of the definition of “Excluded Subsidiary” unless such Subsidiary Loan Party becomes a non-wholly owned Restricted Subsidiary pursuant to a transaction where such Subsidiary Loan Party becomes a bona fide joint venture and the other Person obtaining the Equity Interests in such Subsidiary Loan Party is not an Affiliate of the Loan Parties (other than as a result of such joint venture). (i) Upon any sale as part of or in connection with a Disposition by any Loan Party (other than to Holdings, the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) if any property granted to or held by the Administrative Agents under any Loan Documents is or becomes an Excluded Asset or (iii) upon the effectiveness of any written consent to the release of the Lien or security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such Guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section or in connection with any subordination of its interest as required by Section 8.01, the Administrative Agents shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agents. The Lenders irrevocably authorize the Administrative Agents and the Collateral Agent to release or subordinate any Lien on any property granted to or held by the Administrative Agents or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv) to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agents.

SECTION 9.16 No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agents, the Agent Parties, the Lenders and their respective Affiliates on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agents, the Agent Parties, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17 Permitted Intercreditor Agreements.

(a) Each of the Lenders and the other Secured Parties acknowledges that obligations of the Borrower and the Guarantors under any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Ratio Indebtedness and any Permitted Refinancing of the foregoing may be secured by Liens on assets of the Borrower and the Guarantors that constitute Collateral. Each of the Lenders and the other Secured Parties hereby irrevocably authorizes and directs each of the Administrative Agents and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, (i) from time to time upon the request of the Borrower, in connection with the establishment, incurrence, amendment, refinancing or replacement of any such Indebtedness, any applicable Market Intercreditor Agreement (it being understood that each of the Administrative Agents and the Collateral Agent is hereby authorized and directed to determine the terms and conditions of any such Intercreditor Agreement as contemplated by the definition of the terms “Market Intercreditor Agreement” and “Intercreditor Agreement”), and (ii) any documents relating thereto.

(b) Each of the Lenders and the other Secured Parties hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreements, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against any Administrative Agent or the Collateral Agent as a result of any action taken by such Administrative Agent or the Collateral Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs each of the Administrative Agents and the Collateral Agent to carry out the provisions and intent of each such document.

(c) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agents and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Intercreditor Agreement that the Borrower may from time to time request (i) to give effect to any establishment, incurrence, amendment, extension, renewal, refinancing or replacement of any Incremental Equivalent Debt, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt and any Ratio Indebtedness or (ii) to confirm for any party that such Intercreditor Agreement is effective and binding upon the Administrative Agents or the Collateral Agent, as applicable, on behalf of the Secured Parties.

(d) Each of the Lenders and the other Secured Parties hereby irrevocably further authorizes and directs each of the Administrative Agents and the Collateral Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent, authorization or other action by such Secured Party, any amendments, supplements or other modifications of any Security Document to add or remove any legend that may be required pursuant to any Intercreditor Agreement.

(e) Each of the Administrative Agents and the Collateral Agent shall have the benefit of the provisions of Section 8.01 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of any Intercreditor Agreement to the full extent thereof.

SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.19 Electronic Execution of Assignments and Certain Other Documents; Platform. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, amendments, modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agents, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agents are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Administrative Agent pursuant to procedures approved by it. THE PLATFORM PROVIDED BY THE APPLICABLE ADMINISTRATIVE AGENT IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM.

SECTION 9.20 Other Agents and Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of or otherwise in this Agreement as a “lead arranger,” “joint bookrunner,” “co-documentation agent” or similar term shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such (to the extent such Person is a Lender). Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.22 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent Party and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Applicable Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent Party and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Agent Parties or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related hereto or thereto).

~~[SIGNATURE PAGES FOLLOW]~~

*****

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.~~

~~KOPPERS INC., as the Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~KOPPERS HOLDINGS INC., as Holdings~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~-184-

~~PNC BANK, NATIONAL ASSOCIATION, as the~~
~~Revolving Administrative Agent, the Collateral Agent, a Lender, an L/C Issuer and the Swingline Loan Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~-185-

~~WELLS FARGO BANK, NATIONALASSOCIATION, as the Term Administrative Agent, a Lender and an L/C Issuer~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~-186-

~~[ ], as a Lender and an L/C Issuer~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page to Credit Agreement]~~-187-